SCHEDULE 14C INFORMATION
                Information Statement Pursuant to Section 14 (c)
             of the Securities Exchange Act of 1934 (Amendment No.)
                           Check the appropriate box:

|X|   Preliminary Information Statement     |_|   Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14c-5 (d)(2))
|_|   Definitive Information Statement

                        SIBLING ENTERTAINMENT GROUP, INC.
                  (Name of Registrant As Specified In Charter)

                    ----------------------------------------

Payment of Filing Fee (Check the appropriate box):

|_|   No fee required.

|X|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)    Title of each class of securities to which transaction applies:
            Common

      2)    Aggregate number of securities to which transaction applies:
            33,706,772

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            $0.35/share

      4)    Proposed maximum aggregate value of transaction: $11,797,370.20

      5)    Total fee paid: $2,359.47

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No:

      3)    Filing Party:

      4)    Date Filed:

                 THIS INFORMATION STATEMENT IS BEING PROVIDED TO
                  YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

                              INFORMATION STATEMENT

                        SIBLING ENTERTAINMENT GROUP, INC.
                         511 West 25th Street, Suite 503
                            New York, New York 10001
                                 (212) 414-9600

                                January __, 2007

                               GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.001 per share (the "Common Stock"), of Sibling Entertainment Group, Inc., a New York Corporation (the "Company"), to notify such Stockholders of the following:

      On or about December 12, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 17,918,916 shares representing approximately 57.95% of the 31,143,330 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the Amended Agreement of Acquisition and Plan of Reorganization (the "Amended Agreement") with Sona Development Corp., a Texas corporation ("Sona").

      The Majority Stockholders approved the actions by written consent in lieu of a meeting on December 12, 2006 in accordance with the New York Business Corporation Act. Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions.

      On December 12, 2006, the Board of Directors of the Company approved the Agreement, subject to Stockholder approval. The Majority Stockholders approved the actions by written consent in lieu of a meeting on December 12, 2006 in accordance with the New York Business Corporation Act ("NYBCA"). Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them. The Board of Directors has fixed the close of business on December 12, 2006, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about January ___, 2007 to all Stockholders of record as of the Record Date.

--------------------------------------------------------------------------------

                               SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement regarding the acquisition and may not contain all of the information that is important to you. To understand the acquisition fully, and for a more complete description of the legal terms of the acquisition, you should carefully read this entire proxy statement, including the Agreement of Acquisition and Plan of Reorganization, dated as of June 28, 2006 ("Agreement"), attached hereto as Exhibit 1, and the amendment to the Agreement, dated as of December 12, 2006 ("Amended Agreement") attached hereto as Exhibit 2 (collectively, the Agreement and Amended Agreement shall hereinafter be referred to as the "Agreement").

CONTACT INFORMATION

Sibling Entertainment Group, Inc.
511 West 25th Street, Suite 503
New York, New York 10001
Telephone (212) 414-9600
Attn: Mitchell Maxwell

Sona Development Corp.
2610-1066 West Hastings Street,
Vancouver, British Columbia V6E 3X2 Canada
Telephone (604) 838-9797
Attn: Nora Coccaro

BUSINESS CONDUCTED

Subsidiaries of Sibling Entertainment Group, Inc.

Sibling was incorporated under the laws of the State of New York in 1995. Sibling, through its subsidiaries, is engaged in the finance, development and production of entertainment projects including plays and musicals for the live stage, independent feature films, and other entertainment projects, as well as the management of entertainment based real estate properties. Sibling's strategy includes the coordination of synergetic elements between its subsidiaries to provide optimal development for each project or property. Each subsidiary actively pursues to identify, select, finance, develop and produce one or more unique project or property correlating with the primary activity of that subsidiary.

Sibling is actively engaged in several new theatrical properties including the development of a new musical licensed from and in association with the Red Hat Society, Inc. (a private Nevada Corporation operating internationally with over 1.5 million members). Sibling has also formed a film fund organized to finance two or three independent films. Sibling's theatrical management and theatrical real estate business is engaged in representing outside clients as well as managing theatrical projects and properties.

Sibling's audit expressed doubt as to Sibling's ability to continue as a going concern as a result of continuing net losses resulting in an accumulated deficit of $1,898,886 at June 30, 2006.

Sona Development Corp.

Sona Development Corp ("Sona") was incorporated under the laws of the State of Texas on December 28, 1988 as "Houston Produce Corporation" for the purpose of importing fruit and vegetables from Latin America for sale in the United States. Sona's plan to import fruit and vegetables was subsequently abandoned. On June 24, 1997, Sona changed its name to "Net Masters Consultants, Inc.", as part of a plan to become a global Internet service provider. Plans to create an Internet business were discarded in October of 1999. On November 27, 2002, Sona changed its name to "Sona Development Corp." as part of a corporate restructuring designed to make Sona more attractive to prospective business opportunities. Sona has since been searching for a suitable business opportunity to become part of Sona by acquisition or combination.

THE REORGANIZATION

On or about December 12, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 17,918,916 shares representing approximately 57.95% of the 31,143,330 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the Amended Agreement of Acquisition and Plan of Reorganization (the "Amended Agreement") with Sona Development Corp., a Texas corporation ("Sona").

Agreement of Acquisition and Plan of Reorganization

Upon the terms and subject to the conditions of the Agreement, dated June 28, 2006, as amended December 12, 2006, Sona will issue up to 36,190,085 shares of common stock for all the issued and outstanding shares of the Sibling Subsidiaries on the closing date. Sona will further grant 22,865,324 purchase warrants with terms ranging from 3 to 5 years at exercise prices ranging from $0.275 a share to $1.00 per share.

Under the reorganization, Sona will acquire each of Sibling's four wholly owned subsidiaries: Sibling Theatricals, Inc., Sibling Pictures, Inc., Sibling Music Corp., and Sibling Properties, Inc. The Sibling Subsidiaries own and/or control each of Sibling's respective divisions and operations of live-stage theatrical operations, independent feature films, music, and theatrical real estate.

Closing of the Agreement

Sibling's Shareholders representing a majority of the total shares issued and outstanding have approved the Agreement.

If  the   acquisition  of  the  Sibling   Subsidiaries  is  approved  by  Sona's
stockholders, the closing of the Agreement may take place on February 9, 2007, at the offices of Sona, following their Special Meeting.

Conditions Precedent to the Agreement

The closing of the Agreement depends on the satisfaction or waiver of a number of conditions, including:

o Sibling's stockholder approval of the Agreement;

o Sona's stockholder approval of the Agreement;

o the receipt and provision of closing documentation and securities on the closing date;

o Sona's stockholder approval of Proposal 1 in its 14A Information Statement to change its name and Proposal 3 in its 14A Information Statement to elect individuals to its board of directors; and

o the resignation of Nora Coccaro, Sona's sole officer and director, on the closing of the Agreement.

Representations and Warranties within the Agreement

Sibling and Sona represent and warrant a number of conditions within the Agreement, including the following:

o all of the parties have the requisite authority to execute the Agreement;

o no parties have any legal conflicts;

o the parties are in compliance with their Commission filings; and

o Sibling and Sona will go about their business in an ordinary fashion until the closing of the Agreement.

Interests of Our Executive Officer and Directors in the Agreement

Sibling's officers own the following shares in its stock:

Mitchell Maxwell, Chief Executive Officer and Director, owns 2,220,000 shares. James S. Cardwell, Chief Financial Officer and Director, owns 1,060,000 shares. Richard Bernstein, Director owns 540,418 shares. Victoria Maxwell, Vice President and Director, owns 2,116,494 shares.

Change of Control

Following the closing of the Agreement, Sona's present stockholders' shares of common stock will be diluted by the issuance of up to 36,190,085 shares of common stock and the grant of 22,865,324 purchase warrants, which issuance and grant will constitute a change of control in ownership. If all of the warrants are executed, the acquisition will result in a dilution of approximately 83% to existing stockholders. Additionally, the closing of the Agreement will cause the election of new directors and the appointment of new officers to manage Sona, which additions will constitute a change in control of Sona's management.

The Consideration Offered to Stockholders and Distribution of Sona Shares to Sibling Shareholders

In exchange for all of the issued and outstanding shares of Sibling's wholly-owned subsidiaries, Sona shall issue shares of Sona's common stock and warrants to purchase shares of Sona's common stock to Sibling pursuant to an exemption from registration under Section 4(2) of the 1933 Securities Act. Such shares will be restricted in accordance with Rule 144 of the 1933 Securities Act. Sona's shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares did not involve a public offering due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering, and number of shares offered.

As a result of the acquisition, Sibling's wholly-owned subsidiaries will become wholly-owned subsidiaries of Sona. After the acquisition closes, Sibling will hold approximately 83% of the issued and outstanding shares of Sona on a fully-diluted basis. After the acquisition closes, Sibling then intends to pro rata distribute to its shareholders of record as of December 12, 2006, all of the outstanding shares of Sona held by Sibling (83% of the issued and outstanding shares of Sona on a fully-diluted basis) in the form of a liquidating distribution or a dividend. At some point in time thereafter, Sona intends to file an SB-2 registration statement to register such shares that were distributed to the Sibling shareholders pro-rata.

The Reasons for Engaging in the Agreement

Sibling Entertainment Group's Management is intent on obtaining stockholder approval to reorganize the Sibling Subsidiaries with Sona for the purpose of creating stockholder value. The board of directors believes that the transaction will increase shareholder value because the transaction will enable Sibling to obtain greater access to capital markets to further its growth and ability to pursue future acquisitions, strategic alliances and project development by allowing Sibling to increase its potential shareholder and capital base. Specifically, by undertaking this transaction, our shareholders will hold shares in a company that is quoted on the OTC Bulletin Board. Based on this, Sibling does not need to have a registered broker-dealer file a Form 211 to have its shares of common stock quoted on the OTC Bulletin Board.

After the Company became current in its filings, its Board of Directors considered all of its options including the direct route of having an NASD registered broker-dealer submit a Form 211 to the NASD to obtain a quotation on the OTCBB. It also compared the process of filing and approving a Form 211 with a reverse merger/acquisition with a publicly traded company. While the Company was reviewing its options, it was approached by Sona. After careful consideration, it was believed that the best route and the most expeditious method to proceed with was a transaction with Sona versus having an NASD registered broker-dealer file a Form 211. Therefore, the Company never filed a Form 211 with the NASD. Initially, it was believed that the Form 211 may take an extensive period of time and the transaction with Sona would only take a matter of weeks. More importantly, the transaction with Sona was beneficial to the Company because it did not entail the payment of any monetary amount. It was a transaction where the Company had to allow the present Sona shareholders to retain their shares only. The Company's chosen route to undertake the transaction with Sona was delayed as a result of Sibling's triennial review by the SEC. Currently, the Company believes that the best route to becoming a "publicly traded" company in a timely manner would be to conclude its transaction with Sona.

Sibling's Present Financings

Sibling is currently active in its Series F Private Placement offering of a maximum of $1,999,999.40. At the time of this filing, Sibling has raised $1,492,802.00 and expects the remaining $507,197.40 to be raised prior to the closing of its merger with Sona.

Sibling has reserved the right and intends to offer and issue a new debenture for up to $250,000 prior to the closing of its merger with Sona allowing the debenture holder to convert the principal of the debenture into 714,286 shares of Sona's common stock and upon conversion the issuance of stock purchase warrants for the purchase of 357,143 shares at $0.75 and 357,143 shares at $1.00 for a period of 5 years.

Sibling also seeks to raise $3,000,000 through non-convertible debt to be used towards the development of projects, working capital and other prospective acquisitions.

The Vote Required for Approval Of the Agreement

The Majority Stockholders of Sibling approved the actions by written consent in lieu of a meeting on December 12, 2006 in accordance with the New York Business Corporation Act. Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions.

Material Differences in the Rights of Security Holders as a Result of the Agreement

There will be no material differences in the rights of security holders as a result of the acquisition.

Accounting Treatment of the Agreement

The   acquisition   will  be  accounted   for  as  a  reverse   acquisition   or
recapitalization of the Corporation, in accordance with U.S. generally accepted accounting principles.

REGULATORY APPROVALS

No material federal or state regulatory requirements must be complied with or approvals obtained in connection with this transaction.

REPORTS, OPINIONS, APPRAISALS

Sibling's Board of Directors has received no reports, opinions, or appraisals with regard to the transaction.

PAST CONTRACTS, TRANSACTIONS OR NEGOTIATIONS

Red Hat Agreement

On Monday, January 9, 2006, Sibling Entertainment Group, Inc. (the "Company") entered into a Grant of Rights and License Agreement (the "Rights Agreement") with the Red Hat Society, Inc., a Nevada Corporation with offices located at 451 South Acadia Avenue, Fullerton, CA 92831 ("RHS").

RHS is a corporation formed to support women "of a certain age" and to enhance the enjoyment of their lives. RHS owns, without restriction the rights to exploit its concept and the various elements thereof that are of a unique and protective nature (collectively the "Red Hat Rights").

Pursuant to the terms of the Rights Agreement, the Company, as a theatrical producer engaged in the business of producing plays, acquired from the RHS, subject to the Company's exercise of its options and payment of the amounts specified in the Rights Agreement, certain rights including (i) dramatization rights in order to have a musical play adaptation based on the Red Hat Rights,
(ii) theatrical production rights, (iii) limited audio-visual rights, (iv) certain Merchandising and Subsidiary Rights Income participation, and (v) rights to create and exploit sequels.

Consulting Agreement with Moneta Capital Advisors

On May 8, 2006 the Company entered into an Addendum to the Advisory Services Agreement dated November 4, 2005 with Moneta Capital Advisors ("Moneta") , constituting a single integrated written agreement, when read with the Master Consulting Agreement, whereby the Company shall deliver to Moneta a five (5) year warrant to purchase an aggregate of up to five million (5,000,000) shares of the Company's common stock, $0.001 par value per share at an exercise price equal to $0.275 per share contingent upon the successful merger or the acquisition of the Company by Sona Development Corp. and on the further condition that Moneta provide the additional services from the Master Consulting Agreement, including additional introductions, strategic advice and recommendations as may be necessary for the successful merger of the acquisition of the Company by Sona Development Corp.

Letter of Intent with Dick Foster Productions

On May 31, 2006, the Company executed a letter of intent to acquire 80% of Dick Foster Productions, Inc. ("DFP") and Creative Productions, Inc. ("CPI"), whereby we have the option to purchase eighty (80%) percent of the issued and outstanding stock of Dick Foster Productions, Inc. equally from DFP's only two shareholders, Dick Foster and Lynne Foster, subject to a definitive acquisition agreement to be negotiated and executed by the parties. Prior to the closing date, DFP shall acquire 100% of the issued and outstanding stock of CPI. Under the terms stated in the letter of intent, we shall pay a total of Seven Million Two Hundred Thousand ($7.2 million) dollars less any deposits previously paid. Dick Foster, Lynne Foster and David Gravatt shall be given employment agreements upon the closing that shall include health insurance, automobile leases, and salary for each employee.

Consulting Agreement with Venture Catalyst

The Company entered into an agreement with Venture Catalyst, LLC on December 1, 2006, to provide a variety of corporate services including introducing the Company to third party marketing companies, investment bankers and other corporate promotion companies in exchange for restricted Common Stock in the amount of 25,000 shares each month during for 12 months plus $6,250 per month. The contract covers the period December 1, 2006 to November 1, 2007.

Negotiations with Harrah's Entertainment, Inc.

The ongoing negotiations with Harrah's Entertainment, Inc. and one or more of its properties ("Harrah's") including Harrah's New Orleans to open additional companies of HATS! beginning in January 2007 in New Orleans and other participation in licensing rights of the trademarks associated with HATS! and the selling of HATS! merchandise throughout Harrah's.

Negotiations for "Dean and Me"

The Company is in ongoing negotiations with the world-renowned comedian and entertainer Jerry Lewis for the development of a new musical based upon his book "DEAN & ME," a story of his life with Dean Martin. The Company has paid deposits of totaling $100,000 towards the purchase of the rights to develop and produce the musical.

                            PRO FORMA FINANCIAL DATA

The following is a summary of unaudited, pro forma, consolidated, financial data as of September 30, 2006 and December 31, 2005 for Sibling and Sona. The pro forma balance sheet is presented as if the reorganization of the Sibling Subsidiaries with Sona had occurred on September 30, 2006 and the pro forma statement of operations data is presented as if the reorganization of the Sibling Subsidiaries with Sona had occurred on September 30, 2006 and on December 31, 2005. The pro forma financial data is presented for informational purposes and is not necessarily indicative of either the future results of operations or the results of operations that would have occurred if the acquisition had been consummated on any date. You should read the following pro forma financial data along with other financial information contained elsewhere in this proxy statement.

                     SONA DEVELOPMENT CORP. AND SUBSIDIARIES
                        Combined Pro Forma Balance Sheet

                                                                  Sibling
                                            Sona Development   Entertainment
                                                  Corp.         Group, Inc.
                                             (A Development    (A Development
                                             Stage Company)    Stage Company)
                                              For the Nine      For the Nine
                                              Months Ending     Months Ending      Pro Forma
                                              September 30,     September 30,     Adjustments         Pro Forma
                                                  2006              2006            Increase          Combined
                                               (Unaudited)       (Unaudited)       (Decrease)        (Unaudited)
                                            ----------------   --------------     ------------      ------------
                                                          ASSETS

CURRENT ASSETS
   Cash                                                152           150,742                             150,894
   Due from related parties                                          128,701                             128,701
   Advances and prepaids                                              23,685                              23,685
   Loans receivable - related party                                  132,800                             132,800
   Other receivables                                                  20,658                              20,658
                                              ------------      ------------                        ------------

TOTAL CURRENT ASSETS                                   152           456,586                             456,738

FIXED ASSETS
   Computer equipment, net of
   accumulated depreciation                                            5,368                               5,368
                                              ------------      ------------                        ------------

TOTAL FIXED ASSETS                                                     5,368                               5,368
                                              ------------      ------------                        ------------

OTHER ASSETS
   Goodwill                                                        2,779,624                           2,779,624
   Deposits                                                          309,920                             309,920
   Recoupable advances                                                48,333                              48,333
   Production development costs                                      474,491                             474,491
   Investment in related companies                                   105,183                             105,183
   Other investments                                     1            88,350                              88,351
   Options purchased                                                  63,000                              63,000
                                              ------------      ------------                        ------------

TOTAL OTHER ASSETS                                                 3,868,901                           3,868,901
                                              ------------      ------------                        ------------

TOTAL ASSETS                                           153         4,330,855                           4,331,008
                                              ============      ============                        ============

The accompanying notes are an integral part of the financial statements.

                     SONA DEVELOPMENT CORP. AND SUBSIDIARIES
                        Combined Pro Forma Balance Sheet

                                                                      Sibling
                                                Sona Development   Entertainment
                                                      Corp.          Group, Inc.

                                                 (A Development    (A Development
                                                 Stage Company)    Stage Company)

                                                  For the Nine      For the Nine
                                                  Months Ending     Months Ending        Pro Forma
                                                  September 30,     September 30,       Adjustments         Pro Forma
                                                      2006              2006              Increase          Combined
                                                  (Unaudited)       (Unaudited)          (Decrease)        (Unaudited)
                                                  ------------      ------------        ------------      ------------
                                               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                     21,190           280,576                               301,766
   Accrued expenses                                                       40,350                                40,350
   Income taxes payable                                                    3,409                                 3,409
   Due to related parties                              157,306                                                 157,306
   Short term loans payable                                               50,000                                50,000
                                                  ------------      ------------                          ------------

TOTAL CURRENT LIABILITIES                                                374,335                               374,335
                                                  ------------      ------------                          ------------

LONG-TERM LIABILITIES
   Loan payable - related party                                            5,000                                 5,000
   Long term convertible debentures,
   net of debt discount                                                  610,055                               610,055
                                                  ------------      ------------                          ------------

TOTAL LIABILITIES                                      178,496           989,390                             1,167,886
                                                  ============      ============                          ============

EQUITY
   Common stock $0.0001 par value;
   100,000,000 authorized shares;
   41,272,251 shares issued and outstanding              1,197            29,296(a)          (26,366)            4,127
   Additional paid in capital - warrants                                 170,729                               170,729
   Additional paid in capital                        2,860,905         5,987,140(a)           26,366         8,874,411
   Accumulated deficit                                                  (248,300)                             (248,300)
   Deficit accumulated during
   development stage                                (3,040,445)       (2,597,400)                           (5,637,845)

TOTAL EQUITY                                          (178,343)        3,341,465                             3,163,122

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 153         4,330,855                             4,331,008

The accompanying notes are an integral part of the financial statements.

                     SONA DEVELOPMENT CORP. AND SUBSIDIARIES
                   Combined Pro Forma Statements of Operations

                                                                           Sibling
                                                          Sona          Entertainment
                                                    Development Corp.    Group, Inc.
                                                     (A Development     (A Development
                                                     Stage Company)     Stage Company)

                                                      For the Nine       For the Nine
                                                      Months Ending      Months Ending       Pro Forma
                                                      September 30,      September 30,      Adjustments        Pro Forma
                                                          2006               2006             Increase         Combined
                                                       (Unaudited)        (Unaudited)        (Decrease)       (Unaudited)
                                                    -----------------   --------------      ------------      ------------
REVENUES
   Revenue - related companies
   Consulting fee income - related company                                     79,298                               79,298
   Executive producer fees - related company                                       --                                   --
                                                      ------------       ------------                         ------------

TOTAL REVENUES                                                                 79,298                               79,298

EXPENSES
   General and administrative :
     Professional fees                                                        527,459                              527,459
     Management fees - related company                                         19,600                               19,600
     Other                                                 427,826            703,134                            1,130,960

PRODUCTION EXPENSES                                                           375,028                              375,028

                                                      ------------       ------------                         ------------
OPERATING LOSS                                            (427,826)        (1,545,923)                          (1,973,749)

   Other Income (Expense)                                       --                 --                                   --
   Interest Income (Expense)                                    --             (3,651)                              (3,651)
   Impairment of investment - related company                   --           (233,621)                            (233,621)
   Equity loss on investment - related company                  --             (2,702)                              (2,702)
   Write down of promissory notes                          (50,000)                --                              (50,000)
                                                      ------------       ------------                         ------------

NET LOSS BEFORE INCOME TAXES                              (477,826)        (1,785,897)                          (2,263,723)

TAXES                                                           --              4,595                                4,595
                                                      ------------       ------------                         ------------

NET LOSS                                                  (477,826)        (1,790,492)                          (2,268,318)
                                                      ============       ============                         ============

The accompanying notes are an integral part of the financial statements.

                                                                                           Pro Forma
                                                    For the Year       For the Year       adjustments        Pro Forma
                                                   Ending December     December 31,         Increase         Combined
                                                      31, 2005             2005            (Decrease)       (Unaudited)
                                                   ---------------     ------------       ------------      ------------
REVENUES
   Revenue - related companies
   Consulting fee income - related company                    --             90,375                               90,375
   Executive producer fees - related company                  --             50,000                               50,000
                                                    ------------       ------------                         ------------

TOTAL REVENUES                                                --            140,375                              140,375
                                                    ------------       ------------                         ------------

EXPENSES
   General and administrative :
   Professional fees                                          --            219,709            498,577           718,286
   Management fees - related company                          --            184,296                              184,296
   Other                                                 182,256            201,825                              384,081

PRODUCTION EXPENSES                                           --             34,661                               34,661
                                                    ------------       ------------                         ------------

OPERATING LOSS                                          (182,256)          (500,116)                          (1,180,949)

   Other Income (Expense)                                     --                 --                                   --
   Interest Income (Expense)                                  --                800                                  800
   Impairment of investment - related company                 --                 --                                   --
   Equity loss on investment - related company                --                 --                                   --

   Write down of promissory notes                       (225,000)                --                             (225,000)
                                                    ------------       ------------                         ------------

NET LOSS BEFORE INCOME TAXES                            (407,256)          (499,316)                          (1,405,149)
                                                    ------------       ------------                         ------------

TAXES                                                         --                806                                4,595
                                                    ------------       ------------                         ------------

NET LOSS                                                (407,256)          (500,122)                          (1,409,744)
                                                    ============       ============                         ============

                     Sona Development Corp. and Subsidiaries
              Notes to Pro Forma Consolidated Financial Statements
                  For the Nine Months Ending September 30, 2006

NOTE-1 - Summary of Transaction

      On June 28, 2006, the Company signed and publicly announced a definitive Agreement of Acquisition and Plan of Reorganization as a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code between Sona Development Corp ("Sona") and Sibling Entertainment Group, Inc. ("Sibling") further amended on December 12, 2006 for Sona to purchase Sibling's subsidiaries and all other assets and liabilities of the Sibling including outstanding convertible debentures and Sona will issue to Sibling up to 36,190,085 shares of common stock for all outstanding shares of Sibling and Sona will issue stock purchase warrants allowing warrant holders to purchase an additional 22,865,324 shares of common stock.

      At the time of this filing, Sibling has an active private offering and if fully subscribed at the before the closing of this transaction, the anticipated shares outstanding at the time of closing of 33,706,772. The acquisition is currently valued at $0.35 per share, or $11,797,370.20.

      The shares of Sona would be distributed to Sibling and subsequently to the shareholders of Sibling pursuant to a registration of Sona's stock. The convertible debentures owed by Sibling would be debt in Sona. This transaction provides for the acquisition of the following Sibling subsidiaries:

Subsidiary                                        State of Incorporation
----------                                        ----------------------

Sibling Music Corp.                               Delaware
Sibling Pictures, Inc.                            Delaware
Reel Love on Film LLC                             New York
(subsidiary of Sibling Pictures, Inc.)
Reel Productions, Inc.                            New York
(subsidiary of Sibling Pictures, Inc.)
Sibling Theatricals, Inc.                         Delaware
Hats Holdings, Inc.                               Delaware
(subsidiary of Sibling Theatricals, Inc.)
HATS Denver LLC                                   Delaware
(subsidiary of Hats Holdings, Inc.)
Sibling Properties, Inc.                          Delaware

      This transaction will make Sibling become a wholly owned subsidiary of Sona, and is accounted for on the purchase method of accounting using generally accepted accounting principles. .

NOTE-2 - Management Assumptions

      The pro forma consolidated balance sheet and statements of operations assumes that the entities were together as of September 30, 2006.

      The pro forma consolidated balance sheet assumes: (a) the issuance of the 29,295,546 shares outstanding as of September 30, 2006 with an adjustment between Sibling's $0.001 par value and Sona's $0.0001 par value.

There are no pro-forma adjustments for the statement of operations.

                        RISKS RELATING TO THE CORPORATION
                 AND THE ACQUISITION OF THE SIBLING SUBSIDIARIES

We have had losses, and we cannot assure future profitability. We have reported operating losses for fiscal years 2004, 2005 and 2006. We cannot assure you we will operate profitably, and if we cannot, we may not be able to meet our working capital requirements, capital expenditure plans, anticipated production slate or other cash needs. Our inability to meet those needs could have a material adverse effect on our business, results of operations and financial conditions.

Dependence on Mitchell Maxwell, Victoria Maxwell, Richard Bernstein and James Cardwell. We depend, and expect to continue to depend, on the services provided by Mitchell Maxwell, Victoria Maxwell, Richard Bernstein and James Cardwell, our directors and principal executives. Virtually all of the significant decisions concerning the conduct of our business, including the properties and rights to be developed or acquired and the financing, production and distribution of any theatrical motion pictures, Broadway or Off-Broadway production, real estate acquisition, or other projects are, and are expected to continue to be, made by Mitchell Maxwell, Victoria Maxwell, Richard Bernstein and James Cardwell. The loss of their services or a dispute among them could have a material adverse effect on our business. Presently, we do not have any employment agreement with any of Messrs. Maxwell, Bernstein and Cardwell or Ms. Maxwell

Control of Company. Our six largest shareholders own 14,298,328 shares, approximately 44.94% of our existing issued and outstanding stock as of January 16, 2007. We are not aware of any agreement between any of the shareholders as to the voting of these shares in connection with our business operations. These shareholders nevertheless have the voting power to control our affairs.

Dependence on a Limited Number of Changing Projects. We anticipate that, initially, we will be dependent on a limited number of entertainment projects and theatres under management that will change from period to period, for a substantial percentage of our revenues. The change in projects from period to period will principally be due to the opportunities available from time to time to us and to audience response to our entertainment product, both of which are unpredictable and subject to change. In addition, the loss of a major project in any period would have an adverse effect on our results of operations in that period.

Development of New Programs. Our results of operations will largely depend on our having adequate access to literary rights, plays, musicals, film scripts that are capable of being produced or acquired and successfully marketed. Such accessibility is dependent upon numerous factors, including our reputation and credibility in the creative community, the relationships we have in the entertainment industry and our financial and other resources. There can be no assurance that we will have adequate access to sources of programs or that our efforts in developing or acquiring new programs will be successful. If we are unable to successfully market new programs where we have funded development costs, we will be subject to realizing a loss on such projects.

Intense Industry Competition. The live theatre and motion picture industries are intensely competitive and speculative. We compete with the major theatrical producers, theatre owners, major motion picture studios and with numerous independent producers of both theatre and feature film production, many of which are producing an increasing number of theatrical productions and feature films. Most of our principal competitors have greater financial, distribution, technical and creative resources and are better established in the industry. We also compete for interest and acceptance of our entertainment product by the public. Audience appeal depends upon a variety of changing factors that cannot be reliably predicted and over which we have little if any control.

No Dividends. We have never paid any cash dividends on our shares of common stock and have no present intention of paying any cash dividends. We intend to retain any earnings in the foreseeable future to finance our growth and development.

Risk of Dilution. Offerings of indeterminate amounts of common stock and other securities may be made in the future, which may cause dilution for those persons who convert debenture securities into common stock or purchase shares of common stock. If we were to conduct a future offering or offerings, such offerings may result in dilution to existing shareholders or to persons who exercise their right to convert debentures into common stock and purchase shares of common stock. Any decision in the future to issue additional shares will be made by our Board of Directors in the exercise of our business judgment and our shareholders at such time may not have the opportunity to approve or disapprove of any such issuance or the terms thereof. Further, we may establish one or more employee stock option plans that may also result in dilution to existing shareholders and to debenture holders with rights of conversion into common stock.

Nature of the Business. Our primary business is the production and sub-licensing of the rights we presently own or will acquire in the future to certain live theatrical properties and independent feature films. The development and production of independent feature films and live entertainment properties often results in a risk of loss of investment capital that is especially high in comparison with the prospects for any significant long-term profitability.

Other Activities of Our Officers and Directors. From time to time certain of our directors and executive officers may serve as directors or executive officers of other companies and, to the extent that such other companies may participate in the industries in which we may participate, such directors may have a conflict of interest. In addition, our dependence on directors and officers who devote time to other business interests may create conflicts of interest. The fiduciary obligations of an individual to the other company may conflict with the individual's fiduciary obligations to us and vice versa.

Directors and officers must exercise their judgment to resolve all conflicts of interest in a manner consistent with their fiduciary duties to us. In the event that a conflict of interest arises at a meeting of the directors, a director who has such a conflict will abstain from voting for or against approval of such situation and/or terms. In appropriate cases, we will establish a special committee of independent directors to review a matter in which any directors, or management, may have a conflict. We are not aware of the existence of any conflict of interest as described herein. To date we have not been able to attract independent directors to serve on our board.

We face substantial capital requirements and financial risks. Our business requires a substantial investment of capital. The production, acquisition and distribution of motion pictures and live theatre productions require a significant amount of capital. A significant amount of time may elapse between our expenditure of funds and the receipt of commercial revenues from or government contributions to our motion pictures or television programs. This time lapse requires us to fund a significant portion of our capital requirements from other sources.

Requirement for Additional Capital. Our business plan is completely dependent upon our ability to obtain the required financing. There can be no assurance that we will be successful in accessing sufficient external capital. Without the capital to acquire and promote a new business activity that generates profitability and investor interest, our future prospects may be adversely affected.

Accounting practices used in our industry may accentuate fluctuations in operating results. In addition to the cyclical nature of the entertainment industry, our accounting practices (which are standard for the industry) may accentuate fluctuations in our operating results.

Failure to manage future growth may adversely affect our business. Our ability to grow through acquisitions, business combinations and joint ventures, to maintain and expand our development, production and distribution of motion pictures and live theatre productions and to fund our operating expenses depends upon our ability to obtain funds through equity financing, debt financing (including credit facilities) or the sale or syndication of some or all of our interests in certain projects or other assets. If we do not have access to such financing arrangements, and if other funding does not become available on terms acceptable to us, there could be a material adverse effect on our business, results of operations or financial condition.

We are subject to risks associated with acquisitions and joint ventures. We have made or entered into, and will continue to pursue, various acquisitions, business combinations and joint ventures intended to complement or expand our business. Given that discussions or activities relating to possible acquisitions range from private negotiations to participation in open bid processes, the timing of any such acquisition is uncertain. Although from time to time we actively engage in discussions and activities with respect to possible acquisitions and investments, we have no present agreements or understandings to enter into any such material transaction. Any indebtedness incurred or assumed in any such transaction may or may not increase our leverage relative to our earnings before interest, provisions for income taxes, amortization, minority interests, gain on dilution of investment in subsidiary and discounted operation, or EBIDTA, or relative to our equity capitalization, and any equity issued may or may not be at prices dilutive to our then existing shareholders. We may encounter difficulties in integrating acquired assets with our operations. Furthermore, we may not realize the benefits we anticipated when we entered into these transactions. In addition, the negotiation of potential acquisitions, business combinations or joint ventures as well as the integration of an acquired business could require us to incur significant costs and cause diversion of management's time and resources. Future acquisitions by us could also result in:

o     impairment of goodwill and other intangibles;

o     development write-offs; and

o     other acquisition-related expenses.

Any of the foregoing could have a material adverse effect on our business, results of operations or financial condition.

Protecting and defending against intellectual property claims may have a material adverse effect on our business. Our ability to compete depends, in part, upon successful protection of our intellectual property. We do not have the financial resources to protect our rights to the same extent as major studios. We attempt to protect proprietary and intellectual property rights to our productions through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries. We also distribute our products in other countries in which there is no copyright and trademark protection. As a result, it may be possible for unauthorized third parties to copy and distribute our productions or certain portions or applications of our intended productions, which could have a material adverse effect on our business, results of operations or financial condition.

Litigation may also be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and the diversion of resources and could have a material adverse effect on our business, results of operations or financial condition. We cannot assure you that infringement or invalidity claims will not materially adversely affect our business, results of operations or financial condition. Regardless of the validity or the success of the assertion of these claims, we could incur significant costs and diversion of resources in enforcing our intellectual property rights or in defending against such claims, which could have a material adverse effect on our business, results of operations or financial condition.

The acquisition will result in dilution to our current stockholders which will decrease voting power and ownership percentages. The issuance of shares of our capital stock in the acquisition will dilute the voting power and ownership percentage of our existing stockholders.

We may not realize the anticipated benefits from the acquisition which could cause our stock price to decline. We may not achieve the benefits we are seeking in the reorganization. Sibling's Subsidiaries may not be successful in their respective entertainment industry efforts. As a result, our operations and financial results may be less rewarding than anticipated, which may cause the market price of the reorganized company's common stock to decline.

                               THE REORGANIZATION

Agreement of Acquisition and Plan of Reorganization

Upon the terms and subject to the conditions of the Reorganization, dated June 28, 2006, as amended December 12, 2006, Sona will issue up to 36,190,085 shares of common stock for all the issued and outstanding shares of the Sibling Subsidiaries on the closing date. Sona will further grant 22,865,324 purchase warrants with terms ranging from 3 to 5 years at exercise prices ranging from $0.275 a share to $1.00 per share.

Under the reorganization, Sona will acquire each of Sibling's four wholly owned subsidiaries: Sibling Theatricals, Inc., Sibling Pictures, Inc., Sibling Music Corp., and Sibling Properties, Inc. The Sibling Subsidiaries own and/or control each of Sibling's respective divisions and operations of live-stage theatrical operations, independent feature films, music, and theatrical real estate.

Closing of the Agreement

Sibling's Shareholders representing a majority of the total shares issued and outstanding have approved the reorganization.

If  the   acquisition  of  the  Sibling   Subsidiaries  is  approved  by  Sona's
stockholders, the closing of the Agreement may take place on February 9, 2007, at the offices of Sona, following their Special Meeting.

Conditions Precedent to the Agreement

The closing of the Agreement depends on the satisfaction or waiver of a number of conditions, including:

o Sibling's stockholder approval of the Agreement;

o Sona's stockholder approval of the Agreement;

o the receipt and provision of closing documentation and securities on the closing date;

o Sona's stockholder approval to change its name and to elect individuals to its board of directors; and

o the resignation of Nora Coccaro, Sona's sole officer and director, on the closing of the Agreement.

Representations and Warranties within the Agreement

Sibling and Sona represent and warrant a number of conditions within the Agreement, including the following:

o all of the parties have the requisite authority to execute the Agreement;

o no parties have any legal conflicts;

o the parties are in compliance with their Commission filings; and

o Sibling and Sona will go about their business in an ordinary fashion until the closing of the Agreement.

                              REGULATORY APPROVALS

No material federal or state regulatory requirements must be complied with or approvals obtained in connection with this transaction.

                          REPORTS, OPINIONS, APPRAISALS

Sona's Board of Directors has received no reports, opinions, or appraisals with regard to the transaction.

                        SIBLING ENTERTAINMENT GROUP, INC.

Sibling Entertainment Group, Inc. ("SEGI") was organized under the laws of the State of New York in September 1995. In 1997, we acquired Maxwell Entertainment, Inc. ("MEI") from Mitchell Maxwell and Victoria Maxwell and originally engaged in the development and production of entertainment properties including plays, musicals for the live stage, independent feature films and other entertainment projects. In November 1999, we formed the AM Films division coincident with acquiring the broadband distribution rights to a motion picture library from Dream, LLC ("Dream") and began to reduce our interest in and pursuit of the development and production of plays, musicals and films. Later, we solely focused on the pursuit and distribution of motion pictures primarily over the Internet. This decision and refocus of our operational plans away from production of live stage properties and independent feature films led to Mitchell Maxwell's and Victoria Maxwell's resignation as officers and directors.

This change ultimately led to a change in our management and control in October 2003 and a return to our original core operational plan to pursue the finance and production of live-stage theatrical, independent feature films and theatrical real estate and related synergetic businesses. The change of control included the return of our executive officers and director, Mitchell Maxwell, President ("MM") and Victoria Maxwell, Vice President ("VM") along with James Cardwell, CFO ("JC"). MM, VM and JC were and continued to be officers and directors of Sibling Entertainment, Inc., ("SEI") a private company engaged in similar business activities. This close association resulted in our relocation of corporate offices and the sharing of office overhead costs including the costs and compensation of its officers and staff with SEI (see Related Party Activities).

On December 22, 2004, we entered into a non binding letter of intent to acquire SEI which later expired on March 31, 2005 and any further intent to acquire SEI was abandoned, but SEGI and SEI continued to share corporate locations and overheads and pursue their respective projects, properties and similar business operations.

On June 17, 2005 we entered into a share exchange agreement with Sibling Pictures, Inc. ("SPI"), and all of the shareholders to acquire all of the issued and outstanding shares of SPI in consideration of the issuance of an aggregate of 10,785,000, shares of the Company's common stock on a basis of 60,000 Company shares for each share of SPI. Our acquisition of SPI also included its subsidiaries, Sibling Pictures Fund, LLC ("SPFLLC"), Reel Love on Film LLC ("RLFLLC") and Reel Love Productions, Inc., ("RLPI"). As a result of the acquisition, the Company recognized goodwill of $2,779,624, based on the excess of the fair value of the shares issued over the fair values of the assets and liabilities acquired. The exchange of 10,785,000 shares was determined by management based on its assessment of the net present value of projected cash flows of SPI, which exceed the value of the recorded goodwill at June 30, 2005. Further detail concerning the associations these entities have among one another follows in the points below:

      o SPI was originally organized on May 18, 2004 by SEI along with MM, VM, JC and others, At the same time, SPI formed SPFLLC, a wholly owned subsidiary, a Delaware corporation, as the investment vehicle to finance and fund two or three independent films to be produced by SPI.

      o On June 1, 2005, SEI transferred all outstanding shares and interest in RLFLLC and its managing member, RLPI formed to develop, finance and produce the film "Reel Love", to SPI.

      o Prior to our acquisition of SPI, we were contracted by SPI to provide consulting services in exchange for fees for services in the formation of SPFLL and the related negotiations with Turner and related ongoing matters.

On January 17, 2006, entered into employment contracts with MM, VM and JC (the "Executive Employees") for a term of three (3) years.

      o Each agreement allows the Executive Employee's ongoing position and association with SEI, except that each Executive Officer may not devote over ten (10%) percent of their professional working hours to SEI and SEI will not actively pursue, acquire the additional rights to any new entertainment projects that is deemed competitive with the business of Sibling, except for passive investment interests, limited partnership or limited liability membership interests.

      o These agreements also reflected each Executive Employee's position as a member of the Board of Directors of Denver Civic Theatre, Inc. (a Colorado Charitable Non-Profit Organization).

      o     The  agreements   also  reflected  MM's  ownership  and  control  of
            Zachwell, Ltd. and Zia, Ltd and VM's ownership and control of Victoria Maxwell Consulting, Inc. and their continued right to own these companies that may hold investments and/or other financial

      o arrangements, including but not limited to, royalties, net profits, fees or other arrangements for work, services or investments made in productions organized and financed prior to their engagement with the Company.

The Sibling Subsidiaries are as follows:

      -------------------------------------------------------------------------------------
                   Subsidiary                        State of              Date of
                                                   Incorporation          Formation
      -------------------------------------------------------------------------------------
      Sibling Music Corp.                             Delaware           June 9, 2006

      Sibling Pictures, Inc.                          Delaware           May 18, 2004

      Reel Love on Film LLC                           New York          October 8, 2002
      (subsidiary of Sibling Pictures, Inc.)

      Reel Productions, Inc.                          New York          October 8, 2002
      (subsidiary of Sibling Pictures, Inc.)

      Sibling Theatricals, Inc.                       Delaware           June 9, 2006

      HATS! Holding, Inc.                             Delaware           June 9, 2006
      (subsidiary of Sibling Theatricals, Inc.)

      Sibling Properties, Inc.                        Delaware           June 9, 2006

Current Operations

We currently engage in the following:

The purchase and exploitation of literary rights as well as investments in the production of both film and live-stage properties including the following::

      o "HATS! - A Musical for the Rest of Your Life" ("HATS!") based upon the women and spirit of Red Hat Society, Inc. ("RHS") opened in Denver, Colorado at the New Denver Civic Theatre on October 7, 2006 through an exclusive license with the RHS to develop and produce HATS! including sequels and future home video, pay-per-view events and DVD recordings.

      o the ongoing negotiations to acquire Dick Foster Productions ("DFP"), an entertainment production company located in Las Vegas, NV. The Company entered into a Letter of Intent to acquire DFP on

      o the ongoing negotiations with Harrah's Entertainment, Inc. and one or more of its properties ("Harrah's") including Harrah's New Orleans to open additional companies of HATS! beginning in January 2007 in New Orleans and other participation in licensing rights of the trademarks associated with HATS! and the selling of HATS! merchandise throughout Harrah's.

      o the ongoing negotiations with Bernstein Entertainment, Inc. ("BEI") to acquire the intellectual properties, label imprint (Finer Arts Records and TransWorld Records, Bernstein Music Publishing ASCAP, Bernstein Artists Management) and related artist recording contracts and record/music CD inventory to be made part of Sibling Music Corp, a wholly owned subsidiary of the Company.

      o an option to produce the screenplay REEL LOVE as an independent feature film.

      o the ongoing negotiations with URL Productions, Inc. ("URL") to co-produce "ONCE AROUND THE SUN" ("OATS") for Broadway with URL Productions, Inc.

      o an investment in the residual income from the future off-Broadway production income and the subsequent exploitation of musical OATS originally co-produced between URL and SEI:

      o the development of an independent film production business through the acquisition of SPI and its subsidiaries Sibling Pictures Fund, LLC; Reel Love on Film LLC and Reel Love Productions, Inc.

      o the management agreements with regional not-for-profit and professional theatres companies including the Denver Civic Theatre, Inc. (a not-for-profit organization, "DCT") for which our officers and directors VM, MM, JC and, RB also serve as members of its board of directors.;

      o the management agreements with independent theatrical and/or film production companies including or the acquisition of, or management of theatrical real estate;

      o the financial consulting agreement with SEI and SPI led to the acquisition of SPI and its subsidiaries.

      o     additional consulting arrangements are being sought.

      o the alliances with companies that currently possess rights or agreements desired by us including:

            o an alliance with Mechanic Street Productions, Inc. to finance and produce one or more independent feature films including the finance and co-production independent films financed by the Sibling Pictures Fund, LLC and/or other similarly organized film funds.

            o     an ongoing relationship with Sibling Entertainment, Inc.

Our plan to coordinate the efforts between film, theatre, real estate, management and music publishing follow the natural synergies that exist between the various industries and their components. It is sometimes difficult to develop a new theatrical project without securing the venue, and owning sufficient theatres provides the ability for a production company combined with a theatre owner to assure a production access needed to advance a commercial project. It is planned that when we do have our own theatrical production to present in our own theaters, the production will be able to rent our venues creating a source of sustaining income.

As both a theatre owner/manager and the presenter of original works, the long-term income derived from the licensing of literary rights will benefit us in two ways. Many literary works developed for the stage may also have potential as a feature film and access and acquisition cost barriers are reduced with a common producer of both film and theatre are united. As we develop a management company for both real estate and theatrical productions, we will be able to secure additional revenue sources common to the industry.

Another natural synergy of the theatrical and movie industry includes music publishing originated or released in association with a musical or a movie. As we develop, we will continue to seek partners and potential companies for acquisition within the recording and music publishing industry.

                                   Competition

Sibling's business is highly competitive. Sibling's largest competitors are heavily financed and include theater owner groups such as the Shubert and Nederlander theaters and the "Major Studios". Sibling's competitive position in the theatrical real estate, live-stage theater and film industries shies away from the largest competitors. Sibling's position working within mid-range sized theater venues and with independent films provides the most strategic and beneficial advantages provided to Sibling's operations and business plan. Sibling's is able to maintain a competitive position based upon the industry contacts Sibling maintains, the high level of quality, the development for new works, and upon the talent Sibling's can recruit in working towards producing a quality final product.

Sibling's relationships with other industry professionals, such as producers, box office personnel, general managers, company managers and public relations firms, nurtured over the years, facilitates the services Sibling provides and products Sibling produces.

Sibling believes that its officers, Mitchell Maxwell and Victoria Maxwell, have built a highly regarded reputation for quality products and services, and a comprehensive knowledge of the film and theatre businesses. The Maxwell's expertise enables them to offer opinions as to what is appropriate for each project Sibling develops or client Sibling provides services for. This enables the Maxwell's to sell the appropriate shows, plan into future periods and consult with knowledgeable film and theatre people.

                                  Marketability

Suppliers

As Sibling is in the business of theater management, theatrical consulting, and the production of live-stage theater and independent films, it gathers solicited scripts from playwrights and screenwriters and seeks out theaters and theatrical productions which might make use of Sibling's management and consulting services. For those business divisions where Sibling creates a final product (a film or theatrical production) for consumers, the only supplier would be those individuals or third parties that write the scripts that Sibling would purchase or option. Sibling's business does not rely on suppliers to deliver raw materials or a finished product.

Customers

t 0 0 Sibling currently derives revenue from two sources, but is looking to expanding its sources of income and plans to further develop its current operations. The Sibling Subsidiaries are not dependent upon one or a few major customers. The entertainment industry provides revenue sources that include ticket sales for theatrical productions produced and income derived from interests in productions, consulting fees from theaters, management fees from theaters, financing and management fees from investors and/or investment funds set up to fund productions, and from film distributors who would purchase a film in its finished form. The theatrical industry of Broadway limits the Sibling Subsidiaries ability to secure a theater from one of only three major theater owners. Within the film industry the sources and outlets for sales is not limited to one of a few buyers.

Industry Analysis

Sibling's entertainment business plan encompasses several different specific industries unique within their own disciplines including the Sibling Subsidiaries primary production commercial "for-profit" of live-theatre for
Broadway, plus other regional productions in professional theatres, the production of independent feature films, the management and ownership of live-stage theatrical real estate venues and the consulting of "not-for-profit" and professional theatres.

The following is a brief overview of the different industry venues in which Sibling intends to operate or has commenced operations.

Theatre

Live commercial theater business has historically been centered in New York City (Broadway and Off- Broadway) and London's West Side. Over the last several decades, the theater business in North America has grown rapidly in markets outside New York City ("touring markets") as well as numerous independent professional theatres for the production of smaller "sit-down" productions. In addition, the numbers of new not-for-profit theatre companies, as well as large scale performing arts centers, has allowed the industry a steady growth in all aspects of the theatrical industry. "Broadway" productions contribute over $4.3 billion to the NYC economy each year from over $771 million in box office grosses.

New York Theatrical Industry. Management of Sibling believes that it will acquire and develop productions for both Broadway and Off-Broadway based upon the experience of Sibling's principal officer's prior history that developed and produced several prior Broadway and Off-Broadway productions. Almost all productions presented for the stage are financed and capitalized in private and/or public offerings for with a "single purpose" limited partnership or limited liability corporation. As a producer, Sibling would normally act as a general partner or managing member and seek to receive a share of income and monies from several key areas customary to the theatrical industry including:

      o Producer fees -- budgeted fees paid in the development, management and production a play or musical, or other live-stage event. Such fees are commensurate with the size of the budget.

      o Office fees -- weekly fees paid to contribute and support the costs of a producer's office and overheads.

      o Royalties -- a percentage of the adjusted gross box office receipts paid weekly from the weekly operating budget.

      o Net Profits -- a percentage of net profits paid after full recoupment of the capitalization is returned to the investors. Profits for an original production may include participation from other sources outside of New York derived from subsidiary rights, licensing fees, media rights and other publishing rights attached to company formed to present the original production.

      o Other Fees -- other reimbursable amounts chargeable to productions, or fees paid for consulting services during the development of a new play or musical.

New theatres and the "rebirth" of the Time Square area of New York City as well as the subsequent tourism increases have promised more interest and business in theatre. Assuming that the level of tourism and theatre attendance and total box office grosses continues to increase, all of these influences, changes and product development taking place including the ongoing changes in Times Square, the participation of the business giants and the promotion of all of live entertainment can only affect the Sibling Subsidiaries positively.

The primary real estate owners of Broadway theatres is possessed by three owners, the Shubert Foundation managed by the Shubert Organization, Inc., the Nedelander Producing Company of America, Inc., and Jujamcyn Theatres. The theatrical industry in New York extends beyond Broadway and is also supported by an ever growing number of Off-Broadway theatre and theatrical companies providing opportunities for both the development of new works as well as a source of revenue for production companies. Most Off -Broadway theatres are independently owned by single theatre owners, not-for-profit companies and a growing number of companies owning more than one theatre, such as Dodger Stage Holding Theatricals, Inc. The number of operating theatres has grown from less than 10 in 1985 to over 80 significant Off -Broadway theatres and performance spaces in 2004. The number of not-for-profit theatre companies renting space and producing shows in addition to commercial producers has increased to over 400 companies.

Regional Professional and "not-for-profit" Theatre Industry. Management of Sibling believes that the growth and continued strength of the regional professional and "not-for profit" theatres through the United States will play a strategic roll in the Sibling Subsidiaries growth. There are many lesser known productions and smaller productions, as well as National Tours of Broadway and Off-Broadway productions that the Sibling Subsidiaries can derive participation as a producer similar to the fees and income derived as a Broadway or Off-Broadway producer. This sector of the industry has lower capitalization costs and through the proper selection of shows can provide with additional income. In addition, the development of new works bound for Broadway and Off-Broadway is difficult to achieve without the Sibling Subsidiaries ability to successfully test early versions of new works in regional theatres.

An estimated 30 million tickets are sold by not-for-profit and professional theaters per year. The number of tickets sold from not-for-profit theatres amount to over 21 million tickets. The number of not-for-profits theatres has steadily grown over the last several decades. In 1961, there were approximately, 16 not-for-profit theatre companies. Today this number has grown to 1,200 companies. From approximately 363 larger theatres, the attendance was over 21 million with total income of over $961 million producing over 4,787 productions and 81,828 performances. The interaction between commercial for-profit production companies and not-for-profit theaters is key to the development of new works for both Broadway and other regional productions. The market has increasingly focused on musicals, which account for the majority of the tickets sold in a season. A substantial component of the total tickets sold is purchased by group theatre-goers that purchase tickets annually. As a result of both growth and the annual need of group buyers, the market demand for new product (both revivals and new musicals) has increased.

Theater Management. Within the theatrical management industry, both the real estate of theatres and the productions are managed. Due to the complexities of Broadway and Off-Broadway productions, almost all productions have contracts with management companies to assist producers in the day-to-day affairs. Some production companies have both a production division and a general management division to provide the distinct responsibilities assigned to each area of their profession. A portion of the income derived by general management fees is paid as a part of the capitalization of a project and additional fees paid weekly through the run of a show.

In addition, the ownership of theatres imposes demands of its owners between staffing, their management and the selection of shows that will be allowed to perform within its space(s). In addition, authors and composers seeking to develop their works frequently consult both producers and general managers to assist them in the process of producing or coordinating the process of development to the ultimate commercial production on Broadway. Many not-for-profit theatre and other professional theatres have outside consultants to assist in the management of the theatres as well as planning and seeking literary properties and enhancement financing to allowing regional theatres to participate in the development of a Broadway bound production. Sibling's management believes that both current contracts to consult theatres and attempts to secure additional contracts will be achieved.

Film

Management of Sibling intends to acquire and develop feature films as an independent producer. Almost all film productions are financed and capitalized in private and/or public offerings for a "single purpose" limited partnership or limited liability corporation. As a producer, the Sibling Subsidiaries would normally act as a general partner or managing member and seek to receive a share of income from several key areas customary to the film industry including:

o Producer fees -- budgeted fees paid in the development, management and production a movie. Such fees are commensurate with the size of the budget.

o Office fees -- fees paid to contribute and support the costs of a producer's office and overheads during the production of a movie.

o Royalties -- a percentage paid from a movie's box office grosses after all print and advertising fees and other deferred fees are paid. In many cases, these amounts are not paid due to a complete buyout by distributors.

o producer will attempt to sell the film to a distributor in excess of the cost of the film. A producer will receive a percentage of this excess as profits. In addition, the purchasing distributor may also provide additional profits from its own earnings increasing the earnings potential of a producer.

o Other Fees -- other reimbursable amounts chargeable to productions, or fees paid for consulting services during the development of a new movie.

The business of the motion picture industry in the United States may be broadly divided into two major segments: (i) production, involving the development, financing and making of motion pictures, and (ii) distribution, involving the promotion and exploitation of completed motion pictures in a variety of media.

Historically, the largest companies, or the so-called "Majors" or "Major Studios," have dominated the motion picture industry by both producing and distributing in the United States a majority of those theatrical motion pictures which generate significant box office receipts. Over the past decade, however, "Independents" - smaller film production and distribution companies -- have played an increasingly significant role in the production and distribution of motion pictures to fill the increasing worldwide demand for filmed entertainment product.

The Majors include 20th Century Fox, Paramount Motion Pictures, MGM Motion Pictures, Columbia Pictures, Columbia Tri-Star Films, Sony Pictures Entertainment, United Artists, Universal Studios, Dreamworks SKG, Dreamworks Animation, New Line Cinema, Warner Brothers Movies, Walt Disney Pictures, Universal Studios, amongst others. Generally, the Majors own their own production studios (including lots, sound stages and postproduction facilities), have a nationwide or worldwide distribution organization, release pictures with direct production costs generally ranging from $10 million to $50 million, and provide a continual source of pictures to film exhibitors. In addition, some of the Majors have divisions, which are promoted as Independent distributors of motion pictures. These Independent divisions of Majors include Miramax Films (a division of the Walt Disney Company) and Sony Classics (a division of Sony Pictures).

The Independents typically do not own production studios or employ as large a development or production staff as the Majors. Further, the Independents typically produce fewer motion pictures at substantially lower average production costs than the Majors.

             Patents, Trademarks, Licenses, Franchises, Concessions,

                     Royalty Agreements and Labor Contracts

Sibling has no patents, trademarks, franchises, or concessions associated with their respective businesses. Sibling is not subject to any labor contracts.

Sibling has an exclusive license with the Red Hat Society to develop and produce HATS!

Sibling has an investment in the residual income from the future off-Broadway production income and the subsequent exploitation of musical "ONCE AROUND THE SUN."

Governmental Regulation

Sibling is subject to local, state and national taxation. As of September 30, 2006 all of the titles licensed to date have been rated by the Motion Picture Association of America ("MPAA"). At the time of this filing, no further regulation, either industry or government sponsored is applicable to Sibling's business plan.

Environmental Regulation

Sibling is not currently affected by compliance with any environmental laws.

Research and Development

Sibling's research and development efforts are centered in identifying and acquiring rights to quality live-stage theatrical and film content. Other than the costs associated with Sibling's search for new scripts, Sibling's development costs are limited to option fees for the right to produce a play, musical or feature film. Development costs associated with Sibling's new work are recouped at the time a project is finances for either a "development" production or "full production", except for those projects abandoned in the development process.

Within the entertainment industry, there is no shortage of sources of projects being presented to Sibling. The responsibility of Sibling is to select a script that in the opinion of management is quality and contains the potential for critical and financial success and that would be owned by Sibling.

                                    EMPLOYEES

At the time of the filing of this report, Sibling has eight (8) full time employees and one (1) part time employee.

                             DESCRIPTION OF PROPERTY

We currently occupy space at 511 W. 25th Street, New York, New York 10001. We became the legal lessee of the space beginning December 1, 2005, when we signed a renewal agreement for the space for an additional 2 years. Monthly rent is $2,900 per month. We expect to continue to have no difficulty in securing and renting the current space.

                                LEGAL PROCEEDINGS

We are not a party to any legal proceeding, and have no knowledge of any threatened or pending legal proceeding against us or our property.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no trading market for the securities of Sibling or the Sibling Subsidiaries. At January 18, 2007 there are approximately 400 shareholders of Sibling holding 33,706,772 outstanding shares. The Sibling Subsidiaries are wholly owned by Sibling.

Sibling's has not declared any dividends since inception, and has no present intention of paying any cash dividends on Sibling's common stock in the foreseeable future. The payment of dividends, if any, in the future, rests within the discretion of Sibling's board of directors and will depend, among other things, upon Siblings earnings, capital requirements and financial condition, as well as other relevant facts.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion and analysis of Sibling's financial condition and results of operations should be read in conjunction with the financial statements and accompanying notes and the other financial information appearing elsewhere in this proxy statement. Sibling's fiscal year end is June 30, 2006.

Sibling has not been able to generate sufficient cash flow from revenues to fund all necessary operations. Therefore, revenue may not provide sufficient cash flows in the near term to sustain operations. Should Sibling be unable to generate sufficient revenues, it will seek financing through alternative sources, though there is no assurance that such efforts, if necessary, would be successful.

Sibling's current financial condition and results of operations depend primarily on revenue generated from consulting fees and executive producer fees from related companies Sibling has a limited history of generating revenue that cannot be viewed as an indication of continued growth or a historical record of incurring losses. Should Sibling be unable to consistently generate revenue to the point where it can realize net cash flow, such failure will have an immediate impact on its ability to continue its business operations.

Business Strategy

Sibling's business development strategy is prone to significant risks and uncertainties that can have an immediate impact on efforts to realize net cash flow and deter future prospects of revenue growth. Sibling's business plan is to expand the theatrical management and real estate business and produce more live-stage theater productions and independent films.

Results of Operations

During the three month period ended September 30, 2006, Sibling was involved with its business plan and with activities pursuant to the close of the Agreement. Sibling has realized revenues from consulting services and producer fees.

The following Results of Operations are based on the interim and annual financial statements prepared under US GAAP.

The Sibling Subsidiaries expect to increase revenues within the next twelve months of operation subject to the continuation of its activities. However, the Sibling Subsidiaries can provide no assurance that such activities will ever produce sufficient revenues to cover operational costs. Should the Sibling Subsidiaries be unable to realize increase revenues, they will most likely continue to operate at a loss.

In the near term, the Sibling Subsidiaries will not be able to generate sufficient cash flow from operations to sustain their business and there can be no assurance that the Sibling Subsidiaries will ever be able to generate sufficient cash flows to sustain operations. The Sibling Subsidiaries' business development strategy is prone to significant risks and uncertainties certain of which can have an immediate impact on their efforts to realize positive net cash flow and deter the prospect of revenue growth.

Revenues

Revenue for the quarter ended September 30, 2006 was $26,444 as compared to $49,450 for the quarter ended September 30, 2005, a decrease of 47%. The decrease is due to a lack of executive producer fees.

Revenue for the year ended June 30, 2006 was $153,629 as compared to $96,167 for the year ended June 30, 2005, an increase of 60%. The increase is due to an increase in fees from providing consulting services to the DCT (currently $8,775/month, starting in August 2005, and previously $6,900/month and during the three months ended March 31, 2005) and from an increase in executive producer fees.

General and Administrative Expenses and Production Expenses

Expenses for the quarter ended September 30, 2006 were $715,473 as compared to $220,482 for the quarter ended September 30, 2005, an increase of 225%. This increase was attributable to an increase in both general and administrative expenses and production expenses.

Expenses for the year ended June 30, 2006 were $1,362,271 as compared to $389,592 during the year ended June 30, 2005, an increase of 250%. This increase was attributable to an increase in both general and administrative expenses and production expenses. The increase in general and administrative expenses was due to payroll expenses of approximately $174,856 during the year ended June 30, 2006, which Sibling did not incur during the year ended June 30, 2005. The Sibling Subsidiaries expect that general and administrative expenses will increase as the Sibling Subsidiaries expand operations.

Depreciation expenses for the years ended June 30, 2006 and 2005 were $747 and $533, respectively.

Net Loss

Net loss is determined after the provision for minimum taxes at statutory rates between periods. The net loss for the period ended September 30, 2006 was $698,514 compared to $171,816 for the period ended September 30, 2005, an increase of 307%

The net loss for the year ended June 30, 2006 was $1,444,614 compared to $298,584 for the year ended June 30, 2005, an increase of 384%, which is due to significantly higher general and administrative expenses. Other factors include payroll expenses of approximately $174,856 for the year ended June 30, 2006, which Sibling did not incur in the year ended June 30, 2005.

Capital Expenditures

Sibling spent no amounts on property and equipment for the periods ended September 30, 2006 and 2005, and the years ended June 30, 2006 and 2005.

Income Tax Expense (Benefit)

Sibling has an income tax benefit resulting from net operating losses to offset any future operating profit.

Impact of Inflation

Sibling believes that inflation has had no effect on operations since inception due.

Liquidity and Capital Resources

Sibling had current assets of $456,586 as of September 30, 2006. These assets included cash on hand of $150,742, amounts due from related parties, advances, receivables. Sibling had total assets of $3,868,901 as of September 30, 2006. These assets included the current assets as well as goodwill totaling $2,779,624, deposits, production development costs of $474,491, and investments in related companies. Net stockholders equity in Sibling was $3,341,465 at September 30, 2006. Cash flows used in operating activities were $473,723 for the period ended September 30, 2006. Cash flows used in operating activities were $151,567 for the period ended September 30, 2005. The increase is due to an increase in net losses and the realization of accrued expenses.

Cash flows used in operating activities were $888,418 for the year ended June 30, 2006. Cash flows used in operating activities were $183,481 for the year ended June 30, 2005. The increase is primarily due to an increase in net losses

Cash flows used in investing activities were $506,468 for the period ended September 30, 2006. Cash flows used in investing activities were $88,003 for the period ended September 30, 2005. The increase is primarily due to an increase in production development costs.

Cash flows used in investing activities were $467,277 for the year ended June 30, 2006. Cash flows used in investing activities were $343,731 for the year ended June 30, 2005. The increase is primarily due to the realization of production development cost outlays and deposits.

Cash flows from financing activities were $1,083,466 for the period ended September 30, 2006. Cash flows from financing activities were $255,107 for the period ended September 30, 2005. The increase in cash flows from financing activities is primarily due to the realization of proceeds from issuance of debentures and the increase in proceeds from issuance of common stock.

Cash flows from financing activities were $1,379,567 for the year ended June 30, 2006. Cash flows from financing activities were $550,808 for the year ended June 30, 2005. The increase in cash flows from financing activities is primarily due to proceeds from issuance of common stock.

As of September 30, 2006, Sibling has loaned the New Denver Civic Theatre ("DCT"), a related company, an aggregate of $132,800, bearing an interest rate of eight (8%) percent. Sibling loaned DCT $65,000 in the three months ended September 30, 2006. On October 4, 2006, Sibling entered into a loan agreement with DCT whereby Sibling loaned $10,000, bearing an interest rate at eight (8%) percent and payable on demand.

Sibling's cash requirements are limited to the costs of maintaining Sibling's share of office and utility bills, and fixed management office expenses. Sibling expects to use cash for working capital purposes.

Sibling anticipates a modest capital requirement for identifying and negotiating additional live-stage theater and film productions as Sibling plans to acquire those rights in exchange for Sibling's common stock.

Sibling's present marketing methods will continue; however, should Sibling require significant additional financial resources for future expansion, Sibling may seek to obtain them through public or private equity offerings. Sibling will also need to seek additional capital to sustain operations if Sibling is unable to earn income. If Sibling seeks to obtain additional funding, there can be no assurance that Sibling will be successful in raising a sufficient amount of additional capital or in internally generating a sufficient amount of capital. If Sibling is unable to generate the required amount of additional capital, Sibling's ability to meet its obligations and to continue its operations may be adversely affected. No specific plans exist for such financings at this time.

Sibling believes its current assets are insufficient to conduct its minimum plan of operation over the next twelve (12) months. No assurances can be given that additional funding as needed will be available on acceptable terms or available at all. Sibling's inability to obtain funding would have a material adverse affect on Sibling's business plan.

Sibling has no current plans for the purchase or sale of any properties or equipment.

Sibling has no current plans to make any changes in the number of employees.

Going Concern

Sibling's most recent audit expressed doubt as to Sibling's ability to continue as a going concern as a result of insufficient revenue generating activities and a deficit accumulated during the development stage which amounted to $1,898,886. Further, Sibling experienced a net loss of $1,444,614 for the year ended June 30, 2006. Sibling will need additional resources to finance its future operations, including compliance with Commission reporting requirements. The continuation of Sibling's operations is dependent upon the continuing financial support of creditors and stockholders, obtaining short and long term financing, and achieving profitability. These conditions and dependencies raise substantial doubt about Siblings ability to continue as a going concern.

Management's plan to address Sibling's ability to continue as a going concern, include successfully developing its projects and obtaining additional debt financing on an inter-company basis to continue the development of additional projects. The successful outcome of these activities cannot be determined at this time, and there is no assurance that, if achieved, that Sibling would then have sufficient funds to execute its intended business plan or generate positive operating results.

                             SONA DEVELOPMENT CORP.

                             DESCRIPTION OF BUSINESS

Sona was incorporated under the laws of the State of Texas on December 28, 1988, as "Houston Produce Corporation" for the purpose of importing fruit and vegetables from Latin America for sale in the United States. Sona's plan to import fruit and vegetables was subsequently abandoned. On June 24, 1997, Sona changed its name to "Net Masters Consultants, Inc.", as part of a plan to become a global Internet service provider. Plans to create an Internet business were discarded in October of 1999. On November 27, 2002, Sona changed its name to "Sona Development Corp." as part of a corporate restructuring designed to make it more attractive to prospective business opportunities. Management has since been searching for a suitable business opportunity, to become part of Sona by acquisition or combination.

Should Sona's stockholders reject the intended acquisition of the Sibling Subsidiaries, its plan of operation will be to seek alternative business combinations or acquisitions to create value for our stockholders.

                                    EMPLOYEES

Sona is a development stage company and currently has no employees. Its executive officer devotes as much time to the affairs of Sona as she deems necessary. Its management uses consultants, attorneys, and accountants to assist in the conduct of Sona's business.

                             DESCRIPTION OF PROPERTY

Sona currently maintains limited office space for which it pays no rent. Sona's address is 1066 West Hastings Street Suite 2610, Vancouver, British Columbia, Canada V6E 3X2.

                                LEGAL PROCEEDINGS

Sona is currently not a party to any legal proceedings.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Sona's common stock is quoted on the Over the Counter Bulletin Board, a service maintained by the National Association of Securities Dealer, Inc., under the symbol, "SDVC". Trading in the common stock in the over-the-counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. These prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions.

        -------------------------------------------------------------
          YEAR          QUARTER ENDING           HIGH          LOW
        -------------------------------------------------------------
          2006            December 31           $0..45        $0.20
        -------------------------------------------------------------
                         September 30           $0.65         $0.30
        -------------------------------------------------------------
                            June 30             $0.65         $0.20
        -------------------------------------------------------------
                            March 31            $0.55         $0.17
        -------------------------------------------------------------
          2005            December 31           $0.60         $0.10
        -------------------------------------------------------------
                         September 30           $0.31         $0.18
        -------------------------------------------------------------
                            June 30             $0.65         $0.15
        -------------------------------------------------------------
                           March 31             $0.20         $0.12
        -------------------------------------------------------------
          2004            December 31           $0.55         $0.18
        -------------------------------------------------------------
                         September 30           $0.55         $0.19
        -------------------------------------------------------------
                            June 30             $0.55         $0.12
        -------------------------------------------------------------
                           March 31             $0.20         $0.12
        -------------------------------------------------------------

                                  Common Stock

As of January 9, 2007, there were approximately 71 stockholders of record holding a total of 11,976,705 shares of common stock. The board of directors believes that the number of beneficial owners is substantially greater than the number of record holders because a portion of our outstanding common stock is held in broker "street names" for the benefit of individual investors. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

                                 Preferred Stock

Sona's preferred stock may have such rights, preferences and designations and may be issued in such series as determined by the board of directors. No shares were issued and outstanding at January 9, 2007.

                                    Dividends

Sona has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on the Sona's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Sona's ability to pay dividends on its common stock other than those generally imposed by applicable state law.

                         MANAGEMENT'S PLAN OF OPERATION

The following discussion and analysis of Sona's financial condition and results of operations should be read in conjunction with the financial statements and accompanying notes and the other financial information appearing elsewhere in this proxy statement. Our fiscal year end is December 31.

Subject to stockholder approval, Sona intends to acquire the Sibling Subsidiaries pursuant to the terms and conditions of the Agreement. Should Sona's stockholders reject our intended acquisition of the Sibling Subsidiaries our plan of operation will be to seek alternative business combinations or acquisitions that might create value for our stockholders.

Sona's short term plan of operations is to complete the acquisition of the Sibling Subsidiaries. Sona's long term plan of operations is to develop the operations of the Sibling Subsidiaries.

Results of Operations

During the nine month period ended September 30, 2006, Sona was involved in finalizing those agreements pertaining to the intended acquisition of the Sibling Subsidiaries.

This Results of Operations are based on our interim and annual financial statements prepared under US GAAP.

Sona expects to recognize revenues within the next twelve months of operation subject to the closing of the acquisition of the Sibling Subsidiaries and the successful development of the Sibling Subsidiaries' activities. However, our stockholders may not approve the acquisition and, even if our stockholders do approve the acquisition, we may not be able to increase revenue from the Sibling Subsidiaries' operations.

Sona has historically not been able to generate sufficient cash flow from operations to sustain our business and we may never be able to generate sufficient cash flows to sustain operations. Sona's business development strategy is prone to significant risks and uncertainties certain of which can have an immediate impact on our efforts to realize positive net cash flow and deter any future prospect of growth. Sona's financial condition and results of operations have depended historically on debt and equity financing from related parties.

Losses

For the period from inception to September 30, 2006, Sona recorded an operating loss of $3,040,445. Sona's operating loss is primarily attributable to general and administrative expenses and the write down of promissory notes.

Sona continued to operate at a loss through fiscal 2006 due to the nature of Sona's due our search for a business to acquire and Sona cannot determine whether it will ever generate revenues from operations. Sona does, however, expect to generate revenues in the event that it acquires the Sibling Subsidiaries, with the expectation that the Sibling Subsidiaries will be successful in their respective operations.

Expenses

General and administrative expenses for the period from inception to September 30, 2006 were $2,498,446. General and administrative expenses over the three month period can be attributed to legal, consulting and accounting costs. Sona expects that general and administrative expenses will increase as Sona expands its operations.

Capital Expenditures

Sona expended no amounts on capital expenditures for the period from inception to September 30, 2006.

Income Tax Expense (Benefit)

Sona has an income tax benefit resulting from net operating losses to offset any future operating profit. However, Sona has not recorded this benefit in the financial statements as it may not meet the accounting criteria to do so.

Impact of Inflation

Sona believes that inflation has had a negligible effect on operations over the past three years. Sona believes that it can offset inflationary increases by the continual improvement of operating efficiencies.

Liquidity and Capital Resources

Sona is in the development stage and, since inception, has experienced significant changes in liquidity, capital resources and stockholders' equity. Sona had current and total assets of $153 as of September 30, 2006. These assets consist of cash on hand of $152 and investments valued at $1.

Sona had a working capital deficit of $178,343 as of September 30, 2006, as compared to a working capital surplus of $5,583 as of December 31, 2005. Amounts due to related parties increased to $157,306 at September 30, 2006, from $11,691 at December 31, 2005. Sona has funded our cash needs from inception through revenues and a series of debt and equity transactions, including several private placements. The bulk of these transactions have taken place outside the United States.

Sona's current assets are not sufficient to conduct our plan of operation over the next twelve (12) months and thus Sona will have to seek further debt or equity financing to fund operations from stockholder loans or private equity placements. However, Sona has no current commitments or arrangements with respect to, or immediate sources of funding. Further, no assurances can be given that funding, if available would be available to Sona on acceptable terms. Sona's inability to obtain funding would have a material adverse affect on its plan of operation.

Sona has no current plans for the purchase or sale of any plant or equipment.

Sona has no current plans to make any changes in the number of employees.

Critical Accounting Policies

In Note 2 to the attached interim financial statements for the periods ended September 30, 2006 and 2005 included in this proxy statement, Sona discusses those accounting policies that are considered to be significant in determining the results of operations and our financial position. Sona believes that the accounting principles utilized by us conform to accounting principles generally accepted in the United States of America.

The preparation of financial statements requires Sona's management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, Sona evaluates estimates. Sona bases its estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities. The actual results may differ from these estimates under different assumptions or conditions.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the
Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on Sona's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on Sona's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on Sona's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on Sona's future reported financial position or results of operations.

In September 2006, the Commission issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. Sona is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial position and results of operations.

Going Concern

Sona's audit expressed substantial doubt as to its ability to continue as a going concern as a result of recurring losses, lack of revenue-generating activities, and an accumulated deficit which reached $3,040,445 as of September 30, 2006. Sona's ability to continue as a going concern is subject to the ability of Sona to realize a profit from operations and /or obtain funding from outside sources. Since Sona has no revenue generating operations, management's plan to address Sona's ability to continue as a going concern over the next twelve months, include: (i) obtaining debt funding from private placement sources; (ii) obtaining additional funding from the sale of Sona's securities; and (iii) obtaining loans and grants from various financial institutions, where possible. Although management believes that it will be able to obtain the necessary funding to allow Sona to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful.

                          OFFICER/DIRECTOR INFORMATION

      -------------------------------------------------------------------------------
      Name                   Age     Position
      -------------------------------------------------------------------------------
      Mitchell Maxwell       54      President/CEO/Chairman of the Board of Directors
      -------------------------------------------------------------------------------
      Victoria Maxwell       43      Vice President and Director
      -------------------------------------------------------------------------------
      James Cardwell         46      Chief Operating Officer and Director
      -------------------------------------------------------------------------------
      Richard Bernstein      46      Vice President and Director
      -------------------------------------------------------------------------------
      William F. Plon        38      Chief Financial Officer
      -------------------------------------------------------------------------------

Mitchell Maxwell, President, Chief Executive Officer and Chairman of the Board of Directors Mitchell Maxwell has been involved in the entertainment business for over twenty-five years and has produced seven Broadway shows, twenty-seven Off-Broadway shows, four national tours, three West End shows and five independent films. He has built five entertainment companies, owned and operated two successful New York City restaurants, owned and operated three Off-Broadway theatres, and recently joined the board of directors of the DCT, while being instrumental in its re-birth. He currently serves as President of SEI and as Chairman of the DCT in Denver, Colorado.

His productions have been honored with nominations for 10 Tony Awards, 6 Olivier Awards, 15 Outer Critics Circle Awards, 9 Drama Desk Awards and 3 Obie Awards. They have won the Tony, Drama Desk, Outer Critics Circle, and Obie Awards, as well as the 2000 Pulitzer Prize for Drama. Currently, his Company, SEI, is one of the producers of "Brooklyn" which ran on Broadway in 2004.

Mr. Maxwell is a graduate of Tufts University where he is an adjunct professor.

Victoria Maxwell, Vice President and Director

Victoria Maxwell has been involved in the entertainment business for twenty years. As producer of numerous theatre and film projects, she has worked with an elite roster of including Matthew Arkin, Christine Baranski, Ellen Barkin, Betty Comden, Dana Delany, Olympia Dukakis, Ron Eldard, Lisa Emery, Corey Feldman, James Gandolfini, Victor Garber, Adolph Green, Robert Klein, Nathan Lane, Anthony LaPaglia, Jerry Lewis, Donald Margulies, Penny Marshall, Rob Marshall, Jerry Mitchell, Rob Morrow, Kevin Nealon, Bebe Neuwirth, Jack O'Brien, Sarah Jessica Parker, Faith Prince, Paul Rudnick, Budd Schulberg, Patrick Stewart, Daniel Sullivan, Steven Weber and Sigourney Weaver.

Her productions have been honored with nominations for Tony Awards, Olivier Awards, Outer Critics Circle Awards, Drama Desk Awards and Obie Awards. Her shows have won the Tony, Drama Desk, Outer Critics Circle, and Obie Awards as well as the 2000 Pulitzer Prize for Drama.

Ms. Maxwell produced a controversial, groundbreaking independent film that broke box office records, she was an executive producer for cast albums for five of her projects and she co-founded three entertainment companies. Many projects are the result of creative and business collaboration with her brother, Mitchell Maxwell - and since 2001, as co-founder and Vice President of Sibling Entertainment, Inc. Currently, she is also on the Advisory Board of the WET Theatre Company, is the Creative Consultant for the Stamford Center for the Arts and a member of the Board of Directors of the DCT.

James S. Cardwell, Chief Operating Officer

Since 2002, James "Jay" Cardwell has been the Chief Financial Officer of Sibling Entertainment, Inc. He was elected Chief Operating Officer as of January 1, 2007. He is also the Executive Director and Board Member of The Denver Civic Theatre, Inc. Before joining SEI, Cardwell was the Deputy Director (1999-2001) of the National Jazz

Museum in Harlem (NJMiH, a new Smithsonian Institution Affiliate). At NJMiH, he was in charge of developing all master business plans, including real estate development, feasibility studies, marketing, financial development of its new museum.

In 1985, James Cardwell launched his theatrical career as the Associate Producer of the original production of the musical NUNSENSE that ran over 14 years in New York. Some of his other theatrical credits include the critically acclaimed musical The Last Session and Monsoon Christmas (a NAACP Image Award recipient). Previously, Mr. Cardwell was a consultant to Denstu, Inc., providing consulting services to their interest in the theatrical industry. Prior to his theatrical career Mr. Cardwell was a senior CPA consultant (1981-1984) with Arthur Andersen & Co. in St. Louis.

Richard Bernstein, Vice President

A veteran of the entertainment industry for over 20 years, Mr. Bernstein has enjoyed success as an artist manager, booking agent, record producer, and a theatrical stage producer as well as owner of several night clubs. He has worked with superstars Linda Ronstadt, Steve Martin, Englebert Humperdinck, Dolly Parton, Joan Rivers, Don Rickles, Sam Harris, Willie Nelson, James Brown, Elliot Gould, Sister Sledge, Cliff Richard ,Roy Clark, Tim Weisberg, among others. Mr. Bernstein has received numerous Grammy Awards nominations for his productions of national recording artists. Currently, Richard serves as President of Bernstein Entertainment Corporations and The New Denver Civic Theatre, is a Director of SEGI, and is a member of The American Society of Composers, Authors and Publishers (A.S.C.A.P.). Richard has been associated with Sibling Entertainment, Mitchell Maxwell and Victoria Maxwell for over the past eight years.

William F. Plon, Chief Financial Officer

Mr. William Plon has over fifteen years of corporate finance and capital markets experience. Prior to joining Sibling in November 2006, Mr. Plon worked as Treasury Manager for MeadWestvaco Corporation (MWV). His responsibilities included formulating and implementing Sarbanes Oxley compliant risk management policies. He supervised cash management and acquisition integration and helped implement accounting systems. As Senior Financial Analyst at General Motors
(GM), Mr. Plon gained solid experience in International Finance and Capital Planning. He coordinated with the Controller's staff to determine appropriate 10Q disclosure, performed business valuations and was responsible for optimizing uses for GM's excess liquidity.

Mr. Plon spent seven years working as a banker in NY and Paris. He worked in Fixed Income Sales & Trading where he spearheaded large sized capital markets transactions for Societe Generale and launched a proprietary bond trading desk for WestDeutsche Landesbank in Paris France. Mr. Plon holds a Master of Business Administration from Columbia Business School. He earned his undergraduate degree in business from NYU Stern School of Business. He is fluent in French and German.

Family Relationships

Mitchell Maxwell and Victoria Maxwell are siblings, and have been business partners in the film and theatre industries for years. William Plon and Victoria Maxwell are married.

Involvement in Certain Legal Proceedings

During the past five years, none of our directors, executive officers, promoters, control persons, or nominees has been:

o the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

o convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

o subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

o found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Number of Board Meetings

During the year ended June 30, 2006, our board of directors had no meetings. However, our directors did approve numerous board resolutions during that period.

Security Holder Communications with the Board of Directors

The board of directors has established a process to receive communications from security holders. Security holders and other interested parties may contact the board of directors, or, when we have more than one director, any of the members of the board of directors, by mail or electronically. To communicate with the board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Secretary" at Sibling Entertainment Group, Inc., 511 West 25th Street, Suite 503, New York, New York 10001.

All communications received as set forth in the preceding paragraph will be opened by the Corporation's Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the board of directors will be forwarded promptly to the addressee. In the case of communications to the board of directors or any group or committee of directors, the Corporation's Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Policy With Regard to Board Members' Attendance at Annual Meetings

It is the Corporation's policy that members of the board of directors are invited and encouraged to attend all of the Corporation's annual meetings. The Corporation had no annual meetings during the year ended June 30, 2006 or during the three month period ended September 30, 2006.

Board of Directors Committees

The board of directors has not yet established an audit committee or a compensation committee. An audit committee typically reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt a formal written charter that establishes an audit committee that specifies the scope of an audit committee's responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, the Corporation will be required to establish an audit committee.

The board of directors has not yet established nominating committee because the board of directors has determined that the board of directors, consisting of only one individual, can efficiently and effectively fulfill this function by using a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by the Corporation's stockholders. Stockholders who desire to recommend candidates for evaluation may do so by contacting the Corporation in writing, identifying the potential candidate and providing background information. Candidates may also come to the attention of the board of directors through current members of the board of directors, professional search firms and other persons. In evaluating potential candidates, the board of directors takes into account a number of factors, including among others, the following:

o independence from management;

o whether the candidate has relevant business experience;

o judgment, skill, integrity and reputation;

o existing commitments to other businesses;

o corporate governance background;

o financial  and  accounting  background,  to enable the board of  directors  to
determine   whether  the  candidate   would  be  suitable  for  audit  committee
membership;and

o the size and composition of the board of directors.

The Corporation plans to establish a nominating committee if more than three directors are elected to the board. At such time, the nominating committee shall develop a charter.

                                 CODE OF ETHICS

The Corporation has not adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Exchange Act of 1934. The Code of Ethics, if established, would apply to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions.

                             EXECUTIVE COMPENSATION

On January 17, 2006, we entered into employment contracts for the first time with our Executive Employees for a term of three (3) years.

      o Each agreement allows the Executive Employee's ongoing position and association with SEI, except that each Executive Officer may not devote over ten (10%) percent of their professional working hours to SEI and SEI will not actively pursue, acquire the additional rights to any new entertainment projects that is deemed competitive with the business of Sibling, except for passive investment interests, limited partnership or limited liability membership interests.

      o These agreements also reflected each Executive Employee's position as a member of the Board of Directors of Denver Civic Theatre, Inc. (a Colorado Charitable Non-Profit Organization).

      o     The  agreements   also  reflected  MM's  ownership  and  control  of
            Zachwell, Ltd. and Zia, Ltd and VM's ownership and control of Victoria Maxwell Consulting, Inc. and their continued right to own these companies that may hold investments and/or other financial arrangements, including but not limited to, royalties, net profits, fees or other arrangements for work, services or investments made in productions organized and financed prior to their engagement with the Company.

Our executive officers did not receive compensation from us during the fiscal years ended June 30, 2005, 2004, and 2003 and there were no employment contracts or agreements between us and our officers for those previous years. We do not have any employee stock option or other incentive plans. We do not have any compensatory plan or arrangement which will result from the resignation, retirement or other termination of employment of any directors or executive officers or from a change of our control, or a change in any of their responsibilities following a change of control.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company's common stock owned on January 18, 2007, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock,
(ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address of
Directors, Officers and                              Shares Owned
5% Stockholders                                         Number              Percent (1)
-----------------------------------------------    -----------------     -----------------
Sibling Entertainment, Inc.                            6,000,000               19.27%
511 W. 25th Street, Suite 503
New York, New York 10001

Mitchell Maxwell,                                      2,220,000                7.13%
Chief Executive Officer and Director (2)
511 W. 25th Street, Suite 503
New York, New York 10001

James S. Cardwell,                                     1,060,000                3.40%
Chief Financial Officer and Director
17 East 126th Street, Apt. #4s
New York, New York 10035

Richard Bernstein, Director                              540,418                1.74%
927 7th Avenue
Denver, Colorado 80204

Victoria Maxwell, Vice President and Director          2,116,494                6.84%
202 East 21st Street, Apt. 2B
New York, New York 10010

Stan Tynski                                            1,889,334                6.07%
10200 East Girard Avenue, Bldg. C, Suite 250
Denver, Colorado 80231

All officers and directors (4 persons)                 5,936,912               19.10%

      (1) Applicable percentage of ownership is based on 31,143,330 shares of common stock outstanding as of December 12, 2006, together with applicable options, if any, for each shareholder.

      (2) Mitchell Maxwell owns his shares through Zachwell, Ltd., an entity that he is the direct equity owner.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, there have been no transactions during the last two years, or proposed transactions, to which we were or are to be a party in which any of our directors, executive officers, any 5% shareholder or any member of the immediate family of any of these persons had a material interest. We do not have a parent company.

Mr. Sierchio is a partner of the firm Sierchio, Greco and Greco PC, our legal counsel. We believe that the cost of the services provided by Mr. Sierchio are comparable to, or less than, the fees that we would have to pay to unrelated third parties providing similar services.

In October 2003, we entered into to an agreement with SEI, a New York corporation of which Victoria Maxwell is a controlling stockholder, whereby SEI in exchange for a monthly fee from us, agreed to permit us to use of SEI's offices and related use of phone, fax machines, computers and other office equipment through July 1, 2005 and Management Fees terminated on February 1, 2006.

Since April 1, 2004, the Company provides consulting services to another related company, the New Denver Civic Theatre, Inc., ("DCT") a Colorado not-for-profit corporation. Under the agreement, in July 2005, DCT compensated the Company $6,900 for services as booking agent for the theatre, marketing services for the theatre's alternative uses, general services in the management of the theatre, the services of Executive Director James S. Cardwell and consulting services of a non-profit theatre. Beginning August 1, 2005, fees were increased to $8,775 per month. The Company recognized revenue for these services in the amount of $163,964 as of the date of filing of this report.

Additionally, the Company loaned an aggregate of $142,800 to DCT. These loans carry an interest rate of 8% and are payable upon demand. $142,800 is outstanding as of the date of filing this report.

On January 9, 2007 and December 11, 2006, the Company entered into direct loan agreements with Phyllis Maxwell ("PM"), Mother of Victoria and Mitchell Maxwell, whereby PM loaned to the Company $150,000 for 6 months at 10.25% and $25,000 at 7.0%, respectively.

On November 17, 2006, the Company entered into a direct loan agreement with Sibling Entertainment, Inc. ("SEI") whereby SEI loaned $20,000 to the Company for 6 months at 7.0% per annum. This loan was partially repaid as of the date of the filing of this report. The current principal balance outstanding is $3,500.

                             ADDITIONAL INFORMATION

The  Company is  subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

                          OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, December 12, 2006, the Company had 31,143,330 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Preferred Stockholders are not entitled to vote on matters submitted for Stockholder approval.

On December 12, 2006, the holders of 17,717,250 shares (or approximately 56.89% of the 31,143,330 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The NYBCA provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

--------------------------------------------------------------------------------

                         DISSENTER'S RIGHTS OF APPRAISAL

The Stockholders have no right under the NYBCA, the Company's articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted as set forth herein.

    APPROVAL OF THE AGREEMENT OF ACQUISITION AND PLAN OF REORGANIZATION WITH
                             SONA DEVELOPMENT CORP.

On June 28, 2006 (the "Agreement Effective Date"), the Company entered into an Agreement of Acquisition and Plan of Reorganization (the "Agreement") with Sona Development Corp., a Texas corporation ("Sona"). The Agreement was amended on September 12, 2006 (the "Amended Agreement") The Agreement and Amended Agreement are subject to both Sona and the Company complying with Sections 14A and 14C of the 1934 Exchange Act, specifically Regulations 14A and 14C, and Schedules 14A and 14C thereunder. Thereby, Sona is required to file a 14A Proxy Statement to seek shareholder approval of the Agreement and Amended Agreement while the Company is seeking shareholder approval of the Agreement and Amended Agreement by obtaining the written consent of a majority of its shareholders, and filing this 14C Information Statement (collectively, the "Shareholder Statements").

Sona is presently a blank check company seeking one or more suitable business combinations or acquisitions to create value for its shareholders.

The anticipated closing of the transaction will take place on or about February 9, 2007) or such other date as mutually agreed upon by the parties (the "Agreement Closing Date"). On the Agreement Closing Date, Sona shall acquire the Company's subsidiaries ("Subsidiaries") from Sibling in consideration for the issuance of shares of Sona's common stock and warrants equal to the amounts (and for the warrants the same terms) set forth below and Sona shall change its name to "Sibling Entertainment Group Holdings, Inc." The Subsidiaries are as follows:

                             SUBSIDIARIES OF SIBLING

Subsidiary                                        State of Incorporation
----------                                        ----------------------

Sibling Music Corp.                               Delaware

Sibling Pictures, Inc.                            Delaware

Reel Love on Film LLC                             New York
(subsidiary of Sibling Pictures, Inc.)

Reel Productions, Inc.                            New York
(subsidiary of Sibling Pictures, Inc.)

Sibling Theatricals, Inc.                         Delaware

Hats Holdings, Inc.                               Delaware
(subsidiary of Sibling Theatricals, Inc.)

HATS Denver LLC                                   Delaware
(subsidiary of Hats Holdings, Inc.)

Sibling Properties, Inc.                          Delaware

Note: Additional subsidiaries may be formed by one or more of the existing Subsidiaries prior the closing of the Agreement.

               ISSUANCE OF SONA SHARES AND WARRANTS TO THE COMPANY

Prior to closing the Acquisition, the Company shall complete or terminate its Series F offering, and the Company is contemplating the issuance of an additional debenture, or other debt financing for the purpose of proposed acquisitions and working capital, and the related stock and warrants to be issued to consultants and brokers which shall increase the total amount of shares of common stock outstanding in the Company at closing resulting in the issuance of additional Sona shares of common stock to the Company at closing as detailed on Exhibit A.

On the Agreement Closing Date, the Subsidiaries will become wholly owned subsidiaries of Sona.

The Original Agreement was approved by the unanimous consent of our Board of Directors on June 28, 2006. The Majority Stockholders approved the actions by written consent in lieu of a meeting on June 28, 2006 in accordance with the New York Business Corporation Act. The Agreement of Acquisition and Plan of Reorganization adopted by the Company's Board of Directors was filed as an exhibit to the Company's Form 8-K with the Securities and Exchange Commission on July 3, 2006 and is hereby incorporated by reference.

The Amended Agreement was approved by the unanimous consent of our Board of Directors on December 12, 2006, subject to certain closing conditions and to Stockholder approval. The Majority Stockholders approved the actions by written consent in lieu of a meeting on December 12, 2006 in accordance with the New York Business Corporation Act. The Amended Agreement adopted by the Company's Board of Directors was filed as an exhibit to the Company's Form 8-K filed with the Securities and Exchange Commission on December 15, 2006, and is hereby incorporated by reference.

SONA BUSINESS SUMMARY

Since Sona has no current business, its plan of operation will be to seek one or more suitable business combinations or acquisitions to create value for its shareholders. Sona has adopted a conservative policy of seeking opportunities that it considers to be of exceptional quality.

Sona does not intend to restrict its consideration to any particular business or industry segment, though management intends to continue its focus on opportunities related to natural resources. Due to its lack of financial resources, the scope and number of suitable business ventures is limited. Sona is therefore most likely to participate in a single business venture. Accordingly, Sona will not be able to diversify and will be limited to one merger or acquisition. The lack of diversification will prevent it from offsetting losses from one business opportunity against profits from another.

The decision to participate in a specific business opportunity will be made upon Sona's analysis of the quality of the opportunity's management and personnel, the anticipated acceptability of products or marketing concepts, the merit of technological changes and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. Further, it is anticipated that the historical operations of a specific venture may not necessarily be indicative of the potential for the future because of the necessity to substantially shift a marketing approach, expand operations, change product emphasis, change or substantially augment management, or make other changes. Sona will be partially dependent upon the management of any given business opportunity to identify such problems and to implement, or be primarily responsible for the implementation of required changes.

Since Sona may participate in a business opportunity with a newly organized business or with a business which is entering a new phase of growth, it should be emphasized that Sona may incur risk due to the failure of the target's management to have proven its abilities or effectiveness, or the failure to establish a market for the target's products or services, or the failure to realize profits.

Sona will not acquire or merge with any company for which audited financial statements cannot be obtained. Sona anticipates that any opportunity in which it participates will present certain risks. Many of these risks cannot be adequately identified prior to selection of a specific opportunity. Sona's shareholders must therefore depend on the ability of management to identify and evaluate such risks. Further, in the case of some of the opportunities available to Sona, it may be anticipated that some of such opportunities are yet to develop as going concerns or that some of such opportunities are in the development stage in that same have not generated significant revenues from principal business activities prior to Sona's participation.

Notwithstanding Sona's above-referenced business plan, it has identified the Company and the Subsidiaries as its acquisition target and executed the Agreement with the Company.

                         ADDITIONAL GENERAL INFORMATION

                                VOTING SECURITIES

As of January 17, 2007, there were 31,816,206 shares of the common stock outstanding. Each holder of common stock is entitled to one vote for each share held by such holder.

--------------------------------------------------------------------------------

                              FINANCIAL STATEMENTS

The financial tables and notes that follow present the Corporation's and Sibling's financial statements. The data hereto should be read together with the Corporation's "Management's Plan of Operation" and "Results of Operations" and Sibling's "Management's Discussion and Analysis" and "Results of Operations" included in this proxy statement. The financial data for the years ended December 31, 2005 and 2004 are audited financial statements. The financial data for the three months ended March 31, 2006 and 2005 are unaudited, interim financial statements.

Description of Financial Statements                                                     Page
Sona Development Corp. - the periods ended September 30, 2006 and 2005                  FA-1
Sona Development Corp. - the years ended December 31, 2005 and 2004                     FB-1
Sibling Entertainment Group, Inc. - the periods ended September 30, 2006 and 2005       FC-1
Sibling Entertainment Group, Inc. - the years ended June 30, 2006 and 2005              FD-1
Sona Development Corp., pro forma - the period ended September 30, 2006
     and the period ended December 31, 2005                                             FE-1

                              SONA DEVEOPMENT, INC.
                          (A Development Stage Company)

                                      INDEX

                                                                                          Page
Unaudited Balance Sheet as of September 30, 2006..........................................FA-2

Unaudited Statement of Operations for the three and nine month periods ended
  September 30, 2006 and 2005 and the period from inception to September 30, 2006.........FA-3

Unaudited Statement of Cash Flows for the three and nine months ended
  September 30, 2006 and 2005 and the period from inception to September 30, 2006.........FA-4

Notes to the Unaudited Financial Statements...............................................FA-5

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                                       September 30,     December 31,
                                                           2006              2005
                                                             $                 $
                                                        (unaudited)
                     ASSETS

CURRENT
  Cash                                                          152            28,644
                                                       ------------      ------------
                                                                152            28,644
INVESTMENTS (Note 7)                                              1                 1
                                                       ------------      ------------

                                                                153            28,645
                                                       ------------      ------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT
  Accounts payable and accrued liabilities                   21,190            11,371
  Amounts due to related parties (Note 3)                   157,306            11,691
                                                       ------------      ------------
                                                            178,496            23,062
                                                       ------------      ------------
COMMITMENTS (Note 6)

STOCKHOLDERS' EQUITY (DEFICIT)
  Capital Stock (Note 4)
  Authorized
    100,000,000 common shares with par value of
    $0.0001
  Issued and outstanding
    11,976,705 common shares
    (December 31, 2005 - 11,250,705)                          1,197             1,124
  Additional paid-in capital                              2,860,905         2,567,078
  Deficit accumulated during the development stage       (3,040,445)       (2,562,619)
                                                       ------------      ------------

                                                           (178,343)            5,583
                                                       ------------      ------------

                                                                153            28,645
                                                       ============      ============

              The accompanying notes are an integral part of these
                          interim financial statements.

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)

                        INTERIM STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                                                               Cumulative
                                                                                                              Amounts From
                                                  Three months ended,             Nine months ended,        December 28, 1988
                                                     September 30,                   September 30,           (Inception) to
                                                 2006            2005            2006            2005       September 30, 2006
                                                   $              $               $                $               $
General and administrative costs                 193,653          41,995         427,826         119,214          2,543,446
Recovery of consulting fees                           --              --              --              --            (45,000)
                                             -----------     -----------     -----------     -----------       ------------
                                                (193,653)        (41,995)       (427,826)       (119,214)        (2,498,446)
Interest income                                       --           9,374              --          24,663              2,047
Gain on forgiveness of debt                           --              --              --              --              8,000
Write down of promissory notes (Note 7)               --          (8,949)        (50,000)       (247,739)          (552,046)
                                             -----------     -----------     -----------     -----------       ------------

  Net loss for the period                       (193,653)        (41,570)       (477,826)       (342,290)        (3,040,445)
                                             ===========     ===========     ===========     ===========       ============

Loss per common share - basic and diluted          (0.02)          (0.00)          (0.04)          (0.03)

Weighted average common shares -
  basic and diluted                           11,725,618      10,175,025      11,499,225       9,960,313

              The accompanying notes are an integral part of these
                          interim financial statements.

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)

                        INTERIM STATEMENTS OF CASH FLOWS
              December 28, 1988 ( Inception) to September 30, 2006
                                   (Unaudited)

                                                                                       Cumulative
                                                                                      Amounts From
                                                                                    December 28,1988
                                                        Nine months ended            (inception) to
                                                          September 30,               September 30,
                                                      2006              2005              2006
                                                  ------------      ------------    ----------------
                                                        $                 $                 $
OPERATING
 Net loss for the period                              (477,826)         (342,290)       (3,040,445)
 Items not involving an outlay of cash
   Common stock issued for consulting fees             106,400            12,200           853,400
   Common stock issued for services                         --                --           150,733
   Common stock issued for finance costs               187,500                --           187,500
   Common stock issued for organization costs               --                --                33
   Gain on forgiveness of debt                              --                --            (8,000)
   Write down of promissory notes                       50,000           247,739           552,047
 Changes in non-cash working capital items
   Prepaid expenses                                         --             3,000                --
   Accounts payable and accrued liabilities              9,820           (22,409)          436,495
   Accrued and unpaid fees to related parties           27,515             9,177            39,305
                                                  ------------      ------------      ------------
                                                       (96,591)          (92,583)         (828,932)
                                                  ------------      ------------      ------------

INVESTING
  Promissory notes                                     (50,000)         (247,739)         (550,000)
  Loan to Smart Card Technologies Co. Ltd.                  --                --          (600,000)
                                                  ------------      ------------      ------------
                                                       (50,000)         (247,739)       (1,150,000)
                                                  ------------      ------------      ------------

FINANCING
  Advances from related parties                        118,100            38,121           538,218
  Loans payable                                             --                --           680,000
  Common stock issued for cash                              --           355,000           760,867
                                                  ------------      ------------      ------------
                                                       118,100           393,121         1,979,085
                                                  ------------      ------------      ------------

NET INCREASE (DECREASE) IN CASH                        (28,491)           52,799               153
CASH, BEGINNING OF PERIOD                               28,644             4,211                --
                                                  ------------      ------------      ------------
CASH, END OF PERIOD                                        153            57,010               153
                                                  ============      ============      ============

SUPPLEMENTAL CASH FLOW INFORMATION (Note 5)

              The accompanying notes are an integral part of these
                          interim financial statements.

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               September 30, 2006
                                   (unaudited)

Note 1 - Nature of Operations and Basis of Presentation

(a) Organization

Sona Development Corp. (the "Company") was incorporated as Houston Produce Corporation under the laws of the State of Texas on December 28, 1988. The Company was organized primarily for the purpose of importing fruits and vegetables from Latin America for sale in the United States market and it was dormant until its reactivation in March 1997. In June 1997, the Company changed its name to Net Master Consultants, Inc. On December 28, 2002, the Company changed its name to Sona Development Corp. The Company is currently pursuing a potential merger with Sibling Entertainment Group, Inc. ("Sibling"), an entertainment development and production company based in New York City, as described in Note 7. The Company is considered a development stage company in accordance with Statement of Financial Accounting Standards (SFAS) No. 7.

(b) Going Concern

The financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues or completed development of any commercially acceptable products or services to date, has a working capital deficiency of $178,344 at September 30, 2006 and has incurred losses of $3,040,445 since inception, and further significant losses are expected to be incurred in the Company's development stage. The Company will depend almost exclusively on outside capital through the issuance of common shares, and advances from related parties to finance ongoing operating losses. The ability of the Company to continue as a going concern is dependent on raising additional capital and ultimately on generating future profitable operations. There can be no assurance that the Company will be able to raise the necessary funds when needed to finance its ongoing costs. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

(c) Unaudited Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principals for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2005 included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Form 10-KSB. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results are for the nine months ended September 30, 2006.

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               September 30, 2006
                                   (unaudited)

Note 2 - Summary of Significant Accounting Policies

(a) Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(b) Foreign Currency Translation

The Company considers the U.S. dollar its functional currency. Monetary assets and liabilities resulting from foreign currency transactions are translated into U.S. dollar equivalents using the year end conversion rates. Revenues, expenses, receipts and payments are translated throughout the year at exchange rates prevailing at the date of the transaction. Exchange gains and losses are included in the loss for the year.

(c) Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(d) Financial Instruments

            In accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The carrying values of cash, promissory notes, accounts payable and amounts due to related parties approximate fair values due to the short-term maturity of the instruments.

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               September 30, 2006
                                   (unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

(e) Stock-Based Compensation

            On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton ("BSM") option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006 the first day of the Company's fiscal year 2006. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123. As the Company did not grant any stock options in 2005, no pro forma information is provided.

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company's employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               September 30, 2006
                                   (unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

(f) Loss per Share

            The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants, using the treasury method, and preferred stock, using the if-converted method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

(g) Recent Accounting Pronouncements

            In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the
Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

            In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               September 30, 2006
                                   (unaudited)

or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               September 30, 2006
                                   (unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

(g) Recent Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial position and results of operations.

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               September 30, 2006
                                   (unaudited)

Note 3 - Related Party Transactions

Related party payables consist of the following:

                                                              September 30,      December 31,
                                                                       2006              2005
                                                                       ----              ----
    Due to a significant shareholder (a)                       $    144,306      $     11,691

    Unsecured payable to a shareholder with no specific
    terms and due on demand (b)                                      13,000             4,000
                                                               ------------      ------------
                                                               $    157,306      $     15,691
                                                               ============      ============

The following represents related party transactions paid or accrued during the nine months ended September 30, 2006 and 2005:

                                                                           2006          2005
                                                                           ----          ----
    Consulting fees paid or accrued to a director (c)                   $  100,000    $   30,593
    Consulting fees paid or accrued to a significant shareholder (a)        50,400        31,500
    Rent paid or accrued to a shareholder (b)                                9,000         5,000
                                                                        ----------    ----------
                                                                        $  159,400    $   67,093
                                                                        ==========    ==========

(a) The amounts due to a significant shareholder at September 30, 2006 of $144,306 (2005 - $11,691) are for cash loans, consulting fees and reimbursable expenses.

The Company is indebted to this shareholder for cash loans of $118,100 which bear interest at a rate of 10% per annum and is due from the proceeds of the next financing arranged by the Company. At September 30, 2006, the Company accrued $5,096 of interest on the loans. The loans are unsecured and due on demand. The Company has also issued 450,000 restricted common shares to the lender as additional consideration for the loans. If the Note is not paid in full from the proceeds of the Company's next financing, the lender will be entitled to a one-time late charge equal to 2% of the outstanding principal amount of the Note. Overdue payments will bear interest at 12% per annum until paid. At September 30, 2006, the Company was indebted $21,110 to this shareholder for consulting fees and reimbursable expenses. This debt bears no interest and has no defined terms of repayment.

On May 30, 2006, the Company issued an additional 126,000 shares of common stock in settlement of $50,400 of consulting fees due to the same significant shareholder.

(b) In May of 2005, the Company entered into an agreement with a shareholder for office rent and expenses at $1,000 per month.

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               September 30, 2006
                                   (unaudited)

Note 3 - Related Party Transactions (Continued)

(c) On December 1, 1999, the Company entered into a consulting agreement with the Company's sole officer and director. The agreement has an automatic renewal provision unless terminated by either party. In the first nine months of fiscal 2006, the Company incurred $100,000 (2005 - $30,593) in consulting fees to this director, of which $56,000 was paid by the issuance of 150,000 common stocks.

(d) See Note 4 for additional related party transactions.

Note 4 - Capital Stock

(a) Stock options

The Company has not issued any options on its common stock to date and has not recorded any stock-based compensation with respect to stock options.

(b) Stock issuances

On September 15, 2006, the Company issued 300,000 shares of common stock with a fair value of $135,000 to a shareholder as partial consideration for bridge financing from the shareholder.

On May 30, 2006, the Company issued 126,000 shares of common stock in settlement of $31,500 of debt.

On May 30, 2006, the Company issued 50,000 shares of common stock with a fair value of $20,000 to a director for consulting fees.

On May 8, 2006, the Company issued 100,000 shares of common stock with a fair value of $36,000 to a director for consulting fees.

On February 17, 2006, the Company issued 150,000 shares of common stock with a fair value of $52,500 to a shareholder as partial consideration for $50,000 in bridge financing from the shareholder.

On December 15, 2005, the Company issued 50,000 shares of common stock with a fair value of $25,000 to a director for consulting fees.

On October 19, 2005, the Company issued 1,025,680 shares of common stock in settlement of $102,568 of debt.

During 2005, the Company issued 914,288 shares of its common stock at $0.35 per share for proceeds of $320,000.

On April 05, 2005, 122,000 shares of common stock were issued to a significant shareholder in settlement of $12,200 of debt.

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               September 30, 2006
                                   (unaudited)

Note 5 - Supplemental Cash Flow Information

Actual amounts paid with cash for interest and income taxes for the nine months ended September 30, 2006 and 2005 are as follows:

                                  Nine months ended September 30,
                                        2006           2005
                                        ----           ----
          Interest                   $       --     $       --
                                     ==========     ==========
          Income taxes               $       --     $       --
                                     ----------     ----------

During the nine month period ended September 30, 2006, the Company issued:

(a) 126,000 shares of common stock in settlement of $50,400 of debt.

(b) 150,000 shares of common stock with a fair value of $56,000 to a director for consulting fees.

(c) 450,000 shares of common stock with a fair value of $187,500 to a shareholder as partial consideration for bridge financing.

During the nine month period ended September 30, 2005, the Company issued:

(d) 122,000 common stock issued for consulting services was valued at $12,200.

Note 6 - Proposed Merger with Idea One

On May 20, 2004, as amended November 1, 2004, November 19, 2004, December 28, 2004, March 22, 2005, April 22, 2005, July 15, 2005, and November 14, 2005, the
Company entered into a non-binding letter of intent with Idea One, a privately owned company involved in the development of battery cell technology. The Company did not complete a definitive merger agreement with Idea One.

Over the term of the letter of intent the Company loaned Idea One a total of $550,000 through a series of convertible promissory notes. The convertible promissory notes were to be automatically converted into Idea One common shares in the event that the transactions contemplated in the letter of intent were not completed by April 30, 2006. Since the merger agreement was abandoned, the Company and Idea One agreed to convert the outstanding balance, including accrued interest, of $595,642 as of April 30, 2006, at $0.40 per share into 1,489,106 common shares of Idea One, on or about May 1, 2006, in full satisfaction of the debt. The Company received these shares in the second quarter of 2006. As of September 30, 2006, the Idea One shares have been recorded at a nominal value of $1.

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               September 30, 2006
                                   (unaudited)

Note 7 - Proposed Merger with Sibling

On June 29, 2006, the Company executed a definitive agreement of acquisition and plan of reorganization with Sibling Entertainment Group, Inc. ("Sibling"), an entertainment development and production company based in New York City. Under the reorganization, subject to shareholder approval, the Company is to acquire each of Sibling's four wholly owned subsidiaries: Sibling Theatricals, Inc., Sibling Pictures, Inc., Sibling Music Corp., Sibling Properties, Inc. and three wholly owned subsidiaries of Sibling Pictures, Inc., all of which own and or control each of Sibling's respective divisions and operations of live-stage theatrical operations, music, independent feature films and theatrical real estate. On closing of the transaction, the Company's name is to be changed to Sibling Entertainment Group, Inc.

The definitive agreement anticipates a share exchange pursuant to which the Company will issue up to 33,267,472 shares of common stock for all the issued and outstanding shares of the Sibling subsidiaries on the closing date. The Company will further grant 16,239,972 share purchase warrants with terms ranging from 3 to 5 years at exercise prices ranging from $0.275 a share to $1.00 per share. The closing of the transaction remains subject to shareholder approval which, as at the date of this quarterly report, has not been obtained.

                                SONA DEVEOPMENT,
                                      INC.
                          (A Development Stage Company)

                                      INDEX

                                                                                             Page
Reported of Independent Registered Public Accounting Firm ...................................FB-2

Unaudited Balance Sheet as of December 31, 2005..............................................FB-3

Unaudited Statement of Operations for the years ended December 31,
  2005 and 2004 and the period from..........................................................FB-4

Statements of Stockholders' Deficit for the period from inception to December 31, 2005.......FB-5

Unaudited Statement of Cash Flows for the years ended December 31,
  2005 and 2004 and the period from inception to December 31, 2005...........................FB-9

Notes to the Unaudited Financial Statements..................................................FB-10

                [LETTERHEAD OF DALE MATHESON CARR-HILTON LABONTE]

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

To the Stockholders and Board of Directors of Sona Development Corp.:

            We have audited the accompanying balance sheets of Sona Development Corp. (a development stage enterprise) as of December 31, 2005 and 2004 and the statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004 and the results of its operations and its cash flows and the changes in stockholders' equity (deficit) for the years ended December 31, 2005 and 2004, in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has reported losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                           /s/ Dale Matheson Carr-Hilton LaBonte
                                           -------------------------------------

                                                           CHARTERED ACCOUNTANTS

Vancouver, Canada
March 14, 2006

                             SONA DEVELOPMENT CORP.

                          (A Development Stage Company)

                                 BALANCE SHEETS

                                                            December 31,     December 31,
                                                                2005             2004
                                                            ------------     ------------
                        ASSETS

CURRENT
      Cash                                                  $     28,644     $      4,211
      Prepaid Expenses                                                --            3,000
                                                            ------------     ------------
                                                                  28,644            7,211
PROMISSORY NOTES (Note 8)                                              1                1
                                                            ------------     ------------

                                                            $     28,645     $      7,212
                                                            ============     ============

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
   Accounts payable and accrued liabilities                 $     11,371     $     31,783
   Amounts due to a related party (Note 3)                        11,691           57,358
                                                            ------------     ------------
                                                                  23,062           89,141
                                                            ------------     ------------

COMMITMENTS (Notes 7, 8 and 9)
STOCKHOLDERS' EQUITY
   Capital stock (Note 5)
   Authorized
      100,000,000 common stock with par value of $0.0001
   Issued and outstanding
      11,250,705 common stock (2004 - 9,138,737)                   1,124              913
   Additional paid-in capital                                  2,567,078        2,107,521
   Stock subscriptions                                                --          (35,000)
   Deficit accumulated during the development stage           (2,562,619)      (2,155,363)
                                                            ------------     ------------
                                                                   5,583          (81,929)
                                                            ------------     ------------

                                                            $     28,645     $      7,212
                                                            ============     ============

  - The accompanying notes are an integral part of these financial statements -

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                                                                     Cumulative
                                                                                     results of
                                                                                   operations from
                                                         Year Ended                 December 28,
                                                                                    1988 (date of
                                                        December 31,                inception) to
                                                   2005               2004        December 31, 2005
                                              -------------      -------------    -----------------
                                                $                    $                      $
General and administrative costs                    182,256            172,412          2,115,620
Recovery of consulting fees                              --                 --            (45,000)
                                              -------------      -------------      -------------
                                                   (182,256)          (172,412)        (2,070,620)
Interest income                                          --              2,047              2,047
Gain on forgiveness of debt                              --                 --              8,000
Write down of promissory notes (Note 8)            (225,000)          (277,046)          (502,046)
                                              -------------      -------------      -------------
     Net loss for the year                         (407,256)          (447,411)        (2,562,619)
                                              =============      =============      =============

Loss per common share - basic and diluted             (0.04)             (0.06)
                                              =============      =============

Weighted average common shares -
 basic and diluted                               10,106,956          7,851,420
                                              =============      =============

  - The accompanying notes are an integral part of these financial statements -

                              SONA DEVELOPMENT CORP
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                                                                           Deficit
                                                                                                         Accumulated
                                                                              Additional      Stock        During
                                                    Common Stock                 Paid     Subscriptions/ Development
                                                       Shares       Amount    In Capital   Obligations      Stage          Total
-----------------------------------------------------------------------------------------------------------------------------------
Inception at December 28, 1988                                --   $     --    $      --    $      --    $        --    $        --
Shares issued for organization costs                      33,000     33,000      (32,967)          --             --             33
Net loss                                                      --         --           --                         (33)           (33)
                                                     ------------------------------------------------------------------------------
Balances, December 31, 1988 to December 31, 1996          33,000     33,000      (32,967)          --            (33)            --
1,000 for 1 stock split                               32,967,000         --           --           --             --             --
Cancelled 30,000,000 shares                           30,000,000)   (32,700)      32,700           --             --             --
Stock issued at $5,00 on June 17, 1997                    20,000          2       99,998           --             --        100,000
Net loss                                                      --         --           --           --        (80,025)       (80,025)
                                                     ------------------------------------------------------------------------------
Balance, December 31, 1997                             3,020,000        302       99,731           --        (80,058)        19,975
Stock issued at $0.10 per share for services              95,000         10        9,490           --             --          9,500
Stock issued for cash at $0.14 per share and
  subscription receivable at $0.14 per share              52,800          5        7,795       (2,722)            --          5,028
Net loss                                                      --         --           --           --        (33,798)       (33,798)
                                                     ------------------------------------------------------------------------------
Balance, December 31, 1998                             3,167,800        317      117,016       (2,722)      (113,856)           705
Net loss                                                      --         --           --           --        (66,662)       (66,662)
                                                     ------------------------------------------------------------------------------
Balance, December 31, 1999                             3,167,800        317      117,016       (2,722)      (180,518)       (65,957)
2 for 1 stock split                                    3,167,800        317         (317)          --             --             --
Stock issued at $2.00 per share for consulting fees      320,000         32      639,968           --             --        640,000
Stock issued at $2.00 per share to settle
trade payables                                            20,540          2       41,078           --             --         41,080
Stock issued at $2.00 per share for services              11,960          2       23,918           --             --         23,920
Stock issued per preemptive rights                           192         --           17           --             --             17
Stock subscriptions received                                  --         --           --        2,722             --          2,772
Net loss                                                      --         --           --           --     (1,018,914)    (1,018,914)
                                                     ------------------------------------------------------------------------------
Balance, December 31, 2000                             6,688,292        670      821,680           --     (1,199,432)      (377,082)
Stock issued at $0.08 per share for consulting
  fees and payables                                      687,500         68       54,932           --             --         55,000
Stock issued at $0.08 per share for rent payable         535,000         54       42,746           --             --         42,800
Net loss                                                      --         --           --           --       (227,672)      (227,672)
                                                     ------------------------------------------------------------------------------
Balance, December 31, 2001                             7,910,792        792      919,358           --     (1,427,104)      (506,954)

  - The accompanying notes are an integral part of these financial statements -

                              SONA DEVELOPMENT CORP
                          (A Development Stage Company)
                  STATEMENT OF STOCKHOLDERS' EQUITY (continued)
--------------------------------------------------------------------------------

                                                                                                              Deficit
                                                                                                            Accumulated
                                                                               Additional       Stock         During
                                                      Common Stock                Paid      Subscriptions/  Development
                                                         Shares      Amount    In Capital    Obligations       Stage        Total
-----------------------------------------------------------------------------------------------------------------------------------
Balance carried forward:                                7,910,792   $    792    $  919,358   $       --     $(1,427,104)  $(506,954)
1 for 10 reverse stock split                           (7,119,708)      (713)          713           --              --          --
Stock subscribed for converted debts                           --         --            --      641,953              --     641,953
Net loss                                                       --         --            --           --        (180,733)   (180,733)
                                                      -----------------------------------------------------------------------------
Balance, December 31, 2002                                791,084         79       920,071      641,953      (1,607,837)    (45,734)
Stock issued for cash at $.10 per share                   280,000         28        27,972           --              --      28,000
Shares issued for converted debts                       5,598,947        560       641,393     (641,953)             --          --
Stock issued for debt settlement at $0.20 per share       280,538         28        56,080           --              --      56,108
Stock issued for debt settlement at $0.20 per share        52,500          5        10,495           --              --      10,500
Stock issued for debt settlement at $0.10 per share        50,000          5         4,995           --              --       5,000
Net loss                                                       --         --            --           --        (100,115)   (100,115)
                                                      -----------------------------------------------------------------------------
Balance, December 31, 2003                              7,053,069        705     1,661,006           --      (1,707,952)    (46,241)

Stock issued for debt settlement at $0.10 per share       735,782         73        73,505           --              --      73,578
Stock issued for debt settlement at $0.10 per share        50,000          5         4,995           --              --       5,000
Stock issued for services at $0.15 per share               65,000          6         9,744           --              --       9,750
Stock issued for debt settlement at $0.10 per share        86,000          9         8,591           --              --       8,600
Stock issued for debt settlement at $0.16 per share       277,314         28        44,717           --              --      44,745
Stock issued for cash at $0.35 per share                  871,572         87       304,963           --              --     305,050
Subscriptions receivable                                       --         --            --      (35,000)             --     (35,000)
Net loss                                                       --         --            --           --        (447,411)   (447,411)
                                                      -----------------------------------------------------------------------------
Balance, December 31, 2004                              9,138,737        913     2,107,521      (35,000)     (2,155,363)    (81,929)

Stock issued for cash at $0.35 per share                  914,288         91       319,909           --              --     320,000
Stock issued for debt settlement at $0.10 per share     1,147,680        115       114,653           --              --     114,768
Stock issued for consulting services at $0.50
per share                                                  50,000          5        24,995           --              --      25,000
Subscriptions received                                         --         --            --       35,000              --      35,000
Net loss                                                       --         --            --           --        (407,256)   (407,256)
                                                      -----------------------------------------------------------------------------
Balance at December 31, 2005                           11,250,705   $  1,124    $2,567,078   $       --     $(2,562,619)  $   5,583
                                                      -----------------------------------------------------------------------------

  - The accompanying notes are an integral part of these financial statements -

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                                       Cumulative
                                                                                       results of
                                                                                     operations from
                                                            Year Ended               December 28,1988
                                                           December 31,           (date of inception) to
                                                      2005              2004       to December 31, 2005
                                                  ------------      ------------   --------------------
OPERATING
 Net loss                                         $   (407,256)     $   (447,411)       $ (2,562,619)
 Items not involving an outlay of cash
   Common stock issued for consulting fees              25,000            47,000             747,000
   Common stock issued for services                         --             9,750              70,830
   Common stock issued for organization costs               --                --                  33
   Common stock issued for other services                   --             3,683              79,903
   Gain on forgiveness of debt                              --                --              (8,000)
   Write down of promissory notes                      225,000           277,047             502,047
 Changes in non-cash working capital items
   Prepaid expenses                                      3,000            (3,000)                 --
   Accounts payable and accrued liabilities            (30,539)           12,902             438,465
                                                  ------------      ------------        ------------
                                                      (123,717)         (100,029)           (732,341)
                                                  ------------      ------------        ------------

INVESTING
                                                  ------------      ------------        ------------
   Loan to Smart Card Technologies Co. Ltd.                 --                --            (600,000)
                                                  ------------      ------------        ------------

FINANCING
 Promissory notes                                     (225,000)         (275,000)           (500,000)
 Advances from a related party                          18,150           106,727             420,118
 Loans payable                                              --                --             680,000
 Common stock issued for cash                          355,000           270,050             760,867
                                                  ------------      ------------        ------------
                                                       148,150           101,777           1,360,985
                                                  ------------      ------------        ------------

NET INCREASE IN CASH                                    24,433             1,748              28,644
CASH, BEGINNING OF YEAR                                  4,211             2,463                  --

                                                  ------------      ------------        ------------
CASH, END OF YEAR                                 $     28,644      $      4,211        $     28,644
                                                  ============      ============        ============

- Supplemental cash flow info (Note 6) -

  - The accompanying notes are an integral part of these financial statements -

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Note 1 - Nature of Operations and Basis of Presentation

(a) Organization

Sona Development Corp. (the "Company") was incorporated as Houston Produce Corporation under the laws of the State of Texas on December 28, 1988. The Company was organized primarily for the purpose of importing fruits and vegetables from Latin America for sale in the United States market and it was dormant until its reactivation in March 1997. In June 1997, the Company changed its name to Net Master Consultants, Inc. On December 28, 2002, the Company changed its name to Sona Development Corp. The Company is currently pursuing a potential merger with Idea One Inc. as described in Note 7. The Company is considered a development stage company in accordance with Statement of Financial Accounting Standards (SFAS) No. 7.

(b) Going Concern

The financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues or completed development of any commercially acceptable products or services to date, has a working capital of $5,582 at December 31, 2005 and has incurred losses of $2,562,619 since inception, and further significant losses are expected to be incurred in its development stage. The Company will depend almost exclusively on outside capital through the issuance of common shares, and advances from related parties to finance ongoing operating losses. The ability of the Company to continue as a going concern is dependent on raising additional capital and ultimately on generating future profitable operations. There can be no assurance that the Company will be able to raise the necessary funds when needed to finance its ongoing costs. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Note 2 - Summary of Significant Accounting Policies

(a) Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(b) Foreign Currency Translation

The Company considers the U.S. dollar its functional currency. Monetary assets and liabilities resulting from foreign currency transactions are translated into U.S. dollar equivalents using the year end conversion rates. Revenues, expenses, receipts and payments are translated throughout the year at exchange rates prevailing at the date of the transaction. Exchange gains and losses are included in the loss for the year.

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Note 2 - Organization and Summary of Significant Accounting Policies (continued)

(c) Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(d) Financial Instruments

            In accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The carrying values of cash, promissory notes, accounts payable and amounts due to a related party approximate fair values due to the short-term maturity of the instruments.

(e) Stock-Based Compensation

In December 2002, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation
- Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the year ended December 31, 2002. As the Company did not grant any stock options during 2005 and 2004 no pro-forma disclosure has been provided.

The Company has elected to continue to account for stock options granted to employees and officers using the intrinsic value based method in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. In addition, with respect to stock options granted to employees, the Company provides pro-forma information as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model. In accordance with SFAS No. 123, the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants.

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Note 2 - Organization and Summary of Significant Accounting Policies (continued)

(e) Stock-Based Compensation (continued)

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the ("FASB") Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

(f) Loss per Share

            The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants, using the treasury method, and preferred stock, using the if-converted method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

(g) Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment ("SFAS 123(R)"), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS 123(R) is effective for all interim periods beginning after December 15, 2005. Management is currently evaluating the impact of this standard on the Company's financial condition and results of operations. See
Note 1(e) for information related to the pro forma effects on the Company's reported net loss and net loss per share of applying the fair value recognition provisions of the previous SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Note 2 - Organization and Summary of Significant Accounting Policies (continued)

(g) Recent Accounting Pronouncements (continued)

In July 2005, the FASB issued SFAS No. 154, Accounting for Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3. Under the provisions of SFAS No. 154, a voluntary change in accounting principle requires retrospective application to prior period financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. A change in depreciation, amortization, or depletion method for long-lived, nonfinancial assets must be accounted for as a change in accounting estimate effected by a change in accounting principle. The guidance contained in APB No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate was not changed. The Company will implement this new standard beginning January 1, 2006. This standard is not expected to have a significant effect on our reported financial position or earnings.

In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143". Asset retirement obligations (AROs) are legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of a long-lived asset, except for certain obligations of lessees. FIN 47 clarifies that liabilities associated with asset retirement obligations whose timing or settlement method are conditional on future events should be recorded at fair value as soon as fair value is reasonably estimable. FIN 47 also provides guidance on the information required to reasonably estimate the fair value of the liability. FIN 47 is intended to result in more consistent recognition of liabilities relating to AROs among companies, more information about expected future cash outflows associated with those obligations stemming from the retirement of the asset(s) and more information about investments in long-lived assets because additional asset retirement costs will be recognized by increasing the carrying amounts of the assets identified to be retired. FIN 47 is effective for fiscal years ending after December 15, 2005. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's financial statements.

In November 2005, the FASB issued Staff Position ("FSP") FAS115-1/124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, which addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The guidance in this FSP amends FASB Statements No. 115, Accounting for Certain Investments in Debt and Equity Securities, and No. 124, Accounting for Certain Investments Held by Not-for-Profit Organizations, and APB Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. This FSP is effective for reporting periods beginning after December 15, 2005. We do not believe the adoption of this FSP will have a material impact on our financial statements.

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Note 3 - Related Party Transactions

The following represents related party transactions paid or accrued during the years ended December 31, 2005 and 2004:

                                                            2005         2004
                                                            ----         ----
    Consulting fees paid to a director                   $   72,949   $   35,755
    Consulting fees paid to a significant shareholder        42,000       42,000
    Rent paid to a shareholder                                8,000       12,000
                                                         ----------   ----------
                                                         $  122,949   $   89,755
                                                         ==========   ==========

(a) The amount due to a related party at December 31, 2005 of $11,691 (2004 - $57,358) is due to a significant shareholder for cash loans, consulting fees and reimbursable expenses. Cash loans bear interest at 8% per annum and are repayable on demand. On April 5, 2005, the Company issued 122,000 shares of common stock to this significant shareholder in settlement of $12,200 of debt. On October 19, 2005, the Company issued 1,025,680 shares of common stock to this significant shareholder in settlement of $102,568 of debt (refer to Note 9(c)).

(b) On December 1, 1999, the Company entered into a consulting agreement with the Company's sole officer and director. The agreement has an automatic renewal provision unless terminated by either party. In fiscal 2005, the Company paid $72,949 (2004 - $35,755) in consulting fees to this director. On December 15, 2005, the Company issued 50,000 shares of common stock valued at $25,000 to this director for consulting services (refer to Note 5).

Note 4 - Income Taxes

The Company accounts for its income taxes in accordance with FASB No. 109, "Accounting for Income Taxes." As of December 31, 2005, the Company had net operating loss carry forwards of approximately $1,951,000 that may be available to reduce future years' taxable income and will expire commencing in 2015. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Note 5 - Capital Stock

(a) Stock split

In 1997, the Company's Board of Directors authorized a 1,000-for-one stock split and the cancellation of 30,000,000 shares as part of a reorganization and reincorporation. In January, 2000, it authorized a two-for-one stock split. In October, 2002, it authorized a one-for-ten reverse stock split that was effected on December 28, 2002.

(b) Stock options

The Company has not issued any options on its common stock and has not recorded any stock-based compensation to date.

(c) Stock issuances

On December 15, 2005, the Company issued 50,000 shares of common stock with a fair value of $25,000 to a director for consulting fees.

On October 19, 2005, the Company issued 1,025,680 shares of common stock in settlement of $102,568 of debt.

During 2005, the Company issued 914,288 shares of its common stock at $0.35 per share for proceeds of $320,000.

On April 05, 2005, 122,000 shares of common stock were issued to a significant shareholder in settlement of $12,200 of debt. (See Note 3)

During the year ended December 31, 2004, the Company pursued a private placement of its common stock at a price of $0.35 per share to raise sufficient funds to loan Idea One, Inc. ("Idea One") $500,000 pursuant to its letter of intent as amended (See Note 7). The terms of the private placement indicated to subscribers that all funds raised would be held in escrow until such time as sufficient funds were raised to meet the $500,000 loan obligation to Idea One. However, in the event that the Company decided not to proceed in accordance with the terms of the letter of intent, all funds raised were to be returned to the subscribers. As of December 31, 2004 the Company had raised $270,000 pursuant to the private placement, all of which was initially placed into an escrow account.

On December 28, 2004, the letter of intent with Idea One was amended to permit the partial payment of the $500,000 loan obligation. Prior to disbursing the $500,000, the Company obtained releases from all subscribers to the private placement authorizing the release of the funds. As of December 31, 2005 the Company had loaned $500,000 (December 31, 2004 - $275,000) to Idea One secured by Promissory Notes made by Idea One (Note 8).

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Note 5 - Capital Stock (continued)

(c) Stock issuances (continued)

On December 3, 2004, the Company authorized the issuance of 871,572 shares of its common stock to the subscribers to the private placement at a price of $0.35 per share for a total of $305,050. As at December 31, 2004, the Company had received $270,050 in cash from the private placement leaving a balance of $35,000 recorded in the accounts as subscriptions receivable. The $35,000 was received in fiscal 2005.

On September 30, 2004 the Company issued 85,064 shares of its common stock in lieu of a cash payment for services rendered according to a consulting agreement by a significant shareholder and expenses incurred on behalf of the Company in the amount of $13,725.

On September 29, 2004 the Company issued 192,250 shares of its common stock to repay advances made by a significant shareholder in the amount of $31,020.

On May 28, 2004 the Company issued 86,000 shares of its common stock to repay advances made by a significant shareholder in the amount of $8,600.

On May 18, 2004 the Company issued 50,000 shares of its common stock to a director as compensation for services, valued at $5,000.

On May 11, 2004 the Company issued 65,000 shares pursuant to "The 2003 Benefit Plan of Sona Development Corp." to a consultant for legal services valued at $9,750.

In April, 2004 the Company issued a total of 735,782 shares to a significant shareholder as follows: (i) 210,040 shares were issued in lieu of a cash payment for services in the amount of $21,004, which were rendered according to a consulting agreement; and (ii) 525,742 shares were issued to repay advances made in the amount of $52,574.

Note 6 - Supplemental Cash Flow Information

Actual amounts paid for interest and income taxes for the years ended December 31 are as follows:

                                         2005         2004
                                         ----         ----
                Interest              $       --   $    1,323
                                      ==========   ==========
                Income taxes          $       --   $       --
                                      ==========   ==========

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Note 6 - Supplemental Cash Flow Information (continued)

During the year ending December 31, 2005, the Company issued:

(a) 1,147,680 common stock for settlement of $114,768 of debt.

(b) 50,000 common stock for consulting services valued at $25,000.

During the year ending December 31, 2004, the Company issued:

(a) 1,149,096 common stock for settlement of debt.

(b) 65,000 common stock for consulting services.

Note 7 - Proposed Merger

On May 20, 2004, as amended November 1, 2004, November 19, 2004, December 28, 2004, March 22, 2005, April 22, 2005, July 15, 2005, and November 14, 2005, the
Company entered into a non-binding letter of intent, as amended, with Idea One, a privately owned company involved in the development of battery cell technology. The letter of intent, as amended, anticipates that Idea One will be acquired by the Company in a reverse merger transaction ("Sona Merger") pursuant to which the shareholders of Idea One will control the combined entity.

Conditions of closing pursuant to the letter of intent include: (a) loaning Idea One $500,000 in the form of convertible debt instruments or promissory note (satisfied in full on April 8, 2005); b) entering into a definitive agreement with Idea One that will close no later than April 30, 2006; c) completing an equity financing of not less than $1,500,000 by or before April 30, 2006; d) obtaining the approval for the transaction by the board of directors and the shareholders of the Company and Idea One; and e) completing satisfactory due diligence. As of the date of these financial statements the Company has not entered into a definitive agreement with Idea One however, management is continuing to pursue this opportunity.

Note 8 - Promissory Notes

On November 10, 2004,  December  29, 2004,  March 22, 2005,  and April 08, 2005,
Promissory Notes ("Notes") totaling $500,000 were executed by Idea One payable to the order of the Company for advances made. On November 14, 2005 the terms of all of the above Notes totaling $500,000 were amended.

Terms of the Notes are as follows:

(1) The Notes bear interest at a rate of 7% per annum on the unpaid principal amount outstanding.

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Note 8 - Promissory Notes (continued)

(2) The entire outstanding principal amount of the Notes, together with all interest accrued thereon, as amended, is due and payable in Idea One's common stock on a date which shall be the earlier to occur of (a) the Sona Merger or
(b) by April 30, 2006 ("Amended Maturity Date").

(3) In the event of a merger with or acquisition of Idea One by the Company, the Notes will be consolidated with the Company's financial statements as loans or forgiven on merger. However, should the Company not conclude a merger with Idea One on or before April 30, 2006, then on May 1, 2006 the outstanding principal and interest due on the Notes will be converted into shares of Idea One valued at the lesser of $0.90 per share or a conversion price equivalent to the lowest price per share at which shares of Idea One common stock have been sold between November 14, 2005 and the Amended Maturity Date.

(4) Accrued interest on the Notes shall compound quarterly and be added to the unpaid principal amount of the Notes. The Company accrued $2,047 in interest on these notes in 2004, however, the Company has not continued to accrue interest on the Promissory Notes in 2005 due to the unlikelihood of collection.

As of December 31, 2005 the Company has written down the carrying value of the Notes and accrued interest receivable to $1 due to the uncertainty of: (1) the ability of the Company to complete the proposed merger; and (2) the ultimate value of any shares of Idea One that the Company may receive.

Note 9 - Subsequent Events

(a) On February 17, 2006, the Company issued a Promissory Note for $50,000 to a significant shareholder in exchange for a loan of $50,000. The loan bears interest at a rate of 10% per annum and is due from the proceeds of the next financing arranged by the Company which is anticipated to be by April 30, 2006. The Company will also issue 150,000 restricted common shares to the lender as additional consideration for the loan. If the Note is not paid in full from the proceeds of the Company's next financing, the lender will be entitled to a one-time late charge equal to 2% of the outstanding principal amount of the Note. Overdue payments will bear interest at 12% per annum until paid.

(b) On February 24, 2006, the Company advanced $50,000 to Idea One in exchange for a $50,000 Convertible Promissory Note. The Note bears interest at 10% per annum and is due and payable in Idea One's common stock on a date which shall be the earlier to occur of (a) the Sona Merger or (b) by April 30, 2006 (the "Maturity Date"). Accrued interest on the Notes shall compound quarterly and be added to the unpaid principal amount of the Note. Should the Company not conclude the Sona Merger on or before April 30, 2006 then on May 1, 2006 the outstanding principal and interest due on the Note will be converted into shares of Idea One valued at the lesser of $0.40 per share or a conversion price equivalent to the lowest price per share at which shares of Idea One common stock have been sold between February 17, 2006 and the Maturity Date.

                             SONA DEVELOPMENT CORP.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

(c) On February 17, 2006, the Company issued 150,000 shares of its common stock in lieu of a cash payment for services rendered by a significant shareholder.

                          SIBLING ENTERTAINMENT GROUP,
                            INC. (A Development Stage
                                    Company)

                                      INDEX


                                                                                          Page
Unaudited, Consolidated Balance Sheet as of September 30, 2006............................FC-2

Unaudited, Consolidated Statement of Operations for the three month period ended
     September 30, 2006...................................................................FC-3

Unaudited, Consolidated Statement of Cash Flows for the three months ended
     September 30, 2006...................................................................FC-4

Notes to the Unaudited, Consolidated Financial Statements                                 FC-5

SIBLING ENTERTAINMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006
(UNAUDITED)

Assets
      Current assets
          Cash                                                            150,742
          Due from related parties                                        128,701
          Advances and prepaids                                            23,685
          Loans receivable - related party                                132,800
          Other receivables                                                20,658
                                                                       ----------
      Total current assets                                                456,586
      Fixed assets
          Computer equipment, net of accumulated depreciation               5,368
                                                                       ----------
      Total Fixed Assets                                                    5,368

      Other assets
          Goodwill                                                      2,779,624
          Recoupable advances                                              48,333
          Deposits                                                        309,920
          Production development costs                                    474,491
          Investment in related companies                                 105,183
          Other investments                                                88,350
          Options purchased                                                63,000
                                                                       ----------
      Total other assets                                                3,868,901
                                                                       ----------
Total assets                                                            4,330,855
                                                                       ==========
Liabilities and Stockholders' Equity
      Liabilities
          Current liabilities
              Accounts payable                                            280,576
              Accrued expenses                                             40,350
              Income taxes payable                                          3,409
              Short term loans payable                                     50,000
                                                                       ----------
          Total current liabilities                                       374,335
              Loan payable                                                  5,000
              Long term convertible debentures, net of debt discount      610,055
                                                                       ----------
      Total liabilities                                                   989,390
      Equity
          Common stock $0.001 par value;
          100,000,000 authorized shares;
          29,295,542 shares issued and outstanding                         29,296
          Additional paid in capital - warrants                           170,729
          Additional paid in capital                                    5,987,140
          Accumulated deficit                                            (248,300)
          Deficit accumulated during development stage                 (2,597,400)
                                                                       ----------
      Total equity                                                      3,341,465
                                                                       ----------
Total liabilities and stockholders' equity                              4,330,855
                                                                       ==========


     See accompanying Notes to Condensed Consolidated Financial Statements.

SIBLING ENTERTAINMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                                                            Cumulative
                                                                                           Amounts Since
                                                                                            Inception of
                                                                                            Development
                                                        For the three months ended         Stage, July 1,
                                                              September 30,                   2000 to
                                                       ----------------------------         September 30,
                                                           2006             2005               2006
                                                       -----------      -----------          ----------
Revenue - related companies
           Consulting fee income - related company          26,444           24,450             229,823
           Executive producer fees - related company            --           25,000             100,000
                                                       -----------      -----------          ----------
Total Revenue                                               26,444           49,450             329,823
Expense
       General and administrative -
           Professional fees                               155,909           60,431             954,146
           Management fees - related company                    --           45,300             325,932
           Other                                           230,398           90,130             949,500
       Write-off of investment in motion picture
       rights                                                   --               --              33,400
       Production expenses                                 329,166           24,621             409,689
                                                       -----------      -----------          ----------
       Operating loss                                     (689,029)        (171,032)         (2,342,844)
Other Income (Expense)
       Interest Income (Expense)                            (5,364)             400              (5,361)
       Impairment of investment - related company               --               --            (233,621)
       Equity loss on investment - related company          (2,321)          (1,184)             (8,743)
                                                       -----------      -----------          ----------
Net loss before income taxes                              (696,714)        (171,816)         (2,590,569)
       Taxes                                                 1,800               --               6,831
                                                       -----------      -----------          ----------
Net Loss                                                  (698,514)        (171,816)         (2,597,400)
                                                       ===========      ===========          ==========
Loss per common share - basic and diluted              ($     0.02)     ($     0.01)
                                                       ===========      ===========
Weighted average number of common shares                29,295,546       12,813,726
                                                       ===========      ===========
       Shares outstanding - basic and diluted

See accompanying Notes to Condensed Consolidated Financial Statements.

SIBLING ENTERTAINMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

                                                                                                                   Cumulative
                                                                                                                 Amounts Since
                                                                                                                   Inception of
                                                                                                                   Development
                                                                               For the three months ended         Stage, July 1,
                                                                                     September 30,                    2000 to
                                                                             ------------------------------        September 30,
                                                                                2006               2005                2006
                                                                             -----------          ---------         -----------
Cash flows from operating activities
       Net Loss                                                              $  (698,514)         $(171,816)        $(2,597,400)
          Adjustments to reconcile net loss to net cash (used in)
          provided by operating activities:
       Depreciation                                                                  186                187               1,466
       Stock-based compensation                                                   20,625             21,876             392,009
       Accretion of beneficial conversion feature - convertible debentures         8,020                 --               8,020
       Motion picture rights written off                                              --                 --              33,400
       Executive services                                                             --                 --              54,000
       Equity loss on investment - related party                                   2,321              1,184               8,743
       Impairment on investment - related party                                       --                 --             233,621
       Impairment of loan                                                             --                 --               3,750
       Increase (decrease) in prepaids and other assets                           24,897             (3,462)            (23,723)
       Increase in accounts payable                                              181,142                464             268,067
       Increase in accrued expenses                                              (12,400)                --              35,967
       Increase in other receivables                                                  --                 --             (20,620)
                                                                             -----------          ---------         -----------
Net cash (used in) provided by operating activities                             (473,723)          (151,567)         (1,602,700)
                                                                             -----------          ---------         -----------
Cash flows from investing activities
       Purchases of fixed assets                                                    (637)              (503)             (6,834)
       Recoupable advances                                                       (15,000)                --             (48,333)
       Investment in related company stock                                            --            (50,000)           (350,000)
       Production development costs                                             (305,839)                --            (474,491)
       Deposits                                                                 (124,920)                --            (309,920)
       Options purchased                                                         (25,000)                --             (42,000)
       Other investments                                                         (35,072)           (37,500)            (85,898)
                                                                             -----------          ---------         -----------
Net cash (used in) provided by investing activities                             (506,468)           (88,003)         (1,317,476)
                                                                             -----------          ---------         -----------
Cash flows from financing activities
       Due from related parties                                                  (19,147)                --             (46,087)
       Repayment to (from) related parties                                            --                 --              16,400
       Advances (to) from related companies                                           --                 --             (43,276)
       Due to related parties                                                    (33,362)           (31,143)           (130,847)
       Loans to related companies                                                (65,000)           (16,250)           (140,550)
       Loans from related parties                                                 50,000                 --              55,000
       Proceeds from issuance of common stock subscriptions                           --                 --              27,500
       Proceeds from issuance of convertible debentures                               --                 --             140,000
       Proceeds from issuance of debentures                                      650,000                 --             650,000
       Proceeds from issuance of common stocks                                   500,975            302,500           2,542,279
                                                                             -----------          ---------         -----------
Net cash (used in) provided by financing activities                            1,083,466            255,107           3,070,419
                                                                             -----------          ---------         -----------
Net increase (decrease) in cash                                                  103,274             15,537             150,242

Cash and cash equivalents, beginning of period                                    47,468             23,596                 500
                                                                             -----------          ---------         -----------
Cash and cash equivalents, end of period                                     $   150,742          $  39,133         $   150,742
                                                                             ===========          =========         ===========

     See accompanying Notes to Condensed Consolidated Financial Statements.

SIBLING ENTERTAINMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - continued
(UNAUDITED)

                                                                                                                   Cumulative
                                                                                                                 Amounts Since
                                                                                                                   Inception of
                                                                                                                   Development
                                                                               For the three months ended         Stage, July 1,
                                                                                     September 30,                    2000 to
                                                                             ------------------------------        September 30,
                                                                                2006               2005                2006
                                                                             -----------          ---------         -----------
Supplemental Disclosure of Cash Flow Information:

     Income taxes paid                                                       $        --          $      --         $        --
     Interest paid                                                           $        --          $      --         $        --

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

     Recognition of beneficial conversion feature on
           convertible debentures                                            $    47,966          $      --         $    47,966

     See accompanying Notes to Condensed Consolidated Financial Statements.

SIBLING ENTERTAINMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

1. BASIS OF PRESENTATION AND ORGANIZATION AND NATURE OF OPERATIONS

BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and
Item 310 of Regulation SB. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The operating results for the three months ended September 30, 2006 and 2005 are not necessarily indicative of the results that may be expected for the year ending June 30, 2007. For further information, refer to the financial statements and footnotes thereto included in the Company's Form 10-KSB/A for the year ended June 30, 2006.

ORGANIZATION AND NATURE OF OPERATIONS

Sibling Entertainment Group, Inc. was organized in 1995. The Company is engaged in the finance, development and production of entertainment properties including plays, musicals for the live stage, independent feature films and other entertainment projects as well as the management of projects including the management of entertainment based real estate properties. References herein to the "Company," "we," "us," "SEGI," or "our" refers to Sibling Entertainment Group, Inc.

The Company will seek to operate specific divisions through wholly owned subsidiaries, each of which will be focused on a particular segment of the entertainment industry. Each division will be developed internally as well as through acquisitions of production companies engaged in similar activities. The primary divisions shall be aligned with key entertainment industries including: film production, theatre production, entertainment based real estate and music publishing and distribution. The Company will seek to coordinate efforts between each division to provide optimal development for each project.

Each project (live entertainment, plays, musicals, independent films or other commercial exploitation) will be placed into a limited partnership (or other entity) sponsored and managed by the Company, and financed through the sale of limited interests therein to high net worth investors, corporate sponsors of the arts, theatre owners, strategic partners and other supporters of the theater developed by certain of officers and directors of the Company during their careers. The origination, management and administrative fees the Company charges each project, together with payment of royalties and distributions of profits from retained interests, is intended to be the primary source of revenues.

The Company re-entered the development stage on July 1, 2000 since shortly after the discontinuance of the business of development and production of theatrical entertainment products. The Company has been primarily engaged in developing markets, initially for its film library through October, 2003, and subsequently to executive management and consulting in theatrical productions and film development projects.

SIBLING ENTERTAINMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

1. BASIS OF PRESENTATION AND ORGANIZATION AND NATURE OF OPERATIONS - Continued

GOING CONCERN

As shown in the condensed financial statements, the accumulated deficit and deficit accumulated during the development stage at September 30, 2006 amounted to $248,300 and $2,597,400, respectively. The Company experienced net losses of $698,514 and $171,816 for the three months ended September 30, 2006 and 2005, respectively, and a cumulative net loss incurred since the development stage of $2,597,400. The Company will need additional resources to finance its future operations, including compliance with SEC reporting requirements. Management is actively seeking to raise additional capital through the sale of both debentures and common stock. The results of these ongoing activities to date are described in Note #13, Subsequent Events. However, no assurance can be given that the Company will continue to be successful in its financing activities.

The accompanying financial statements do not include any adjustments that might result from the eventual outcome of the uncertainty described above.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Sibling Pictures, Inc. ("SPI"), Reel Love Production, Inc. ("RLPI"), Reel Love on Film, LLC ("RLOF"), Sibling Theatricals, Inc. ("STI"), Sibling Music Corporation ("SMC"), Hats Holdings, Inc. ("HHI") and Sibling Properties, Inc. ("SPPI") for the period from July 1, 2005 to June 30, 2006. All significant intercompany accounts and transactions have been eliminated in consolidation.

STOCK-BASED COMPENSATION

The company accounts for stock, stock options and stock warrants issued for services and compensation by employees under the fair value method. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option/grant is used. The Company determined the fair market value of the warrants/options issued under the Black-Scholes Pricing Model. Effective January 1, 2006, the company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") 123(R), SHARE-BASED PAYMENT, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), share-based compensation cost is measured at the grand date, based on the fair value of the award, and is recognized as an expense over the employee's requisite service period (generally the vesting period of the equity grant). Prior to January 1, 2006, the Company accounted for share-based compensation to employees in accordance with Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOEES, and related interpretations. The Company also followed the disclosure requirements of SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. The Company elected to adopt the modified prospective transition method as provided by SFAS 123(R) and, accordingly, financial statement amounts for the prior periods presented in the Form 10-QSB have not been restated to reflect the fair value method of expensing share-based compensation.

SIBLING ENTERTAINMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

This method requires the Company to account for these transactions based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured.

3. RELATED PARTY TRANSACTIONS

DUE FROM RELATED PARTIES

Since April 1, 2004, the Company provides consulting services to another related company, the New Denver Civic Theatre, Inc., ("DCT") a Colorado not-for-profit corporation. Under the original agreement, DCT compensated the Company $6,600 per month for services as booking agent for the theatre, marketing services for the theatre's alternative uses, general services in the management of the theatre, the services of Executive Director James S. Cardwell and consulting services of a non-profit theatre. Beginning August 1, 2005, fees were increased to $8,775 per month. The Company recognized revenue for these services in the amount of $26,325 and $19,800 for the three months ended September 30, 2006 and 2005, respectively, and a cumulative amount since inception of development stage of $229,500. As of September 30, 2006, the Company recognized a total amount due purely for these services in the amount of $137,639.

Mitchell Maxwell, Victoria Maxwell, James Cardwell and Richard Bernstein are Directors of SEGI and DCT. Richard Bernstein is the President of DCT. James Cardwell is Executive Director of DCT and CFO of SEGI. Mitchell Maxwell and Victoria Maxwell are President and Vice President, respectively, of SEGI. There are no officers or directors of DCT who are not related parties to SEGI.

While DCT continues to operate from its theatrical operations, it has grown from a few hundred thousand in box office sales to over 3 million. As the operations have grown, DCT has increased the seating capacity of one theatre and re-opened a second theatre and is embarking upon the conversion of an idle shop into a cafe. At the same time, as a non-profit, DCT qualifies and is seeking to be included in certain local tax grants for the arts as well as other grants. DCT has also entered into contracts and completing additional contracts for three new shows at higher rates than previous years. The selling of its notes provides DCT certain flexibility as it continues to expand, but also become current with certain of its payables including those owed to the Company. The access to and interaction between commercial producers and regional theatres like DCT is invaluable to the Company, and we fully expect DCT to continue and profit from its operations.

As of September 30, 2006, DCT was indebted to the Company in the amount of $132,800 for money the Company had loaned to the theatre for operational expenses during and subsequent to the run of the production "Newsical the Musical". The Company loaned DCT $65,000 in the three months ended September 30, 2006. These loans carry annual interest at eight (8%) percent, and the Company has recorded interest income of $2,656 for the three months ended September 30, 2006, respectively.

At September 30, 2006, the Company recognized an aggregate net amount, including interest, of $261,501 due from related parties, including the $132,800 loans receivable noted above.

SIBLING ENTERTAINMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

3. RELATED PARTY TRANSACTIONS - Continued

INVESTMENT IN RELATED COMPANY STOCK

On October 15, 2004, the Company signed an agreement with SEI whereby the Company would be allowed to acquire a maximum of 700,000 shares of common stock in SEI over a six month period ("Investment Period") at the rate of $0.50 per share. Under the agreement, stock certificates will be issued at the end of each calendar quarter rounded to the nearest $10,000, or 20,000 Shares. There is no minimum amount required to be invested. The Company may advance and make payment at any amount during any time during the Investment Period. As of September 30, 2006, the Company had invested an aggregate of $350,000 and received 700,000 shares of common stock at $0.50 per share. The Company holds a 3.95% ownership in SEI, and the stock was accounted for by the equity method. We have recorded the value of our stock in SEI at fair value, or the same value that SEI has sold stock to third party investors at arms length. SEI continues to sell stock to third party investors at the same value at which we purchase stock, $0.50 per share The Company accounts for it's investment in SEI using the equity method of accounting and periodically re-evaluates its value to recognize any potential impairment in value. In accordance with EITF 02-14, the Company accounts for its investment using the equity method of accounting due to the Company's ability to exercise significant influence over operating and financial policies of the investee and its determination of ownership of in-substance common stock of the investee. For the three months ended September 30, 2005 and 2006, we recognized equity losses of $1,184 and $2,321, respectively from this investment. In addition, we recognized an impairment in the amount of $233,621 at March 31, 2006 as a result of managements assessment of this investment. Management periodically tests the asset for impairment through the revision and revisiting of its expected future cash flows.

Summarized unaudited financial information of SEI is as follows:


                                                                9/30/2006
                                                               ----------
           Current assets                                      $  287,553
           Non-current assets                                  $1,511,098
           Current liabilities                                 $1,143,276
           Non-current liabilities                             $   246,542

                                                                 3 months
                                                                   ended
                                                                  9/30/06
                                                                -----------

           Net revenue                                          $         0
           Income (loss) from operations                        $   (53,458)
           Net Income (loss)                                    $   (53,458)

SIBLING ENTERTAINMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

3. RELATED PARTY TRANSACTIONS - Continued

ASSIGNMENT OF OPTION TO PURCHASE REAL ESTATE

On July 7, 2005, the Company entered into an agreement with SEI whereby the Company agreed to pay $20,000 to SEI and $15,000 to DCT to cause its wholly-owned subsidiary, 721 Santa Fe Realty Company LLC, and DCT to assign its right to purchase the real estate, equipment, improvements and other property known as the Denver Civic Theatre Complex. The amount was paid in the prior year and is included in Deposits at September 30, 2006 (see Note 5 below).

4. OTHER INVESTMENTS

The Company periodically invests in theatrical and film productions in the form of literary options for either live-stage performance rights, film rights and other ancillary rights, as well as direct investments in third party limited partnerships and/or limited liability companies engaged in the development and production of entertainment projects. Direct investments in productions may represent a minority limited interests with limited or no further responsibility by the Company. Most limited investments do not provide any right to resale, but may provide the right to refund if the project is not fully developed or capitalized. Certain options or larger investments may provide the Company with additional rights including the right to be the owner or co-owner of a project, or the general partner or managing member of the related investment entity with the ability to make key decisions regarding the future development, production and disposition of an entertainment project or the production. Management reviews the Company's investment portfolio periodically to evaluate its fair value.

On May 24, 2006, the Company invested $10,000 in a DVD release about Bariatrics. On August 28, 2006, the Company invested an additional $10,000 (for an aggregate of $20,000) in the Off-Broadway production of "The Bush Wars".

On June 11, 2005 the Company entered into an agreement to pay thirty thousand ($30,000) dollars to SEI and SEI agreed to assign fifteen (15%) percent of the Adjusted Net Profits of Solace LLC (owner of the theatrical production "Once Around The Sun" ("OATS") as defined by the Operating Agreement for Solace, LLC for the Off-Broadway production of the musical OATS. OATS profits are paid from SEI's share of Adjusted Net profits it receives as Managing Member of Solace, LLC. The Company paid this amount to SEI in full on June 13, 2005. Solace, LLC was capitalized at $1 million. The typical investor would have the first right of recoupment. The Company's investment does not provide for the first right of recoupment. Therefore, the Company settled with SEI on a discounted value of $30,000. The Company also has invested an additional $21,870 into OATS during the three months ended September 30, 2006.

At September 30, 2006, other investments totaled $88,350.

SIBLING ENTERTAINMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

5. OPTIONS PURCHASED/DEPOSITS

The Company paid $20,000 for the rights to produce the musical based on the Red Hat Society. Options purchased also include $18,000 paid for the right to produce the independent film "Reel Love". The Company paid a deposit of $200,000 pursuant to the Letter of Intent with Dick Foster Productions, Inc. ("DFP"), and another to purchase 80% of the outstanding shares of DFP. In addition, the Company paid Jerry Lewis a deposit of $25,000 towards the purchase of the rights to develop and produce a new musical based upon his book, "Dean and Me" (a story about his experiences in the entertainment industry with Dean Martin). On July 7, 2005, the Company entered into an agreement with SEI whereby the Company agreed to pay $20,000 to SEI and $15,000 to DCT to cause its wholly-owned subsidiary, 721 Santa Fe Realty Company LLC, and DCT to assign its right to purchase the real estate, equipment, improvements and other property known as the Denver Civic Theatre Complex. The Company also deposited a $48,920 bond with Actors Equity Association ("AEA") to cover payroll and benefits costs for the acting company performing our production of "HATS!" at DCT. This deposit is refundable at the end of the run of "HATS!". Finally, the Company paid a deposit of $26,000 to DCT for the use of its theater space for "HATS!". This deposit is refundable at the end of the run of the production.

7. ADVANCES AND PREPAIDS

Advances and prepaid expenses represent stock issued in advance to consultants for services to be provided in the future; $19,479 for Zbigniew Mania, $2,083 for Moneta Capital Advisors and $1,250 for Romano, Ltd. This account also includes $872.50 in prepaid legal fees.

8. RECOUPABLE ADVANCES

On November 4, 2005, the Company entered into a 12 month consulting agreement with Moneta to provide a variety of corporate services including introducing the Company to third party marketing companies, investment bankers and other corporate promotion companies. The Company issued 100,000 shares, at a price of $0.25 per share, which cover the contractual period November 1, 2005 to October 31, 2006. Included in the monthly fees paid to Moneta are recoupable advances of $3,333 per month for the first four months and $5,000 for each month thereafter for the value of services, or an aggregate of $15,000 for the three months ended September 30, 2006. At September 30, 2006, the Company had $48,333 in recoupable advances.

9. SHORT TERM LOAN PAYABLE

On September 22, 2006, the Company borrowed $50,000 from Brendan Rempel (a shareholder and Partner of Moneta Capital Advisors) as a short-term loan, bearing an interest rate of 5.5% and payable on demand. This loan was subsequently paid in full with interest on October 24, 2006.

SIBLING ENTERTAINMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

10. LONG TERM LIABILITIES - CONVERTIBLE DEBENTURES

The Company has offered for sale an aggregate principal amount of $650,000 of "Series H" convertible debentures. For value received, the Company promises to pay to subscriber and/or holder the principal sum no later than one (1) year from the original issue date including accrued and unpaid interest of 8% per annum. The debentures also provide for a contingent interest premium of 0.10% on net profits from operations of Hats Holding Inc., a subsidiary of the company. The Company shall have the right to extend the maturity date by an additional six (6) months upon the issuance of an additional six thousand (6,000) warrants. As of September 30, 2006, the Company had raised the full $650,000 and the offering has been closed. The debentures include common stock purchase warrants for 6,000 common shares for each unit purchased (unit consisting of $10,000 in principal plus these warrants for $10,000), convertible at $0.55 per share for three years (Series H-1 warrants). In addition, the debentures are convertible into common stock at $0.50 per share and common stock purchase warrants, with two warrants for every $1 of principal converted (one Series H-2 warrant, exercisable at $0.75 for five years and one Series H-3 warrant, exercisable at $1.00 for five years). The Company discounted the total value of the convertible debentures in the amount of $47,966 to recognize the intrinsic value of the beneficial conversion option underlying the convertible debentures. Amortization of the related debt discount of $8,020 was recognized during the three months ended September 30, 2006, resulting in a net carrying value of the debentures of $610,055.

11. COMMON STOCK ISSUANCES

On June 7, 2006, the Company commenced an offering pursuant to which it would offer and sell up to a maximum, aggregate of 1,000,000 ("Unit(s)"). The initial price of each unit was two dollars ($2.00) for a total aggregate principal amount of $2,000,000. Each Unit sold shall include four (4) shares of common stock, at par value $0.001 per share and two (2) Series F-1 stock purchase warrants and two (2) Series F-2 stock purchase warrants. Each Series F-1 Warrant entitles the holder thereof to purchase one share of the Company's common stock at a price of $0.75 per share for a period of five (5) years commencing on the date of the acceptance of the subscription agreement. Each Series F-2 Warrant entitles the holder thereof to purchase one share of the Company's common stock at a price of $1.00 per share for a period of five (5) years commencing on the date of the acceptance of the subscription agreement On September 24, 2006, the Company revised the terms of its Series F Offering whereby the price per Unit changed from $2.00 per Unit to $1.40 per Unit, or 1,428,575 Units, or $1,999,999.40 in the aggregate. Prior to this change, the Company had received $306,000 from eight investors under its Series F Offering. Under the $1.40 per Unit terms, the Company had raised $194,975 as of September 30, 2006.

As of September 30, 2006, the Company had sold 375,719 Units, or 1,169,074 shares in the aggregate, or $500,975 in the aggregate. This offering is currently open.

On June 14, 2006, the Company entered into an agreement with Zbigniew Mania to consult and assist the Company in structuring, operating and growing its business and with advisory and consulting services related to real estate, leasing and financial matters related to the DCT as reasonably requested by the Company in exchange for 100,000 shares of common stock and 150,000 series G-1 warrants. The contract covers the period June 15, 2006 to June 14, 2007. The expense will be recorded as compensation at the fair value of the stock and warrants issued of $27,500 in equal amounts over each quarter. Warrants were valued based on the Black-Scholes Model of valuation. Expense of $6,875 has been recognized for the three months ended September 30, 2006. Each G-1 warrant will entitle the warrant holder to purchase one share of the Company's common stock at a price of $0.55 per share for a period of three (3) three years.

SIBLING ENTERTAINMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

11. COMMON STOCK ISSUANCES - Continued

On October 16, 2005, the Company entered into an agreement with Romano, Ltd. to provide a variety of corporate services including introducing the Company to clients within the Orthodox Jewish community in Europe and the United States as well as other influential corporate public stock promoters, investment bankers and other companies related to the growth and promotion of companies in the public markets in exchange for restricted Common Stock in the aggregate of 120,000 shares. The issued shares cover the contractual period October 16, 2005 to October 15, 2006. The expense was recorded as compensation for services at the fair market value in four equal amounts in each of the four quarters over the contract term at the price of $0.25 per share, or $7,500 for the three months ended September 30, 2006, resulting in a portion recognized as prepaid (see Note 7).

On November 4, 2005, the Company entered into an agreement with Moneta Capital Advisors Inc., to provide a variety of corporate services including introducing the Company to third party marketing companies, investment bankers and other corporate promotion companies in exchange for restricted Common Stock in the aggregate of 100,000 shares. The issued shares cover the contractual period November 1, 2005 to October 31, 2006. The expense was recorded as compensation at the fair market value of the stock and warrants (see below) issued, in four equal amounts in each of the four quarters over the contract term, or $6,250 for the three months ended September 30, 2006, resulting in a portion recognized as prepaid (see Note 7). Under the contract the Company additionally granted 200,000 warrants to acquire 200,000 shares at the price of $0.50 per share for a period of five (5) years. The Company valued these warrants using the Black-Scholes model of valuation. Additionally, there was an addendum dated May 8, 2006 signed between Moneta and the Company under which the Company shall deliver to Moneta a five (5) year warrant to purchase an aggregate of up to Five Million (5,000,000) shares of the Company's stock, $.001 par value per share and at an exercise price of $0.275 per share. These warrants shall be held in trust and shall be issued as compensation for services rendered contingent upon the successful completion of a merger between the Company and Sona. We did not recognize the value of these warrants because there is no material disincentive for non-performance under the agreement. Further, under the contract the Company shall grant Moneta up to 228,000 warrants to purchase 228,000 shares of the Company's common stock contingent upon Moneta raising its share of the SOFIA movie fund.

On March 15, 2006, the Company entered into an agreement with Venture Catalyst, LLC to provide a variety of corporate services including introducing the Company to third party marketing companies, investment bankers and other corporate promotion companies in exchange for restricted Common Stock in the amount of 25,000 shares each month during the term of the contract. The contract covered the period March 15, 2006 to September 15, 2006. The expense has been recorded as compensation at the fair market value in each month over the contract term or $20,625 for the three months ended September 30, 2006.

As equity instruments, we value such warrants using the Black-Scholes Model of valuation as of the date the subscription agreement is signed by both parties. For the period ended September 30, 2006, warrants were valued under the Black-Scholes model using the following assumptions: volatility - 33% (based on estimate of industry norm), dividend yield - 0, risk-free rate - 5.25%.

SIBLING ENTERTAINMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

12. SHARE EXCHANGE AGREEMENT

On June 17, 2005, the Company entered into a share exchange agreement with SPI and all of the shareholders of SPI, where the Company agreed to acquire all of the issued and outstanding shares of SPI in consideration of the issuance of an aggregate of 10,785,000 shares of the Company's common stock, at a price of $0.25 per share, on a basis of 60,000 Company shares for each share of SPI issued and outstanding on June 17, 2005. SPI is engaged in the acquisition of rights to, and development of, features films as an independent producer. At the time of the Share Exchange Agreement, SEI was concentrating of live-event and other theatrical operation. SPI had entered into an agreement with J.P. Turner & Company to solicit and promote the SPFLLC to accredited investors, and the agreement was negotiated along with business models prepared by the Company on behalf of its consulting agreement with SEI and SPI. It was believed that the work performed to date and contracts and assets developed by SPI had value.
The Company continued interest and involvement of the advancement of SPI provided the Company's desire along with its advisors to acquire SPI. As a result of the share exchange, the Company also gained ownership of SPFLLC, a Delaware corporation formed as the investment vehicle to finance and fund two or three independent films to be produced by SPI, Reel Love on Film LLC ("RLFLLC") and its managing member, Reel Love Productions, Inc., ("RLPI") formed to develop, finance and produce the film "Reel Love." As a result of this transaction, SEI gained an ownership interest of 28.64% in the Company. We have reviewed the ownership of SPI, SEI, and SEGI at the time of sale, and reviewed the issue of common control in connection with the acquisition of SPI. No group of shareholders and their family members hold greater than 50% interest in each of these entities. Further, no contemporaneous written evidence of an agreement to vote a majority of the entities' shares in concert exists between any of these shareholders. Therefore, we believe that common control does not exist. Therefore, as a result of the acquisition, the Company recognized goodwill of $2,779,624, based on the excess of the fair value of the shares issued over the fair values of the assets and liabilities acquired. The exchange of 10,785,000 shares was determined by management based on its assessment of the net present value of projected cash flows of SPI, which exceed the value of the recorded goodwill at June 30, 2005. The Company has re-evaluated the projected cash flows of SPI since June 30, 2006 and has determined that such values exceed the value of the reporting unit including recorded goodwill at September 30, 2006 and at the time of the filing of this report, and therefore no goodwill impairment is indicated for the three months ended September 30, 2006.

13. SUBSEQUENT EVENTS AND COMMITMENTS

ISSUANCE OF COMMON STOCK

Since September 30, 2006, we sold 445,859 units of our Series F offering, or $524,099, or 1,783,428 shares. The price of each unit is one dollar and forty cents ($1.40) for a total aggregate principal amount of $624,199 subsequent to September 30, 2006. Each Unit sold includes four (4) shares of common stock, at par value $0.001 per share and two (2) Series F-1 stock purchase warrants and two (2) Series F-2 stock purchase warrants. Each Series F-1 Warrant entitles the holder thereof to purchase one share of the Company's common stock at a price of $0.75 per share for a period of five (5) years commencing on the date of the acceptance of the subscription agreement. Each Series F-2 Warrant entitles the holder thereof to purchase one share of the Company's common stock at a price of $1.00 per share for a period of five (5) years commencing on the date of the acceptance of the subscription agreement.

SIBLING ENTERTAINMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

13. SUBSEQUENT EVENTS AND COMMITMENTS - Continued

LOANS TO THE NEW DENVER CIVIC THEATRE

On October 4, 2006, we entered into a loan agreement with DCT whereby we loaned $10,000, bearing an interest rate at eight (8%) percent and payable on demand.

OPENING OF "HATS!" AT DCT

The first performance of "HATS! - A Musical for the Rest of Your Life", a new musical based on the ideas and philosophies of the Red Hat Society and produced by Hats Denver LLC, was on October 7, 2006 and the official "premiere" was on October 11, 2006 at the DCT. The DCT reported that this production of HATS! has broken box office records for DCT, received great reviews, and attracted audiences from numerous states during its first four performances. The sole investor of Hats Denver LLC is Sibling Theatricals, Inc., a wholly owned subsidiary of the Company. The Managing Member of Hats Denver LLC is Hats Holdings, Inc. (a company organized to license HATS! and related merchandiser and other rights around the world). Hats Holdings, Inc. is a wholly owned subsidiary of Sibling Theatricals, Inc.

REPAYMENT OF LOAN PAYABLE

On September 22, 2006, the Company borrowed $50,000 from Brendan Rempel (a shareholder and Partner of Moneta Capital Advisors) as a short-term loan, bearing an interest rate of 5.5% and payable on demand. This loan was subsequently paid in full with interest on October 24, 2006.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)

                                      INDEX

                                                                         Page

Report of independent registered public accounting firm                FD - 2

Consolidated balance sheet                                             FD - 3

Consolidated statements of operations                                  FD - 4

Consolidated statements of changes in stockholders' equity (deficit)   FD - 5

Consolidated statements of cash flows                                  FD - 6

Notes to the consolidated financial statements                         FD - 17

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
Sibling Entertainment Group, Inc.
(Formerly Amici Ventures, Inc.)

We have audited the accompanying consolidated balance sheet of Sibling Entertainment Group, Inc. (a development stage company) (formerly Amici Ventures, Inc.) and subsidiaries as of June 30, 2006, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended June 30, 2006, and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material accounting misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of Sibling Entertainment Group, Inc. and subsidiaries as of June 30, 2006 and the results of their operations and their cash flows for the years ended June 30, 2006 and 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, certain conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note 19 to the financial statements, the financial statements have been restated to clearly present the inception-to-date financial information as unaudited, as it is impractical for the Company to obtain an auditors' report on such information from the prior auditor.


/s/ Rosenberg, Rich, Baker, Berman & Co.

ROSENBERG, RICH, BAKER, BERMAN & CO.

Bridgewater, New Jersey
October 23, 2006, except for Note 19, which date is December 14, 2006

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                                  June 30, 2006

Assets
  Current assets
    Cash                                                             47,468
    Due from related parties                                        109,554
    Advances and prepaids                                            48,620
    Loans receivable - related party                                 67,800
    Other receivables                                                20,620
  Total current assets                                              294,062
  Fixed assets
    Computer equipment, net of accumulated depreciation               4,917
  Total Fixed Assets                                                  4,917
  Other assets
    Goodwill                                                      2,779,624
    Deposits                                                        185,000
    Recoupable advances                                              33,333
    Production development costs                                    168,652
    Investment in related company                                   109,956
    Other investments                                                50,826
    Options purchased                                                38,000
  Total other assets                                              3,365,392
Total assets                                                      3,664,370
Liabilities and Stockholders' Equity
  Liabilities
    Current liabilities
       Accounts payable                                              99,436
       Accrued expenses                                              55,450
       Income taxes payable                                             710
       Due to related parties                                        33,362
    Total current liabilities                                       188,958
       Loan payable - related party                                   5,000
  Total liabilities                                                 193,958

  Commitments and contingencies                                          --

  Equity
    Common stock $0.001 par value;
    100,000,000 authorized shares;
    28,051,472 shares issued and outstanding                         28,051
    Additional paid in capital - warrants                           132,189
    Additional paid in capital                                    5,457,358
    Accumulated deficit                                            (248,300)
    Deficit accumulated during development stage                 (1,898,886)

  Total equity                                                    3,470,412

Total liabilities and stockholders' equity                        3,664,370


          See accompanying notes to consolidated financial statements.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                             Cumulative
                                                                                            Amounts Since
                                                                                            Inception of
                                                                                             Development
                                                                                               Stage,
                                                                                            July 1, 2000
                                                         For the year ended June 30,             to
                                                                                            June 30, 2006
                                                            2006              2005           (unaudited)

Revenue - related companies
    Consulting fee income - related company                 103,629            79,500              203,379
    Executive producer fees - related company                50,000            16,667              100,000

Total Revenue                                               153,629            96,167              303,379

Expense
  General and administrative -
    Professional fees                                       526,109           202,813              798,237
    Management fees - related company                       123,700           126,712              325,932
    Other                                                   641,939            50,067              719,102
  Write-off of investment in motion picture rights               --                --               33,400
  Production expenses                                        70,523            10,000               80,523

  Operating loss                                         (1,208,642)         (293,425)          (1,653,815)
Other Income (Expense)
  Interest Income (Expense)                                   2,513                --                    3
  Impairment of investment - related company               (233,621)               --             (233,621)
  Equity loss on investment - related company                (2,069)           (4,353)              (6,422)

Net loss before income taxes                             (1,441,819)         (297,778)          (1,893,855)

  Taxes                                                       2,795               806                5,031

Net Loss                                                 (1,444,614)         (298,584)          (1,898,886)

Loss per common share - basic and diluted                    ($0.06)           ($0.03)

Weighted average number of common shares                 24,482,883         9,272,972

   Shares outstanding - basic and diluted


          See accompanying notes to consolidated financial statements.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                         Deficit
                                                                       Additional                    Accumulated
                                                         Additional     Paid-In                           During             Total
                                                            Paid-In     Capital -    Accumulated     Development     Shareholders'
                                     Shares    Amount       Capital     Warrants         Deficit           Stage           Equity

     Balance June 30, 2000        6,000,000   $ 6,000     $  274,200    $     --       $(248,300)     $       --      $    31,900
Value of services provided
   by executive for office

      space and management               --        --         18,000    $     --              --               --           18,000
                  Net loss               --        --             --          --              --          (27,600)         (27,600)

     Balance June 30, 2001        6,000,000   $ 6,000     $  292,200    $     --       $(248,300)     $   (27,600)     $    22,300
Value of services provided
   by executive for office

      space and management               --        --         18,000    $     --              --               --           18,000

     Sale of common shares        2,000,000     2,000         58,000    $     --              --               --           60,000
                  Net loss               --        --             --          --              --          (76,449)         (76,449)

     Balance June 30, 2002        8,000,000   $ 8,000     $  368,200    $     --       $(248,300)     $  (104,049)     $    23,851
Value of services provided
   by executive for office
      space and management               --        --         18,000          --              --               --           18,000
                  Net loss               --        --             --          --              --          (15,531)         (15,531)

     Balance June 30, 2003        8,000,000   $ 8,000     $  386,200    $     --       $(248,300)     $  (119,580)     $    26,320
     Forgiveness of debt -

             related party               --   $    --     $    6,960    $     --             $--               --            6,960
                  Net loss               --        --             --          --              --          (36,108)         (36,108)

     Balance June 30, 2004        8,000,000   $ 8,000     $  393,160    $     --       $(248,300)     $  (155,688)     $    (2,828)
Value of services provided
             by consultant          375,000       375         93,375          --              --               --           93,750
     Sale of common shares        1,790,000     1,790        446,079       4,631              --               --          452,500
          Shares issued in
               Acquisition       10,785,000    10,785      2,685,465          --              --               --        2,696,250
                  Net loss               --        --             --          --              --         (298,584)        (298,584)

     Balance June 30, 2005       20,950,000   $20,950     $3,618,079    $  4,631       $(248,300)     $  (454,272)     $ 2,941,088
Value of services provided
             by consultant          770,000       770        184,803      28,202              --               --          213,776
 Debentures converted into
                     stock          560,000       560        139,440          --              --               --          140,000
        Warrants issued to
                 employees               --        --             --      63,859              --               --           63,859
     Sale of common shares        5,661,472     5,661      1,487,646      35,497              --               --        1,528,804
   Shares issued to settle
               liabilities          110,000       110         27,390          --              --               --           27,500
                  Net loss               --        --             --          --              --       (1,444,614)      (1,444,614)

     Balance June 30, 2006       28,051,472   $28,051     $5,457,358    $132,189       $(248,300)     $(1,898,886)     $ 3,470,412

          See accompanying notes to consolidated financial statements.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                               Cumulative Amounts
                                                                                                               Since Inception of
                                                                                                               Development Stage,
                                                                                                                 July 1, 2000 to
                                                                                For the year ended June 30,       June 30, 2006
                                                                                 2006                 2005          (unaudited)
Cash flows from operating activities
  Net Loss                                                                    $(1,444,614)       $(298,584)          $(1,898,886)
  Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
    Depreciation                                                                      747              533                 1,280
    Stock-based compensation                                                      277,634           93,750               371,384
    Motion picture rights written off                                                  --               --                33,400
    Executive services                                                                 --           54,000
    Equity losses on investment - related party                                     2,069            4,353                 6,422
    Impairment of investment - related party                                      233,621               --               233,621
    Impairment of loan                                                              3,750               --                 3,750
  Changes in operating assets/liabilities:
    Increase (decrease) in prepaids and other assets                              (48,620)              --               (48,620)
    Increase in accounts payable                                                   58,458           16,467                86,925
    Increase in accrued expenses                                                   49,157               --                48,367
    Increase in other receivables                                                 (20,620)              --               (20,620)
Net cash used in operating activities                                            (888,418)        (183,481)           (1,128,977)

Cash flows from investing activities
  Purchases of fixed assets                                                        (2,466)          (3,731)               (6,197)
  Recoupable advances                                                             (33,333)              --               (33,333)
  Investment in related company stock                                             (50,000)        (300,000)             (350,000)
  Production development cost outlays                                            (168,652)              --              (168,652)
  Deposits                                                                       (185,000)              --              (185,000
  Options purchased                                                               (14,500)          (2,500)              (17,000)
  Other investments                                                               (13,326)         (37,500)              (50,826)
Net cash used in investing activities                                            (467,277)        (343,731)             (811,008)

Cash flows from financing activities
  Due from related parties                                                             --           27,183               (26,940)
  Repayment from (to) related parties                                              26,400               --                16,400
  Advances (to) from related companies                                           (103,977)              --               (43,276)
  Due to related parties                                                           (8,860)         (88,625)              (97,485)
  Loans to related companies                                                      (67,800)          (7,750)              (75,550)
  Loans from related companies                                                      5,000               --                 5,000
  Proceeds from issuance of common stock subscriptions                                 --           27,500                27,500
  Proceeds from issuance of convertible debentures                                     --          140,000               140,000
  Proceeds from issuance of common stocks                                       1,528,804          452,500             2,041,304

Net cash (used in) provided by financing activities                             1,379,567          550,808             1,986,953

Net increase (decrease) in cash                                                    23,872           23,596                46,968

Cash and cash equivalents, beginning of period                                     23,596               --                   500

Cash and cash equivalents, end of period                                      $    47,468      $    23,596            $   47,468

           See accompanying notes to consolidated financial statements

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
Supplemental disclosure:

Income taxes paid                   $    2,975            806            5,031

Supplemental information on non cash investing and financing activities:

In 2006, the Company converted $140,000 of convertible debentures into common stock. The Company also issued stock in settlement of $27,500 of other liabilities to be settled in stock.

On June 17, 2005, the Company acquired 100% of the common stock of SPI for 10,785,000 shares of the Company's common stock valued at $2,696,250. As a result of the acquisition, the Company acquired assets of $21,000 and assumed liabilities of $104,374 resulting in the recognition of goodwill of $2,779,624.

           See accompanying notes to consolidated financial statements

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)

1. ORGANIZATION AND NATURE OF OPERATIONS

Sibling Entertainment Group, Inc., formerly Amici Ventures, Inc., ("the Company") was organized in 1995. The Company is engaged in the finance, development and production of entertainment properties including plays, musicals for the live stage, independent feature films and other entertainment projects as well as the management of projects including the management of entertainment based real estate properties. References herein to the "Company," "we," "us," or "our" refers to Sibling Entertainment Group, Inc.

The Company will seek to operate specific divisions through wholly owned subsidiaries, each of which will be focused on a particular segment of the entertainment industry. Each division will be developed internally as well as through acquisitions of production companies engaged in similar activities. The primary divisions shall be aligned with key entertainment industries including: film production, theatre production, entertainment based real estate and music publishing and distribution. The Company will seek to coordinate efforts between each division to provide optimal development for each project.

Each project (live entertainment, plays, musicals, independent films or other commercial exploitation) will be placed into a limited partnership (or other entity) sponsored and managed by the Company, and financed through the sale of limited interests therein to high net worth investors, corporate sponsors of the arts, theatre owners, strategic partners and other supporters of the theater developed by certain of officers and directors of the Company during their careers. The origination, management and administrative fees the Company charges each project, together with payment of royalties and distributions of profits from retained interests, is intended to be the primary source of revenues.

The Company re-entered the development stage on July 1, 2000 since shortly after the discontinuance of the business of development and production of theatrical entertainment products. The Company has been primarily engaged in developing markets, initially for its film library through October, 2003, and subsequently to executive management and consulting in theatrical productions and film development projects.

CONTROL BY PRINCIPAL STOCKHOLDERS

The directors, executive officers and their affiliates or related parties, own 49% of the voting power of the outstanding shares of our common stock.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)

1. ORGANIZATION AND NATURE OF OPERATIONS - Continued

GOING CONCERN

As shown in the consolidated financial statements, the accumulated deficit and deficit accumulated during the development stage amounted to $248,300 and $1,898,886, respectively, at June 30, 2006. The Company experienced a net loss of $1,444,614, $298,584 and $1,898,886 for the years ended June 30, 2006 and
2005 and from July 1, 2000 (date of inception) to June 30, 2006, respectively. The Company will need additional resources to finance its future operations, including compliance with SEC reporting requirements. Management is actively seeking to raise additional capital through the sale of both debentures and common stock. The results of these ongoing activities to date are described in Note #19, Subsequent Events. However, no assurance can be given that the Company will continue to be successful in its financing activities.

The accompanying financial statements do not include any adjustments that might result from the eventual outcome of the risks and uncertainties described above.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Sibling Pictures, Inc. ("SPI"), Reel Love Production, Inc. ("RLPI"), Reel Love on Film, LLC ("RLOF"), Sibling Theatricals, Inc. ("STI"), Sibling Music Corporation ("SMC"), Hats Holdings, Inc. ("HHI") and Sibling Properties, Inc. ("SPPI") for the period from July 1, 2005 to June 30, 2006. All significant intercompany accounts and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

The Company recognizes revenue form the sale of its services in accordance with the U.S. Securities and Exchange Commission's (SEC) Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements. In SAB No. 101, the SEC expressed its view that revenue was realizable and earned when the following four criteria were met (1) persuasive evidence of an arrangement exists; (2) delivery has occurred and title has passed according to the sale terms; (3) the seller's price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured.

The Company earns and receives revenue from several different sources and recognizes each source of income as defined in the governing agreement related to each income source as described more fully below:

      Theatrical Consulting Fees: The Company recognizes revenue from administrative services at the time the services are rendered, on a periodic basis. Agreements with the Company typically provide for services on a monthly basis, and as such, revenue will be recognized monthly, when services are provided.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      Financing Fees: The Company recognizes revenue for fees associated with financing film productions as earned when services are fixed and earned when provided. The Company typically receives the payment for these services upon the complete capitalization of the production.

      Venue Management Fees: The Company shall recognize revenue from venue management monthly as earned, when services are provided.

      Producer Fees and Office Fees: The Company shall recognize revenue from the producer fees and office fees (budgeted fees paid in the development, management and production of a play or musical or other live-stage event, and feature films) as earned and upon the a project's capitalization and when persuasive evidence of an arrangement exits, the fees are determinable and collectibility is reasonably assured. Any fees received prior to capitalization shall be treated as deferred income and recognized when earned in accordance with any governing agreement. The determination of fees and collectibility of fees vary on a case-by-case basis and management carefully reviews each proposed production constantly as to how the Company earns and recognizes its fees.

      Royalties and Net Profit Participation: As a producer of entertainment projects, the Company normally acts as a general partner or managing member entitled to receive a share of royalties from box office revenues and a share of net profits upon the recoupment of the initial capitalization repaid to investors of such project. Typically, royalties are determined and paid on a weekly basis and the Company shall recognize revenue from these royalties as reported and earned. Net profit participation and other residual income are typically reported on varying periods (monthly, quarterly and annually) and the Company shall recognize this revenue as earned when it is reported and deemed payable to the Company.

      Box Office Revenues & Merchandise Income: For those projects and productions for which tickets are sold and whereby the Company is required to consolidate financial statements from the operations of subsidiaries or variable interest entities, the Company shall report and recognize revenues upon the completion of each performance as reported and determined by the theater box office treasurer and ticket agency, if any, engaged for a particular production. Currently we do not own a theater. Refund policies are established by the box office of each particular theater, as they hold the funds until the performance is complete.

      Proceeds from the Sale of Film Assets: For income received through the completion and sale of independent feature films and similar rights, excluding producer fees earned upon the finance or from the production of the film, the Company shall recognize income in a manner consistent with SOP 00-2.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SIGNIFICANT ESTIMATES

Several areas require management's estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management's estimates related to the valuation of motion picture rights acquired by the Company and the valuation of donated office space and services from an executive.

FINANCIAL INSTRUMENTS

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107 "Disclosures about the Estimated Fair Value of Financial Instruments." The estimated fair amount has been determined by using available market information and valuation methodologies as described below. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair market value amounts.

The estimated fair values of the Company's financial instruments as of June 30, 2006, approximated their carrying amounts.

Cash and cash equivalents, due to related companies and accrued liabilities, as reflected in the balance sheet, approximate fair value because of the short-term maturity of these instruments.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a original maturities of three months or less as cash equivalents.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". Under Statement No. 109, the asset and liability method is used in accounting for income taxes. Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The temporary differences relate primarily to net operating loss carry forwards. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expenses were $2,795, $806 and $5,031 for the years ended June 30, 2006 and 2005 and from July 1, 2000 (date of inception) to June 30, 2006, respectively.

STOCK-BASED COMPENSATION

The company accounts for stock, stock options and stock warrants issued for services and compensation by employees under the fair value method. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option/grant is used. The Company determined the fair market value of the warrants/options issued under the Black-Scholes Pricing Model. Effective January 1, 2006, the company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") 123(R), SHARE-BASED PAYMENT, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the employee's requisite service period (generally the vesting period of the equity grant).

Prior to January 1, 2006, the Company accounted for share-based compensation to employees in accordance with Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. The Company also followed the disclosure requirements of SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. The Company elected to adopt the modified prospective transition method as provided by SFAS 123(R) and, accordingly, financial statement amounts for the prior periods presented in the Form 10-QSB have not been restated to reflect the fair value method of expensing share-based compensation.

This method requires the Company to account for these transactions based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured.

The Company accounts for stock-based compensation to non-employees under the provisions of EITF 96-18 and EITF 00-18 with regards to determining the measurement date and fair value of such issuances. Expense for contingently issuable securities is recognized based on the determination of the existence of a performance commitment (determined based on substantial disincentives for non-performance for contracts that are contingent on performance alone).

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

NET LOSS PER SHARE

Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share are calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive stock options. As of June 30, 2006 potentially dilutive securities include 5,901,972 warrants. The common stock equivalents were not included in the number of total shares outstanding as their effect would be anti-dilutive. The Company has not issued any potentially dilutive common shares. The numerator and denominator used in the basic and diluted net loss per share of common stock computations are presented in the following table:

                                                                       June 30,
                                                                 2006            2005
NUMERATOR FOR BASIC AND DILUTED LPS
     Net loss to common shareholders                          $(1,444,614)      $ (298,584)
DENOMINATOR FOR BASIC AND DILUTED LPS
     Weighted average shares of common stock outstanding       28,051,472        9,272,972
LPS - Basic and diluted                                       $     (0.06)      $    (0.03)

The Company recognized a cumulative net loss since inception of the development stage of $1,898,886.

CONCENTRATION OF CREDIT AND BUSINESS RISK

The concentration of 100% of the Company's revenues and related receivables as of and for the year ended June 30, 2006 being from related companies, as described below in "Due from Related Parties", exposes the Company to a relatively greater degree of risk of loss than would be the case with greater customer diversification.

CAPITALIZATION OF FILM PRODUCTION DEVELOPMENT COSTS

The Company follows SOP 00-2 for the capitalization of certain film production development costs. Production development costs capitalized by the Company include, but are not limited to, payments to directors, authors, composers, crews, office expenses and travel costs directly associated with bringing the production to market. If a property under development has not been set for production within three years from the first capitalized transaction related to that property, the Company will write off those capitalized costs. The Company shall begin amortization of capitalized costs when a production is open to the public.

CAPITALIZATION OF THEATRICAL PRODUCTION DEVELOPMENT COSTS

Production development costs capitalized by the Company include, but are not limited to, payments to directors, authors, composers, crews, office expenses and travel costs directly associated with bringing the production to market. Management periodically reviews each theatrical production and will write down or write off those capitalized costs if management determines that the likelihood to recoup costs and/or receive earnings from all sources related to the production has diminished. The Company shall begin amortization of capitalized costs when a production is open to the public or is licensed to third parties.

                       SIBLING ENTERTAINMENT GROUP, INC.
                         (A Development Stage Company)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

MARKETING AND ADVERTISING COSTS

The Company expenses all marketing and advertising costs as incurred.

PROPERTY

The Company shall value its property and equipment at cost and uses the straight line depreciation method to depreciate its property and equipment. The company recognized accumulated depreciation of $1,280 at year end. For the years ended June 30, 2006 and 2005, the Company recognized depreciation expense of $747 and $533, respectively.

3. RELATED PARTY TRANSACTIONS

SHARE EXCHANGE AGREEMENT

On June 17, 2005, the Company entered into a share exchange agreement with SPI and all of the shareholders of SPI, where the Company agreed to acquire all of the issued and outstanding shares of SPI in consideration of the issuance of an aggregate of 10,785,000 shares of the Company's common stock, at a price of $0.25 per share, on a basis of 60,000 Company shares for each share of SPI issued and outstanding on June 17, 2005. SPI is engaged in the acquisition of rights to, and development of, features films as an independent producer. At the time of the Share Exchange Agreement, SEI was concentrating of live-event and other theatrical operation. SPI had entered into an agreement with J.P. Turner & Company to solicit and promote the SPFLLC to accredited investors, and the agreement was negotiated along with business models prepared by the Company on behalf of it's consulting agreement with SEI and SPI. It was believed that the work performed to date and contracts and assets developed by SPI had value. The Company continued interest and involvement of the advancement of SPI provided the Company's desire along with its advisors to acquire SPI. As a result of the share exchange, the Company also gained ownership of SPFLLC, a Delaware corporation formed as the investment vehicle to finance and fund two or three independent films to be produced by SPI, Reel Love on Film LLC ("RLFLLC") and its managing member, Reel Love Productions, Inc., ("RLPI") formed to develop, finance and produce the film "Reel Love." As a result of this transaction, SEI gained an ownership interest of 28.64% in the Company. We have reviewed the ownership of SPI, SEI, and SEGI at the time of sale, and reviewed the issue of common control in connection with the acquisition of SPI. No group of shareholders and their family members hold greater than 50% interest in each of these entities. Further, no contemporaneous written evidence of an agreement to vote a majority of the entities' shares in concert exists between any of these shareholders. Therefore, we believe that common control does not exist. Therefore, as a result of the acquisition, the Company recognized goodwill of $2,779,624, based on the excess of the fair value of the shares issued over the fair values of the assets and liabilities acquired. The exchange of 10,785,000 shares was determined by management based on its assessment of the net present value of projected cash flows of SPI, which exceed the value of the recorded goodwill at June 30, 2005. The Company updated and re-evaluated the projected cash flows of SPI at June 30, 2006 and determined that such values exceed the value of the reporting unit including recorded goodwill at June 30, 2006 and at the time of the filing of this report, therefore no goodwill impairment is indicated for the year ended June 30, 2006. A condensed balance sheet of SPI at the time of acquisition follows:

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)

3. RELATED PARTY TRANSACTIONS - Continued

SHARE EXCHANGE AGREEMENT - Continued

                                                                SPI
                                                             Consolidated
                                                             June 17,
                                                                2005

ASSETS
   Other Assets
     Options Purchased                                        21,000.00

   Total Other Assets                                         21,000.00

TOTAL ASSETS                                                  21,000.00

LIABILITIES & EQUITY
   Liabilities
     Current Liabilities
           Accounts Payable                                   12,511.96
        Other Current Liabilities
           Due to Related Parties                             91,862.18

        Total Other Current Liabilities                       91,862.18

     Total Current Liabilities                               104,374.14

   Total Liabilities                                         104,374.14
   Equity
     Common Stock (no par value)                               1,797.50

     Accumulated Deficit                                     (85,171.64)

   Total Equity                                              (83,374.14)

TOTAL LIABILITIES & EQUITY 21,000.00

Following is pro forma financial information for the years ended June 30, 2005, prepared to show the results of operations of the combined companies as if the business combination took place as of the beginning of the periods presented:

                                                             Year ended
                                                              June 30,
                                                                2005
Revenue - related parties                                    $   79,500
Loss from operations                                         $ (315,685)
Other income (expense)                                       $    5,159
Loss per common share                                        $    (0.03)

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS

3. RELATED PARTY TRANSACTIONS (continued)

DUE FROM RELATED PARTIES

Since April 1, 2004, the Company provides consulting services to another related company, the New Denver Civic Theatre, Inc., ("DCT") a Colorado not-for-profit corporation. Under the agreement, in July 2005, DCT compensated the Company $6,900 for services as booking agent for the theatre, marketing services for the theatre's alternative uses, general services in the management of the theatre, the services of Executive Director James S. Cardwell and consulting services of a non-profit theatre. Beginning August 1, 2005, fees were increased to $8,775 per month. The Company recognized revenue for these services in the amount of $103,629 and $79,500 for the years ended June 30, 2006 and 2005, respectively, and a cumulative amount since inception of development stage of $203,379.

The Company bases allowances on uncollectible amounts on analysis of each account receivable. Due to the relationship of executive officers among the Company and DCT, the transparency of the DCT's financial and operational information to the Company, and the current success surrounding the Company's newest theatrical production, "HATS!," running at the DCT, the Company's management does not believe an allowance against the current receivables is necessary.. The Company fully expects to collect 100% of its receivables from DCT. In a situation where a determination of the allowance of uncollectible accounts is deemed necessary, the analysis begins by first aging the accounts receivable and collections on those receivables and then comparing that amount against the amount of receivables collected in each aging category. The Company recognizes standard accounts receivable as delinquent after 120 days, and shall write-off certain receivables if they are not collected within 12 months after becoming delinquent, unless a payment plan is negotiated and agreed upon at that time.

Mitchell Maxwell, Victoria Maxwell, James Cardwell and Richard Bernstein are Directors of SEGI and DCT. Richard Bernstein is the President of DCT, and an Executive Officer of SEGI. James Cardwell is Executive Director of DCT and CFO of SEGI. Mitchell Maxwell and Victoria Maxwell are President and Vice President, respectively, of SEGI.

We have received $26,400 in the aggregate from DCT for the fiscal year ended June 30, 2006. We have not received any monies from DCT subsequent to June 30, 2006. We have made cash payments to SEI of approximately $235,521 and $520,709 in the aggregate for the year ended June 30, 2005 and fiscal year ended June 30, 2006 to date. We received cash payments from SEI of approximately zero and $42,500 for the year ended June 30, 2005 and fiscal year ended June 30, 2006 to date.

As of June 30, 2006, DCT was indebted to the Company in the amount of $107,977 for consulting services and $70,223 for money the Company had loaned (including interest of $2,423) to the theatre for operational expenses during and subsequent to the run of the production "Newsical the Musical".

The Company had a balance of $109,554 due from related parties at June 30, 2006, including the $107,977 noted above.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS

3. RELATED PARTY TRANSACTIONS (continued)

DUE TO RELATED PARTIES

Since October, 2004, the Company has had an agreement with SEI for office space, related utilities, shipping and management services. On July 1, 2005 the Company agreed to amend its consulting agreement with SEI whereby management fees decrease from $21,800 per month to $12,800 per month beginning July 1, 2005. On September 1, 2005 the consulting agreement was amended whereby management fees increase to $19,600 per month. These changes were due to the change in management services being provided by SEI. As of February 1, 2006, this agreement was terminated and payments stopped due to the change of management and executive officers from the employment of SEI to the Company. As of June 30, 2006 there were no outstanding payables due to SEI for these services. For the years ended June 30, 2006 and 2005, management fee charges totaled $123,700 and 126,712, respectively.

The Company recognized a total of $33,362 due to SEI at June 30, 2006 for expenses that SEI paid on the Company's behalf: $17,656 in legal fees incurred by SPI, $15,706 in option payments for the rights to produce the film "Reel Love". The debts associated with SPI and Reel Love were assumed by the Company from its purchase of SPI, who originally owed these monies to SEI for film expenses SEI paid on SPI's behalf.

ASSIGNMENT OF OPTION TO PURCHASE REAL ESTATE

On March 17, 2004, the DCT sold all of its real estate, property and equipment in the DCT Complex to Zbigniew Mania ("Mania") and at the same time, 721 Santa Fe Realty Company, LLC ("SFR")(a wholly owned subsidiary of SEI) entered into a 49-year lease with Mania for the DCT Complex with an option to repurchase the DCT Complex at anytime during the term of the lease beginning one year after the purchase date, or March 17, 2005 during the term of the lease for $1.465 million dollars on or before midnight on January 1, 2053.

On July 7, 2005, the Company entered into an agreement to pay twenty thousand ($20,000) dollars to SEI and fifteen thousand ($15,000) dollars within thirty
(30) days of this agreement to the DCT to cause SFR and DCT to assign its right to purchase the real estate, equipment, improvements and other property known as the Denver Civic Theatre Complex.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS

5. INVESTMENT IN RELATED COMPANY STOCK

On October 15, 2004, the Company signed an agreement with SEI whereby the Company would be allowed to acquire a maximum of 700,000 shares of common stock in SEI over a six month period ("Investment Period") at the rate of $0.50 per share. Under the agreement, stock certificates will be issued at the end of each calendar quarter rounded to the nearest $10,000, or 20,000 Shares. There is no minimum amount required to be invested. The Company may advance and make payment at any amount during any time during the Investment Period. As of December 31, 2005, the Company had invested an aggregate of $350,000 and received 700,000 shares of common stock at $0.50 per share. The Company holds a 3.95% ownership in SEI. The Company accounts for it's investment in SEI using the Equity Method of accounting and periodically re-evaluates its value to recognize any potential impairment in value. In accordance with EITF 02-14, the Company accounts for its investment using the equity method of accounting due to the Company's ability to exercise significant influence over operating and financial policies of the investee and its determination of ownership of in-substance common stock of the investee. For the year ended June 30, 2005 and 2006, we recognized equity losses of $4,353 and $2,069, respectively, from this investment. Management periodically tests the asset for impairment through the revision and revisiting of its expected future cash flows. For the year ended June 30, 2006 the Company recognized an impairment of $233,621. This impairment was made to bring the value of the investment down the estimated recoverable amount based on the Company's percentage ownership of the estimated fair value of SEI's total outstanding shares. The Company will continue to rigorously assess its investment. As of June 30, 2006, the Company determined that no further impairment was necessary.

6. LOANS RECEIVABLE - RELATED PARTY

For the year ended June 30, 2006, the Company loaned an aggregate of $67,800 to DCT. These loans carry an interest rate of 8% and are payable upon demand.

7. WRITE-OFF OF LOAN RECEIVABLE

In July of 2005, the theatrical production "Newsical the Musical" closed the show. The ability of the production to repay the loan ended with the closing of the show. Therefore, the Company wrote-off the $3,750 loan issued to the production in July of 2005.

8. ADVANCES AND PREPAIDS

The Company entered into an agreement with Romano, Ltd., on October 16, 2005, to provide a variety of corporate services including introducing the Company to clients within the Orthodox Jewish community in Europe and the United States as well as other influential corporate public stock promoters, investment bankers and other companies related to the growth and promotion of companies in the public markets. The 120,000 shares issued as compensation cover the contractual period October 16, 2005 to October 15, 2006. Advances and prepaids include $8,750 in stock-based prepaid consulting fees for the year ended June 30, 2006.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS

8. ADVANCES AND PREPAIDS - Continued

On November 4, 2005, the Company entered into a 12 month consulting agreement with Moneta Capital Advisors ("Moneta") to provide a variety of corporate services including introducing the Company to third party marketing companies, investment bankers and other corporate promotion companies. The Company issued Moneta 100,000 shares as compensation to cover the period November 1, 2005 to October 31, 2006. Advances and prepaids include $8,333 in stock-based pre-paid consulting fees for the year ended June 30, 2006.

The Company entered into an agreement with Venture Catalyst, LLC on March 15, 2006, to provide a variety of corporate services including introducing the Company to third party marketing companies, investment bankers and other corporate promotion companies in exchange for restricted Common Stock in the amount of 25,000 shares each month during the term of the contract. The contract covers the period March 15, 2006 to September 15, 2006. Advances and prepaids also include $3,438 for half of one month of stock-based prepaid consulting costs for Venture Catalyst.

The Company entered into an agreement with Zbigniew Mania on June 14, 2006, to consult and assist the Company in structuring, operating and growing its business and with advisory and consulting services related to real estate, leasing and financial matters related to the DCT. The contract covers the period June 15, 2006 to June 14, 2007. Prepaids and advances include $26,354 for prepaid consulting costs for Zbigniew Mania.

Advances and prepaids also include $1,745 of prepaid legal expenses.

9. RECOUPABLE ADVANCES

On November 4, 2005, the Company entered into a 12 month consulting agreement with Moneta Capital Advisors ("Moneta") to provide a variety of corporate services including introducing the Company to third party marketing companies, investment bankers and other corporate promotion companies. Included in the monthly fees paid to Moneta is recoupable advances of $4,166.67 per month, of which $3,333 is recoupable, for each of the first four consecutive months of the contract period, and increasing to $10,000 per month, of which $5,000 is recoupable, for each of the next 8 consecutive months. A portion of the monthly fees paid to Moneta are considered general corporate consulting fees. The remainder is considered an advance from earnings expected for Moneta's share of income derived from specific projects known and unknown for which Moneta would be entitled to. Total recoupable costs at June 30, 2006 were $33,333.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS

10. PRODUCTION DEVELOPMENT COSTS

For the year ended June 30, 2006, the Company incurred capitalized costs to develop theatrical and independent film productions; $96,783 on development of HATS! and $71,869 towards the development of the Broadway production of OATS. On June 11, 2005 the Company entered into an agreement to pay thirty thousand ($30,000) dollars to SEI and SEI agreed to assign fifteen (15%) percent of the Adjusted Net Profits of Solace LLC (owner of the theatrical production "Once Around The Sun" ("OATS") as defined by the Operating Agreement for Solace, LLC for the Off-Broadway production of the musical OATS. OATS profits are paid from SEI's share of Adjusted Net profits it receives as Managing Member of Solace, LLC. The Company paid this amount to SEI in full on June 13, 2005. Solace, LLC was capitalized at $1 million. The typical investor would have the first right of recoupment. The Company's investment does not provide for the first right of recoupment. Therefore, the Company settled with SEI on a discounted value of $30,000.

11. OTHER INVESTMENTS

On April 20, 2005, the Company invested $2,500 in the Denver, Colorado production of "NEWSical the Musical". This investment was written off at June 30, 2006 due to management's analysis that the collectibility of the return of this investment was unlikely. On April 18, 2006, the Company invested $30,000 in the Denver, Colorado production of "The Yiddish Are Coming". This investment was written off at June 30, 2006 after the close of the production and management's analysis that the collectibility of the return of this investment was unlikely. These investments represented direct, minority interest investments in third party productions with no further responsibility by the Company. Other Investments also includes a $30,000 acquisition of 15% of the production of OATS, as described in the footnote above "Assignment/Investment of Theatrical Production". On May 24, 2006, the Company invested $10,000 in a DVD release about Bariatrics. At June 30, 2006, other investments totaled $58,626.

The Company periodically invests in theatrical and film productions in the form of literary options for either live-stage performance rights, film rights and other ancillary rights, as well as direct investments in third party limited partnerships and/or limited liability companies engaged in the development and production of entertainment projects. Direct investments in productions may represent a minority limited interests with limited or no further responsibility by the Company. Most limited investments do not provide any right to resale, but may provide the right to refund if the project is not fully developed or capitalized. Certain options or larger investments may provide the Company with additional rights including the right to be the owner or co-owner of a project, or the general partner or managing member of the related investment entity with the ability to make key decisions regarding the future development, production and disposition of an entertainment project or the production. Management reviews the Company's investment portfolio periodically to evaluate its fair value.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS

12. OPTIONS PURCHASED/DEPOSITS

As of June 30, 2006, the Company had paid a total of $20,000 for the option for the right to produce the musical "HATS!". In addition, the Company paid $18,000 for the rights to produce the independent film "Reel Love".

The Company paid a deposit of $150,000 pursuant to the Letter of Intent with Dick Foster Productions, Inc. ("DFP") to purchase 80% of the outstanding shares of DFP.

Also included in deposits is $35,000 paid to affiliates in connection with an option to purchase real estate (see Note 3).

13. COMMON STOCK ISSUANCES

On July 2, 2004, the Company commenced an offering to sell up to a maximum of 1,500,000 units ("Unit(s)"). The price of each unit is one ($1.00) dollar for a total aggregate principal amount of $1,500,000. Each Unit sold included four (4) shares of its common stock, par value $0.001 per share and one (1) Series A-1 Warrant. For the year ended June 30, 2006, an aggregate principal amount of $545,000 comprising 545,000 units (or 2,180,000 shares) was sold under this offering. Included with the related issuances are 545,000 warrants entitling the investors to purchase at $0.50 per share an additional 545,000 shares. This offering expired on December 31, 2005.

In January, 2006 the Company sold 65,000 units (each unit consists of four shares and two warrants) at a price of $1.00 per unit or $65,000 in the aggregate, or 260,000 shares in the aggregate to one accredited investor. These units were sold pursuant to our "Series C" private placement of up to 565,000 units, or 2,260,000 million shares for an aggregate offering price of $565,000. The "Series C-1" warrant entitles the holder thereof to purchase one share of the Company's common stock at a price of $0.50 per share for a period of three
(3) years commencing on the closing date. Accordingly, this investor may acquire up to an additional 65,000 shares. The total raised under our "Series C" private placement represents 260,000 shares, or $65,000 in the aggregate. This offering was terminated on January 25, 2006.

In addition, In January through May, 2006, the Company sold 499,368 units (each unit consists of four shares and four warrants, two "Series D-1" warrants and two "Series D-2" warrants) at a price of $1.10 per unit or $549,305 in the aggregate, or 1,997,472 shares in the aggregate to accredited investors. These units were sold pursuant to our "Series D" private placement of up to 500,000 units, or 2 million shares for an aggregate offering price of $550,000. The "Series D-1" warrants entitle the holder thereof to purchase one share of the Company's common stock at a price of $0.55 per share for a period of five (5) years commencing on the closing date. The "Series D-2" warrants entitle the holder thereof to purchase one share of the Company's common stock at a price of $0.75 per share for a period of five (5) years commencing on the closing date. Accordingly, investors may acquire up to an additional 1,997,472 shares. The total raised under our "Series D" private placement represents 1,997,472 shares, or $549,305 in the aggregate.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS

13. COMMON STOCK ISSUANCES (continued)

On May 8, 2006, the Company commenced an offering pursuant to which it will offer and sell up to a maximum, aggregate of 300,000 units ("Unit(s)"). The price of each unit is one dollar and ten cents ($1.10) for a total aggregate principal amount of $330,000. Each Unit sold included four (4) shares of common stock, at par value $0.001 per share and two (2) Series E-1 stock purchase warrants and two (2) Series E-2 stock purchase warrants. Each Series E-1 Warrant entitles the holder thereof to purchase one share of the Company's common stock at a price of $0.55 per share for a period of five (5) years commencing on the date of the acceptance of the subscription agreement. Each Series E-2 Warrant entitles the holder thereof to purchase one share of the Company's common stock at a price of $0.75 per share for a period of five (5) years commencing on the date of the acceptance of the subscription agreement. As of June 30, 2006, the Company has sold the maximum 300,000 units in the aggregate, or 1,200,000 shares in the aggregate, or $330,000 in the aggregate. This offering was closed June 5, 2006.

On June 7, 2006, the Company commenced an offering pursuant to which it will offer and sell up to a maximum, aggregate of 1,000,000 units ("Unit(s)"). The price of each unit is one dollar and forty cents ($1.40) for a total aggregate principal amount of $1,999,999.40. Each Unit sold shall include four (4) shares of common stock, at par value $0.001 per share and two (2) Series F-1 stock purchase warrants and two (2) Series F-2 stock purchase warrants. Each Series F-1 Warrant entitles the holder thereof to purchase one share of the Company's common stock at a price of $0.75 per share for a period of five (5) years commencing on the date of the acceptance of the subscription agreement. Each Series F-2 Warrant entitles the holder thereof to purchase one share of the Company's common stock at a price of $1.00 per share for a period of five (5) years commencing on the date of the acceptance of the subscription agreement. As of June 30, 2006, the Company sold 33,500 Units, or 134,000 shares in the aggregate, or $67,000 in the aggregate. This offering is currently open.

On June 14, 2006, the Company entered into an agreement with Zbigniew Mania to consult and assist the Company in structuring, operating and growing its business and with advisory and consulting services related to real estate, leasing and financial matters related to the DCT as reasonably requested by the Company in exchange for 100,000 shares of common stock and 150,000 series G-1 warrants. The contract covers the period June 15, 2006 to June 14, 2007. The expense will be recorded as compensation at the fair value of the stock and warrants issued of $27,500 in equal amounts over each quarter. Warrants were valued based on the Black-Scholes Model of valuation. Expense of $1,146 has been recognized for the year ended June 30, 2006. Each G-1 warrant will entitle the warrant holder to purchase one share of the Company's common stock at a price of $0.55 per share for a period of three (3) three years.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS

13. COMMON STOCK ISSUANCES (continued)

On June 28, 2006, the Company commenced an offering pursuant to which it will offer on a no minimum basis, sixty-five (65) units (the "Units") at a purchase price of $10,000.00 per Unit. Each Unit consists of $10,000 principal amount of the Company's 8% Series H Convertible Secured Debentures (the "Convertible Debenture"); the outstanding principal balance Convertible Debentures is convertible into shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), at the rate of $0.50 per share; for each $1.00 of the Convertible Debenture, converted by the Holder, the Holder shall be entitled to receive (x) one (1) stock purchase warrant (the "Series H-2 Warrant") and (y) one (1) stock purchase warrant (the "Series H-3 Warrant"). Each Series H-2 Warrant entitles the holder thereof to purchase one share of the Company's common stock at a price of $0.75 per share for a period of five (5) years commencing on the conversion date and each Series H-3 Warrant entitles the holder thereof to purchase one share of the Company's common stock at a price of $1.00 per share for a period of five (5) years commencing on the conversion date. The Convertible Debentures shall have a term of one year by the Company and shall bear interest at the rate of 8% per annum payable quarterly on the first day of each calendar quarter and shall be prorated for any partial calendar quarter falling within the term of the Convertible Debenture. Subsequent to year-end, the Company has sold the maximum 65 units and the offering has been closed.

As equity instruments, the Company values the warrants noted above using the Black-Scholes Model of valuation at the time the warrants are granted.

On July 18, 2005, the Company entered into an agreement with Var Growth Corporation to provide a variety of corporate services including introducing the Company to third party marketing companies, investment bankers and other corporate promotion companies including IceColdStock.com in exchange for restricted Common Stock in the aggregate of 350,000 shares. The issued shares cover the contractual period July 1, 2005 to June 30, 2006. The expense has been recorded as compensation for services at the fair market value in four equal amounts in each of the four quarters over the contract term at the price of $0.25 per share and valued at $21,875 per quarter ($87,500 in the aggregate).

Previously, the Company entered into two agreements with Var Growth Corporation, on November 4, 2004 and November 23, 2004, to provide a variety of corporate services including introducing the Company to third party marketing companies, investment bankers and other corporate promotion companies including IceColdStock.com in exchange for restricted Common Stock in the aggregate of 375,000 shares. The issued shares cover the contractual periods of July 1, 2004 to June 30, 2005 for 350,000 shares and October 1, 2004 to September 30, 2005 for 25,000 shares, respectively. The expense was recorded as compensation for services at the fair market value on the dates of issuance at the price of $0.25 per share, or $6,250 in the aggregate for the contract dated November 4, 2004 for the period of October 1, 2004 to September 30, 2005 and $87,500 in the aggregate for the contract dated November 23, 2004 for the period of July 1, 2004 to June 30, 2005.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS

13. COMMON STOCK ISSUANCES (continued)

On October 16, 2005, the Company entered into an agreement with Romano, Ltd. to provide a variety of corporate services including introducing the Company to clients within the Orthodox Jewish community in Europe and the United States as well as other influential corporate public stock promoters, investment bankers and other companies related to the growth and promotion of companies in the public markets in exchange for restricted Common Stock in the aggregate of 120,000 shares. The issued shares cover the contractual period October 16, 2005 to October 15, 2006. The expense was recorded as compensation for services at the fair market value in four equal amounts in each of the four quarters over the contract term at the price of $0.25 per share, or $7,500 per quarter ($30,000 in the aggregate), for the period of October 16, 2005 to October 15, 2006, resulting in a portion recognized as prepaid (see Note 8).

On November 4, 2005, the Company entered into an agreement with Moneta Capital Advisors Inc., to provide a variety of corporate services including introducing the Company to third party marketing companies, investment bankers and other corporate promotion companies in exchange for restricted Common Stock in the aggregate of 100,000 shares. The issued shares cover the contractual period November 1, 2005 to October 31, 2006. The expense was recorded as compensation at the fair market value of the stock and warrants (see below) issued, in four equal amounts in each of the four quarters over the contract term at $6,250 per quarter ($25,000 in the aggregate), for the period of November 1, 2005 to October 31, 2006, resulting in a portion recognized as prepaid (see Note 8). Under the contract the Company additionally granted 200,000 warrants to acquire 200,000 shares at the price of $0.50 per share for a period of five (5) years. The Company valued these warrants using the Black-Scholes model of valuation. Additionally, there was an addendum dated May 8, 2006 signed between Moneta and the Company under which the Company shall deliver to Moneta a five (5) year warrant to purchase an aggregate of up to Five Million (5,000,000) shares of the Company's stock, $.001 par value per share and at an exercise price of $0.275 per share. These warrants shall be held in trust and shall be issued as compensation for services rendered contingent upon the successful completion of a merger between the Company and Sona. We did not recognize the value of these warrants because there is no material disincentive for non-performance under the agreement. Further, under the contract the Company shall grant Moneta up to 228,000 warrants to purchase 228,000 shares of the Company's common stock contingent upon Moneta raising its share of the SOFIA movie fund. An expense was recognized in the amount of $6,744 for these warrants for the year ended June 30, 2006, as there was a substantial disincentive for non-performance.

On March 15, 2006, the Company entered into an agreement with Venture Catalyst, LLC to provide a variety of corporate services including introducing the Company to third party marketing companies, investment bankers and other corporate promotion companies in exchange for restricted Common Stock in the amount of 25,000 shares each month during the term of the contract. The contract covers the period March 15, 2006 to September 15, 2006. The expense has been recorded as compensation at the fair market value in each month (and on a pro-rata basis for the month of March) over the contract term at the price of $0.275 per share, or $24,063 in the aggregate, for the period of March 15, 2006 to June 30, 2006.

                       SIBLING ENTERTAINMENT GROUP, INC.
                         (A Development Stage Company)
                       NOTES TO THE FINANCIAL STATEMENTS

13. COMMON STOCK ISSUANCES (continued)

                                                             Weighted
                                                              Avg.
                                               Number        Exercise
                                              of Shares       Price

Outstanding as of June 30, 2004                      --       $   --
   Granted at fair value                      382,500         $  0.50
   Forfeited                                         --       $   --
   Exercised                                         --       $   --

Outstanding as of June 30, 2005               382,500         $  0.50
   Granted at fair value                      5,519,472       $  0.56
   Forfeited                                         --       $   --
Exercised                                            --       $   --

Outstanding as of June 30, 2006               5,901,972       $  0.52

                                    Remaining      Weighted                 Weighted
  Range of         Number of      Contractual      Average                  Average
  Exercise         Warrants       Life (years)     Exercise    Number of    Exercise
   Prices         Outstanding                       Price      Warrants       Price
$0.50              1,420,500         1.7            $0.50      1,420,500      $0.50
$0.50 -$1.00       4,481,472         4.3            $0.52      4,481,472      $0.52

TOTALS             5,901,972                                   5,901,972      $0.52

The Company granted an aggregate of 1,000,000 warrants to purchase 1,000,000 shares of the Company's common stock to officers and employees on May 8, 2006. The value recognized as stock-based compensation for these warrants was $63,849 for the year ended June 30, 2006.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS

14. LONG TERM LIABILITIES - CONVERTIBLE DEBENTURES

The Company had offered for sale an aggregate principal amount of $300,000 of convertible debentures at par. The debentures were convertible at the option of the holder, into the Company's common stock at a conversion price of $0.25 per share.

In November, 2005, all issued convertible debentures, which represent an aggregate principal amount of $140,000 were converted, giving the holders an aggregate of 560,000 shares of the Company's common stock.

15. DEFERRED INCOME TAXES

The Company has a loss carry forward of approximately $1,956,600 at June 30, 2006 which may be offset against future taxable income. However, $213,388 of the loss carry forward is due to a change in control of the Company in October 2003, the deductibility of these losses is subject to IRS Sec. 382 limitation ("382 Limitation"). Under the limitation, the maximum annual amount which may be offset against future taxable income is limited to $4,260 and the carry forward loss expires in the year 2023. In addition, at June 30, 2006, the Company has a capital loss carryover for income tax purposes of $33,400 which may be applied against taxable capital gains in future years. Due to the uncertainty regarding the success of the future operations and the limitation, management has not recorded a deferred tax asset.

   INCOME TAXES
The income tax provision is comprised of the following:

XX                                      Federal        State         Total

Year Ended June 30, 2006
   Current                               $--         $2,795         $2,795
   Deferred                               --             --            --

                                         $--         $2,795         $2,795

Year Ended June 30, 2005
   Current                               $--         $  806         $  806
   Deferred                               --            --             --

                                         $--         $  806         $  806

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS

15. DEFERRED INCOME TAXES (Continued)

The Company's deferred tax asset and liability as presented in the Company's financial statements are comprised of the following temporary differences:

                                                    June 30,

                                                 2006           2005

Deferred Tax Asset
   Net Operating Losses                        $ 707,000      $ 146,000
   Valuation Allowance                          (707,000)      (146,000)

     Total Deferred Tax Assets                 $      --      $      --

Deferred taxes are recognized for temporary differences between the bases of assets and liabilities for financial statement and income tax purposes, and net operating loss.

Subject to the 382 Limitation, the Company has total net operating loss carry forwards for future periods of $1,815,618 for both Federal and State tax purposes. These net operating loss carry forwards may be used to reduce federal and state taxable income and tax liabilities in future years and expire in various years through June 30, 2023 and June 30, 2025 for both State and Federal tax purposes.

The Company's provision for income taxes differs from applying the statutory U.S. federal income tax rate to the income before taxes. The primary differences result from providing for state income taxes, generation of allowable tax credits and from deducting certain expenses for financial statement purposes but not for federal income tax purposes.

A reconciliation between taxes computed at the federal statutory rate and the consolidated effective tax rate follows:

                                                          June 30,

                                                        2006         2005

Federal statutory tax rate                             -34.%        -34.%
State income tax - net of federal tax benefit            0.%          0.%
Valuation allowance                                     34.%         34.%

                                                         0.%          0.%

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS

16. OPERATING LEASE

We currently occupy space at 511 W. 25 th St, NY, NY 10001. SEGI became the legal lessee of the space beginning December 1, 2005, when SEGI signed the renewal agreement for an additional 2 years. Minimum monthly rent payments are $2,900 per month from December 1, 2005 to November 30, 2006, and $2,987 from December 1, 2006 to November 30, 2007, or $35,409 and $14,935 for the years ended June 30, 2007 and 2008, respectively. We expect to continue to have no difficulty in securing and renting the current space. Rent expense for the year ended June 30, 2006 and 2005 were $36,205 and $9,675, respectively.

17. OTHER MATTERS

On May 18, 2006, Sona Development Corp. ("Sona") (OTCBB:SDVC) announced that it has executed a letter of intent to purchase 100% of SEGI's assets by acquiring all of its wholly owned subsidiaries and assuming up to $650,000 of debt associated with the issuance of our Series H Debenture offering. A definitive agreement was signed on June 28, 2006. On June 28, 2006, a majority of the shareholders of the Company voted and approved the transaction. Final approval of the Sona shareholders is being sought.

18. UNAUDITED CUMULATIVE AMOUNTS SINCE INCEPTION OF DEVELOPMENT STAGE

The Company's current auditors did not audit Company's financial statements for the period of Development Stage July 1, 2000 through June 30, 2004, as current auditors were engaged on May 12, 2005. We have been advised by the former Managing Partners of Livingston, Wachtell & Co. LLP ("Wachtell") that Wachtell is no longer doing business as a CPA firm as of February 15, 2006. Given subsequent restatements of Company's financial statements for the aforementioned period and impracticability for the Company to reissue an audit report for aforementioned period due to the termination of the former auditors' practice, the Cumulative Accounts since Inception of Development Stage, July 1, 2000 to June 30, 2006 are reported unaudited.

19. SUBSEQUENT EVENTS

REVISION TO ISSUANCE OF UNREGISTERED EQUITY SECURITIES

On September 24, 2006, the Company revised the terms of its Series F Offering whereby the price per Unit changed from $2.00 per Unit to $1.40 per Unit. Therefore, the Offering seeks to raise a revised $2,000,005 through the sale of 1,428,575 Units in the aggregate. Each Unit shall continue to consist of four shares of common stock and 2 stock purchase warrants.

ISSUANCE OF COMMON STOCK

Since June 30, 2006 the Company has sold 357,857 Units (each consists of four shares and four warrants; two "Series F-1 Warrants" and two "Series F-2 Warrants") at a price of $1.40 per Unit or $501,000 in the aggregate, or 1,431,429 shares in the aggregate to eleven accredited investors.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS

19. SUBSEQUENT EVENTS - Continued

ISSUANCE OF CONVERTIBLE DEBENTURES

Since June 30, 2006 the Company has sold 65 Units (each Unit consists two warrants for each $1.00 of the Convertible Debenture; one "Series H-2 Warrant" and one "Series H-3 Warrant") at a price of $10,000 per Unit or $650,000 in the aggregate to fourteen accredited investors. The maximum of this offering was sold and the offering was terminated September 15, 2006.

RESERVE OF COMMON STOCK

As of the date of the filing of this report, the Company has received $238,987.20 from six investors under its Series F offering, and has reserved 682,820.57 shares and 341,410.29 Series F-1 Warrants and 341,410.29 Series F-2 Warrants (representing an aggregate of 682,820.57 shares). These shares and warrants will be issued in the near future, upon the review of the collected subscription agreements.

LOANS TO RELATED PARTIES

Since June 30, 2006 the Company has loaned DCT an aggregate of $75,000. The loans carry annual interest at eight (8%) percent and are payable on demand.

ADVANCE TOWARDS PRODUCTIONS

On October 18, 2006 the Company advanced $30,000 for a production of STOMP in Las Vegas, NV, for which Sibling is completing negotiations to participate as both an investor and a co-producer.

On August 23, 2006 the Company advanced $25,000 to Jerry Lewis, the world-renown comedian and author, as an initial advance towards the purchase of the rights to develop and produce a new musical based upon his book, entitled "DEAN AND ME" (a story about his experiences in the entertainment industry with Dean Martin).

OPENING OF "HATS!" AT DCT

The first performance of "HATS! - A Musical for the Rest of Your Life", a new musical based on the ideas and philosophies of the Red Hat Society and produced by Hats Denver LLC, was on October 7, 2006 and the official "premiere" was on October 11, 2006 at the DCT. The DCT reported that this production of HATS! has broken box office records for DCT and attracted audiences from numerous states during its first four performances. The sole investor of Hats Denver LLC is Sibling Theatricals, Inc., a wholly owned subsidiary of the Company. The Managing Member of Hats Denver LLC is Hats Holdings, Inc. (a company organized to license HATS! and related merchandiser and other rights around the world). Hats Holdings, Inc. is a wholly owned subsidiary of Sibling Theatricals, Inc.

                        SIBLING ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS

19. SUBSEQUENT EVENTS (continued)

OPTION EXTENSION WITH DICK FOSTER PRODUCTIONS

On September 7, 2006, the Company paid $25,000 to Dick Foster and $25,000 to Lynne Foster as a sign of good faith in the negotiations and completion of the definitive agreement between the Company and DFP. As of the date of this filing the definitive agreement has not been signed. We expect to sign the definitive agreement in the near future and close before the end of the calendar year.

HIRING OF EXECUTIVE OFFICER

Richard Bernstein was hired as a Vice President of the Company beginning September 1, 2006.

          SONA DEVELOPMENT CORP. and SIBLING ENTERTAINMENT GROUP, INC.

 Pro Forma for the Quarter Ended September 30, 2006 and the Year Ended December
                                    31, 2005

                                      INDEX

                                                                          Page

Combined Pro Forma Balance Sheet..........................................FE-2

Combined Pro Forma Statement of Operations................................FE-3

Notes to the Combined Pro Forma Financial Statements......................FE-5

                     SONA DEVELOPMENT CORP. AND SUBSIDIARIES

                        Combined Pro Forma Balance Sheet

                                                             Sona                Sibling
                                                         Development          Entertainment
                                                            Corp.              Group, Inc.
                                                     (A Development Stage     (A Development
                                                           Company)           Stage Company)
                                                         For the Nine          For the Nine
                                                        Months Ending         Months Ending          Pro Forma
                                                        September 30,         September 30,         Adjustments        Pro Forma
                                                             2006                  2006              Increase          Combined
                                                         (Unaudited)           (Unaudited)          (Decrease)       (Unaudited)
                                                    --------------------    -----------------     -------------     -------------
                                                            ASSETS
CURRENT ASSETS

       Cash                                                          152              150,742                             150,894
       Due from related parties                                                       128,701                             128,701
       Advances and prepaids                                                           23,685                              23,685
       Loans receivable - related party                                               132,800                             132,800
       Other receivables                                                               20,658                              20,658
                                                    --------------------    -----------------                       -------------
                                                                     152              456,586                             456,738
TOTAL CURRENT ASSETS

FIXED ASSETS

       Computer equipment, net of accumulated
            depreciation                                                                5,368                               5,368
                                                    --------------------    -----------------                       -------------
                                                                                        5,368                               5,368
TOTAL FIXED ASSETS
                                                    --------------------    -----------------                       -------------

OTHER ASSETS

       Goodwill                                                                     2,779,624                           2,779,624
       Deposits                                                                       309,920                             309,920
       Recoupable advances                                                             48,333                              48,333
       Production development costs                                                   474,491                             474,491
       Investment in related companies                                                105,183                             105,183
       Other investments                                               1               88,350                              88,351
       Options purchased                                                               63,000                              63,000
                                                    --------------------    -----------------                       -------------
                                                                                    3,868,901                           3,868,901
TOTAL OTHER ASSETS
                                                    --------------------    -----------------                       -------------
                                                                     153            4,330,855                           4,331,008
TOTAL ASSETS
                                                    ====================    =================                       =============

The accompanying notes are an integral part of the pro forma financial statements.

                     SONA DEVELOPMENT CORP. AND SUBSIDIARIES

                        Combined Pro Forma Balance Sheet

                                                                Sona                Sibling
                                                            Development          Entertainment
                                                               Corp.              Group, Inc.
                                                        (A Development Stage     (A Development
                                                              Company)           Stage Company)
                                                            For the Nine          For the Nine
                                                           Months Ending         Months Ending       Pro Forma
                                                           September 30,         September 30,      Adjustments        Pro Forma
                                                                2006                  2006           Increase          Combined
                                                            (Unaudited)           (Unaudited)       (Decrease)       (Unaudited)
                                                                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

       Accounts payable                                           21,190              280,576                             301,766
       Accrued expenses                                                                40,350                              40,350
       Income taxes payable                                                             3,409                               3,409
       Due to related parties                                    157,306                                                  157,306
       Short term loans payable                                                        50,000                              50,000
                                                          --------------      ---------------                       -------------

TOTAL CURRENT LIABILITIES                                                             374,335                             374,335
                                                          --------------      ---------------                       -------------

LONG-TERM LIABILITIES

       Loan payable - related party                                                     5,000                               5,000
       Long term convertible debentures, net of
            debt discount                                                             610,055                             610,055
                                                          --------------      ---------------                       -------------

TOTAL LIABILITIES                                                178,496              989,390                           1,167,886
                                                          ==============       ==============                       =============

EQUITY
       Sona Common stock $0.0001 par value;
       100,000,000 authorized shares; 41,272,251
       shares issued and outstanding                               1,197                       (a)      2,930               4,127
       Sibling Common stock $0.0001 par value;
       100,000,000 authorized shares; 29,295,546
       shares issued and outstanding                                                   29,296  (a)    (29,296)                 --
       Additional paid in capital - warrants                                          170,729  (b)     498,577            669,306
                                                                                               (a)
       Additional paid in capital                              2,860,905            5,987,140  (c) (3,014,079)          5,833,966
       Accumulated deficit                                                           (248,300)                           (248,300)
                                                                                               (b)
       Deficit accumulated during development stage           (3,040,445)          (2,597,400) (c)   2,541,868         (3,095,977)

TOTAL EQUITY                                                    (178,343)           3,341,465                           3,163,122
                                                          --------------      ---------------                       -------------

TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                                            153            4,330,855                           4,331,008
                                                          --------------      ---------------                       -------------

     The accompanying notes are an integral part of the pro forma financial statements.

                     SONA DEVELOPMENT CORP. AND SUBSIDIARIES

                   Combined Pro Forma Statements of Operations

                                                                             Sibling
                                                       Sona                Entertainment
                                                 Development Corp.          Group, Inc.
                                               (A Development Stage       (A Development
                                                     Company)             Stage Company)
                                                    For the Nine            For the Nine
                                                   Months Ending           Months Ending         Pro Forma
                                                   September 30,           September 30,       Adjustments           Pro Forma
                                                       2006                    2006              Increase            Combined
                                                    (Unaudited)             (Unaudited)         (Decrease)         (Unaudited)
                                              ----------------------    -----------------     ---------------    -----------------
REVENUES

      Revenue - related companies
      Consulting fee income - related
           Company                                                                79,298                                   79,298
      Executive producer fees - related
           Company                                                                    --                                       --
                                              --------------------      ----------------                         ----------------

TOTAL REVENUES                                                                    79,298                                   79,298

EXPENSES

      General and administrative :
         Professional fees                                                       527,459                                  527,459
         Management fees - related
              company                                                             19,600                                   19,600
         Other                                             427,826               703,134                                1,130,960

PRODUCTION EXPENSES                                                              375,028                                  375,028
                                              --------------------      ----------------                         ----------------

OPERATING LOSS                                            (427,826)           (1,545,923)                              (1,973,749)

      Other Income (Expense)                                    --                    --                                       --
      Interest Income (Expense)                                 --                (3,651)                                  (3,651)
      Impairment of investment - related
           company                                              --              (233,621)                                (233,621)
      Equity loss on investment - related
           company                                              --                (2,702)                                  (2,702)
      Write down of promissory notes                       (50,000)                   --                                  (50,000)
                                              --------------------      ----------------                         ----------------

NET LOSS BEFORE INCOME TAXES                              (477,826)           (1,785,897)                              (2,263,723)

TAXES                                                           --                 4,595                                    4,595
                                              --------------------      ----------------                         ----------------

NET LOSS                                                  (477,826)           (1,790,492)                              (2,268,318)
                                              ====================      ================                          ===============

The accompanying notes are an integral part of the pro forma financial statements.

                     SONA DEVELOPMENT CORP. AND SUBSIDIARIES
                   Combined Pro Forma Statements of Operations

                                                                                 Sibling
                                                                             Entertainment
                                                    Sona Development          Group, Inc.
                                                          Corp.               (A Development
                                                  (A Development Stage        Stage Company)
                                                        Company)              For the Year
                                                   For the Year Ending           Ending             Pro Forma
                                                      December 31,            December 31,         adjustments        Pro Forma
                                                          2005                    2005              Increase           Combined
                                                       (Unaudited)            (Unaudited)          (Decrease)        (Unaudited)

                                                  ----------------------    -----------------     -------------    --------------
REVENUES
      Revenue - related companies
      Consulting fee income - related company                         --               90,375                              90,375
      Executive producer fees - related
           company                                                    --               50,000                              50,000
                                                  ----------------------    -----------------                      --------------

TOTAL REVENUES                                                        --              140,375                             140,375

EXPENSES
      General and administrative :
         Professional fees                                            --              219,709           498,577           718,286
         Management fees - related company                            --              184,296                             184,296
         Other                                                   182,256              201,825                             384,081

PRODUCTION EXPENSES                                                   --               34,661                              34,661

                                                  ----------------------    -----------------                      --------------
OPERATING LOSS                                                  (182,256)            (500,116)                         (1,180,949)

      Other Income (Expense)                                          --                   --                                 --
      Interest Income (Expense)                                       --                  800                                 800
      Impairment of investment - related
           company                                                    --                   --                                 --
      Equity loss on investment - related
           company                                                    --                   --                                 --
      Write down of promissory notes                            (225,000)                  --                            (225,000)
                                                  ----------------------    -----------------                      --------------

NET LOSS BEFORE INCOME TAXES                                    (407,256)            (499,316)                         (1,405,149)

TAXES                                                                 --                  806                               4,595
                                                  ----------------------    -----------------                      --------------

NET LOSS                                                        (407,256)            (500,122)                         (1,409,744)
                                                  ======================    =================                      ==============

    The accompanying notes are an integral part of the financial statements.

                     Sona Development Corp. and Subsidiaries
              Notes to Pro Forma Consolidated Financial Statements
                for the Twelve Months Ended December 31, 2005 and
                    the Nine Months Ending September 30, 2006

NOTE-1 - Summary of Transaction

      On June 28, 2006, the Company signed and publicly announced a definitive Agreement of Acquisition and Plan of Reorganization as a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code between Sona Development Corp ("Sona") and Sibling Entertainment Group, Inc. ("Sibling") further amended on December 12, 2006 for Sona to purchase Sibling's subsidiaries and all other assets and liabilities of the Sibling including outstanding convertible debentures and Sona will issue to Sibling up to 36,190,085 shares of common stock for all outstanding shares of Sibling and Sona will issue stock purchase warrants allowing warrant holders to purchase an additional 22,865,324 shares of common stock.

      At the time of this filing, Sibling has an active private offering and if fully subscribed at the before the closing of this transaction, the anticipated shares outstanding at the time of closing of 33,706,772. The acquisition is currently valued at $0.35 per share, or $11,797,370.20.

      The shares of Sona would be distributed to Sibling and subsequently to the shareholders of Sibling pursuant to a registration of Sona's stock. The convertible debentures owed by Sibling would be debt in Sona. This transaction provides for the acquisition of the following Sibling subsidiaries:

Subsidiary                                    State of Incorporation

Sibling Music Corp.                           Delaware
Sibling Pictures, Inc.                        Delaware
Reel Love on Film LLC                         New York
(subsidiary of Sibling Pictures, Inc.)
Reel Productions, Inc.                        New York
(subsidiary of Sibling Pictures, Inc.)
Sibling Theatricals, Inc.                     Delaware
Hats Holdings, Inc.                           Delaware
(subsidiary of Sibling Theatricals, Inc.)
HATS Denver LLC                               Delaware
(subsidiary of Hats Holdings, Inc.)
Sibling Properties, Inc.                      Delaware

      For accounting purposes the transaction will be accounted for as a reverse acquisition accompanied by a recapitalization.

NOTE-2 - Management Assumptions

      The pro forma consolidated balance sheet and statements of operations assumes that the entities were together as of September 30, 2006.

                     Sona Development Corp. and Subsidiaries
              Notes to Pro Forma Consolidated Financial Statements
                for the Twelve Months Ended December 31, 2005 and
                    the Nine Months Ending September 30, 2006

NOTE-2 - Management Assumptions - continued

      The pro forma consolidated balance sheet assumes: (a) the issuance of the 29,295,546 new shares issued by Sona pursuant to definitive Agreement of Acquisition and Plan of Reorganization; (b) upon closing Moneta Capital Advisors, Inc. shall be entitled to five million (5,000,000) stock purchase warrants with an exercise price of $0.275/share with a five (5) year term valued at $498,577 increasing Additional paid in capital - warrants and Professional Fees on Statement of Operations; (c) shows the affect of the recapitalization.

                                 EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders.


By Order of the Board of Directors
s/s Mitchell Maxwell
--------------------
Mitchell Maxwell
Chief Executive Officer, and Director

                                   SCHEDULE 1

                    SCHEDULE OF SHARES OUTSTANDING, RESERVED
                        AND PROPOSED & PLANNED OFFERINGS

                                                                                                 Open &
                                                                                                Planned
COMMON STOCK:                                                    Outstanding       Reserved     Offerings   Fully Diluted
Current Shares Outstanding                                        27,992,472                                   27,992,472
RHS Debenture on Conversion @$0.50/share                                                        1,300,000       1,300,000
Shares - Series F - Current Private Offering                       3,150,858        418,304     2,145,138       5,714,300
Reserve for Mandatory Registration Rights                                           169,025                       169,025
Convertible Debenture $250,000 at $0.35/share                                                     714,288         714,288
Shares Reserved for Consulting Agreements                                           300,000                       300,000

-------------------------------------------------------------------------------------------- -----------------------------
Total Shares                                                      31,143,330        887,329     4,159,426      36,190,085
-------------------------------------------------------------------------------------------- -----------------------------

WARRANTS:

$0.275/ share Warrants (5 Year) Sibling Officers & Consultants     1,150,000                                    1,150,000
Moneta Capital (Extended through 2/28/06                                                        5,000,000       5,000,000
$0.50/ share Warrants (3 Year) (A)                                   877,500                                      877,500
$0.50/ share Warrants (3 Year) (C)                                    65,000                                       65,000
$0.50/ share Warrants (3 Year) (S)                                    50,000                                       50,000
$0.55/ share Warrants (5 Year) (E)                                   600,000                                      600,000
RHS Debenture @ $0.55/share (H-1)                                                                 300,000         300,000
RHS Debenture Extension @ $0.55/share (H-1)                                                       300,000         300,000
RHS on Conversion @ $0.75/share (H-2)                                                             650,000         650,000
RHS on Conversion @ $1.00/share (H-3)                                                             650,000         650,000
$0.75/ share Warrants (5 Year) (D)                                   998,736                                      998,736
$0.75/ share Warrants (5 Year) (E)                                   600,000                                      600,000
$0.75/ share Warrants (5 Year) (F)                                                              2,857,150       2,857,150
$1.00/ share Warrants (5 Year) (F)                                                              2,857,150       2,857,150
Warrants Reserved for Licensed Brokers for Series F                                               300,000         300,000
Warrants Issued / Reserved Consultants                               578,000        717,500                     1,295,500
Warrants Reserved for $3 Million Debt Financing ($0.75)                                           357,144         357,144
Warrants Reserved for $3 Million Debt Financing ($1.00)                                           357,144         357,144
Warrants Reserved for $3 Million Debt Financing ($0.55)                                         1,200,000       1,200,000
Warrants Reserved for $3 Million Debt Financing ($0.75)                                         1,200,000       1,200,000
Warrants Reserved for $3 Million Debt Financing ($1.00)                                         1,200,000       1,200,000

-------------------------------------------------------------------------------------------- -----------------------------
Total Warrants                                                     4,919,236        717,500    17,228,588      22,865,324
-------------------------------------------------------------------------------------------- -----------------------------

-------------------------------------------------------------------------------------------- -----------------------------
Total Fully Diluted                                               36,062,566      1,604,829    21,388,014      59,055,409
============================================================================================ =============================

                                    EXHIBIT 1

 AGREEMENT OF ACQUISITION AND PLAN OF REORGANIZATION, DATED AS OF JUNE 28, 2006

                       Agreement to be filed as an exhibit

                                    EXHIBIT 2

 AMENDMENT TO AGREEMENT OF ACQUISITION AND PLAN OF REORGANIZATION, DATED AS OF
                               DECEMBER 12, 2006

                       Agreement to be filed as an exhibit

                                    EXHIBIT 3

                             HATS! LICENSE AGREEMENT
                          with Dick Foster Productions

AGREEMENT, effective as of this 18th day of December, 2006, by and between Hats Holdings Inc, a Delaware Corporation, with offices at 511 West 25th Street, New York, New York 10001, (hereinafter referred to as "Licensor"), and Dick Foster Productions, a Nevada Corporation, with offices at 6260 Stevenson Way, Las Vegas, NV 89120 (hereinafter referred to as "Licensee").

                              W I T N E S S E T H:

      WHEREAS, Licensor controls the exclusive rights to produce and present the musical play entitled "Hats!" (hereinafter referred to as the "Play") on the legitimate stage with living actors and has full power and authority to enter into this agreement;

      WHEREAS, The rights to the underlying material is pursuant to an agreement dated January 1, 2006 (the "Underlying Agreement") between The Red Hat Society, Inc. (the "Red Hat Society") and Sibling Entertainment Group, Inc. which has been assigned by mesne from Sibling Theatricals, Inc. to Licensor;

      WHEREAS, Licensor's grant of rights are set forth in their Underlying Rights Agreement and have specific obligations with the Author/Bookwriter, Lyricists, Composer, and/or music proprietors, all who have granted Licensor rights in accordance with music agreements promulgated by Licensor. Licensor hereby attaches as Exhibit A their "Schedule of Prior Commitments and Obligation Of Licensor and Licensees (the "Exhibit A"). The Licensee agrees to accept and fulfill all the obligations listed on Exhibit A and the Licensor herein agrees that any additional obligations not listed on Exhibit A shall be the obligations of the Licensor, solely, and the Licensor agrees to hold Licensee harmless and to indemnify Licensee from any litigation or liability resulting therefrom unless specifically provided for herein.

      WHEREAS, Licensee has entered into a License and Promotion Agreement (the "Harrah's License Agreement") with Harrah's Operating Company, Inc.
("Harrah's"), and pursuant to representation of Licensor, has begun preproduction and currently has expended preproduction cost in pursuit of their agreement with Harrah's; and

      WHEREAS, All obligations of the Licensor and Licensee are limited to the productions of the Play presented in venues controlled by Harrah's, or an affiliate of Harrah's (the "Harrah's Controlled Venue"); and

      WHEREAS, Licensor desires to memorialize the "Grant of Rights" as set forth herein as the material terms, conditions and obligations of Licensee in connection with all presentations Licensee will produce for the Harrah's venues.

      NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, it is agreed as follows:

1. TITLE:

      The foregoing Whereas clauses are incorporated herein as if fully set forth and made a part of this Agreement.

2. GRANT OF RIGHTS:

      Generally, by this reference, the Grant of Rights as set forth in the Harrah's License Agreement is incorporated herein as if fully set forth herein and made a part of this Agreement and more specifically, Licensor and Licensee agree to the following:

      a) Production Rights: In consideration of the payments specified in Paragraph 4, Licensor licenses to Licensee the sole and exclusive right to produce and present the Play in theaters located in casinos operated by Harrah's in the United States, subject to all of the terms and conditions of this agreement and specifically as follows:

            i) All rights granted herein are subject to terms and conditions of the Underlying Rights Agreement and Author's Agreement as same may apply to the production of the Play contemplated by this agreement, including all rights and limitations as are set forth therein as to the music in the Play and the relationship with the music proprietors, as set forth therein.

            ii) Licensee shall be obligated to pay all royalties, fees and related expenses in connection with its production of the Play including but not limited to all payments due artistic
                  personnel         (including        without        limitation,
                  director/choreographer, AEA arising from the authorized workshop of the Play, music personnel, orchestrator, designers, arrangers, actors and their replacements), the Authors, Conceiver, Red Hat Society, Licensor and any other parties providing goods or services to Licensee. Such obligation shall include conforming to all obligations in the nature of "first refusal rights" due such parties. All royalties due under this Agreement including amounts due pursuant to Alternate Royalty Pool Formula (as defined in Exhibit "B") shall be paid by the Licensee to the Licensor, or the Licensor's general manager, or other designee, and the Licensor hereby agrees to subdivide the amount received into individual payments to payable to each party in amounts such party may be entitled to a share, except for those amounts which the Licensee has paid directly.

            iii) In order for Licensee to maintain its rights to present the Play at a Harrah's Controlled Venue, the Licensee shall be obligated to produce and present the Play in a "continuous run" whereas "continuous run" shall include any production of the Play by the Licensee in any Harrah's Controlled Venue during the Term of this Agreement including the allowance of a non-performance period of no more four (4) consecutive weeks, not to exceed the maximum rights granted the Licensor as defined in the Author's Agreement. Although such obligation is as set forth in the Author's Agreement, the parties acknowledge that the Play shall be presented in accordance with the terms and conditions of an agreement between Licensee and Harrah's. Such agreement shall be subject to the absolute approval of Licensor and such approval shall be subject to there not being a conflict between that understanding any of the obligations of Licensee or Licensor in connection with the Play whether specifically set forth herein or otherwise. Licensor acknowledges that such agreement may have reasonable restrictions and limitations on the presentation of the Play that may conflict with the presentation of the play at Harrah's venues.

            iv) The right to present the Play in a Harrah's Controlled Venue will terminate if the Licensee has not presented the first public performance of the Play hereunder before a paying audience by February 15, 2007 (the "Play Production Date").

      b)    Approval  Rights:  Wherever  Licensor  reserves to itself  approvals hereunder, such reservation is to be exercised in the sole discretion of Licensor, however, approvals shall not be unreasonably withheld, and Licensor's failure to respond to any request for approval, for any reason including without limitation, Licensor's election not to respond, shall not be deemed a default hereunder. If Licensor does not respond, this shall be deemed an approval of the request for approval.

      c) Advertising and Promotion Rights: The Grant of Rights includes the right to advertise the production of the Play in the Harrah's Controlled Venues. Licensee shall also have the right to cause portions of or excerpts from the Play (not exceeding 10 minutes in the aggregate and not serialized) to be broadcast on radio and television for the sole purpose of advertising or publicizing the Play, provided Licensee receives no money therefrom other than its out-of-pocket expenses in connection with such broadcast. Any radio or television advertising produced by Licensee for the Play shall be subject to Licensor's approval. Licensee specifically recognizes that the use of the music in the show is specifically limited as provided by agreements with the music proprietors and any such use shall be limited as provided therein from inclusion in any advertising or publicizing of the Play and any such use shall be solely at the risk of Licensee. Nothing herein shall be deemed a grant to Licensee or Harrah's to use the name, logo, advertising materials or any reference to the Red Hat Society or the Play in connection with any other goods, merchandise or service (including without limitation linking the Play to other services of Harrah's such as dinner and play offers, or lodging, or in any respect to the gaming operations of Harrah's) other than the presentation of the Play.

      d)    Merchandising and Rights to Logo:

            i) Licensee shall have the right to use logo and advertising materials owned by Licensor in connection with the publicity in advertising of the presentation of the Play. Licensee shall not have the right to use any other logo, promotional or advertising materials without the specific prior written permission of the Licensor.

            ii) Licensor shall have the ongoing absolute right to use the logo on all merchandise it may have prepared or created in connection with the exploitation of the Play and with respect to any and all uses of the Play including the presentation of the Play by, or under lease or license from, Licensee and all other rights in the Play as reserved by Licensor, and any motion picture derived from the Play whether or not in competition with a presentation of the Play by Licensee.

            iii) Licensor shall have the right to sell all merchandise related to the Play in connection with the presentation of the Play contemplated herein and Licensee shall have no participation in the proceeds herefrom. Licensor shall be responsible for all costs in connection with the sale of same, including payments to the theatre and merchandisor.

3.    RESERVATION OF RIGHTS:

      a) Reserved Rights. Licensor hereby reserves to itself any and all rights not specifically granted hereunder.

      b) Limitation on other productions: Acknowledging that the initial venue for the presentation of the Play is New Orleans, Licensor agrees not to authorize any other production of the Play within a one hundred (100) mile radius of New Orleans until this license has terminated, or the run of the Play at the venue in New Orleans has terminated. All other restrictions, as may be set forth in the Harrah's License Agreement between Licensee and Harrah's are subject to the absolute approval of Licensor and during the Term of this Agreement, the Licensor agrees not to authorize any other production of the Play within a one hundred (100) mile radius of any Harrah's venue without offering a first right of refusal to Harrah's, excluding the Greater Chicago, Illinois Area.

4.    COMPENSATION TO LICENSOR:

      a) Royalty: Three percent (3%) of the Gross Weekly Box Office Receipts (or Company's Receipts, as provided for below) derived from the presentation of the Play by Licensee. The Royalty shall be computed on the basis of Company's Receipts in lieu of Gross Weekly Box Office Receipts as this is a guarantee presentation. The Licensee agrees to be bound by the Alternate Royalty Pool Formula (as defined in Exhibit "B") in place for the presentation.

      b) Office Expense Charge and Management Fee: Licensor shall be entitled to an Office Expense Charge commencing at $1,250 per week and a Management Fee commencing at $1,250 per week.

      c) Percentage Fee: Licensee shall pay to Licensor fifteen (15%) percent of one hundred (100%) percent of Company's Receipts as a license fee.

      d) Weekly Operating Profit Participation: Weekly Operating Profits (after payment of the share thereof due the royalty recipients) realized from the production of the Play by Licensee shall be shared 30% to Licensee and 70% to Licensor.

      e) Reimbursement of Expenses: The Licensee shall reimburse any representative of the Licensor for reasonable out-of-pocket expenses (including travel) incurred in connection with activities on behalf of the Licensee.

      f) Payments: All payments of royalties, fees and share of Weekly Operating Profits due Licensor shall be made within seven (7) days after the end of each performance week, accompanied by true copies of the daily and weekly box office statements for the applicable week, showing all sold and unsold tickets and a computation thereof, signed and certified by the box office treasurer and a representative of Licensee and with weekly statements of Running Expenses. The Licensor agrees to accept all payments due under the Alternative Royalty Pool in a single payment from the Licensee and subdivide and shall be responsible to distribute any such royalty payments to third parties in a timely manner.

      g)    Statements  Licensee shall also provide  Licensor,  within  fourteen
            (14) days after the end of each performance week, with a weekly statement showing the payments that have been made to each royalty recipient for that performance week with a representation that the payments have been duly made.

5. APPROVALS:

      a) Licensee shall use such parties as Licensor may direct in connection with all productions hereunder. Such parties shall include Director, Choreographer, General Manager, Music Director, Music Supervisor, Orchestrator and all Designers. Where Licensor does not so direct, all parties shall be subject to the approval provision set forth below.

      b) Licensor and Red Hat Society shall have approval over all artistic hiring of Licensee in connection with the presentation of the Play. Such approvals include but are not limited to (and extends to replacements thereof), actors, directors, designers, logo, merchandising and the like. Further, Licensor shall have approval of any advertising and promotion released by Licensee with respect to the Play. Licensor and Red Hat Society shall have the right to attend all auditions, rehearsals and presentations of the Play. Licensee shall provide sufficient advance notice to Licensor so that it may attend same. Nothing herein shall limit the first refusal rights of the director/choreographer, designers, orchestrator, arranger or others as provided by their agreements.

      c) Licensee will not enter into any contracts which will obligate Licensor or other presentations of the Play, without Licensor's absolute approval, to be exercised in its sole discretion. This restriction extends, but is not limited to any first refusal rights that may be requested by third parties.

6. BILLING:

      a) Licensor shall provide billing requirements in sufficient time for inclusions in all advertising and promotion of the Play. Such billing shall include obligations to the Red Hat Society. The obligation to provide such billing shall pertain to all programs, promotion and advertising released and/or reprinted after the date of delivery of such notice.

      b) Licensor shall have approval over the advertising and the house programs for the production of the Play and shall be accorded at least forty- eight (48) hours to make changes therein prior to Licensee's final approval hereof. Licensee shall include Licensor's program notes (space permitting), and staff credit list, in the house program for each performance of the Play.

7. UNAUTHORIZED REPRODUCTION AND FUTURE USE:

      Licensee shall not authorize any recording, filming, televising, broadcast or other reproduction of Licensor's production of the Play or any part thereof, it being understood and agreed that the only performing right herein granted to Licensee is for living stage performances viewed and heard only by audiences in the immediate presence of the actors and that all other rights are reserved by Licensor and Author without restrictions except as herein provided.

8. RIGHT OF ASSIGNMENT:

      Licensee shall not have the right to assign, sub-license or otherwise dispose of this agreement or any rights or obligations hereunder.

9. AUDIT AND ACCOUNTING:

      a) Licensee agrees to keep and maintain true and accurate books and records of account in connection with the Play and agrees to retain all such records for a period of not less than five (5) years after the close of the production of the Play hereunder. The Licensor or its designee shall have the right, upon reasonable notice, at all regular business hours to examine, excerpt, audit and make copies of said books and records at Licensee's or Licensee's General Manager's place of business whether during or after the term of this agreement. Any audit expenses shall be at the cost of the auditing party.

      b) In the event that any amounts are due to the auditing party as evidenced by such audit, such amounts shall be promptly paid to the auditing party with interest at two (2) percentage points over the "Prime Rate" as applied from time to time by Chase Manhattan Bank computed from the date on which such payments were due. Further, in the event that any such underpayment is greater than ten (10%) percent of the amount owed to the auditing party, the audited party shall reimburse the auditing party for all costs and expenses of the examination of the books and records revealing such underpayment.

10. TERMINATION:

      a) Unless Licensor otherwise agrees, in the exercise of its sole discretion, the license for the production of the Play hereby granted shall automatically terminate upon the first to occur of the following:

            i)    The  failure  of   Licensee   to  present  the  first   public
                  performance on or before the Play Production Date.

            ii) End of the "continuous run" of the Play as "continuous run" is defined herein.

            iii) Expiration, by the passage of time, of Licensor's rights to produce the Play as provided in Licensor's agreement with Author.

            iv) If Licensee commences, has commenced against it and if not discharged within 15 days, or acquiesces in the commencement of any action or proceeding in bankruptcy or seeking reorganization, arrangement, readjustment of debts, or any other relief under the United States Bankruptcy Code, as amended, or under any other bankruptcy or Insolvency law, state or federal, now or hereafter existing, whether or not an order for relief has been entered therein.

            v) If Licensee files a certificate of dissolution under applicable state law, is liquidated, or takes any action or has any action taken against it in furtherance of dissolution or liquidation.

      b) The license herein granted for all productions (whether or not any production is specifically involved in the following acts or omissions of Licensee) shall terminate upon written notice of termination at Licensor's election at any time after any of the following:

            i) The failure of Licensee to make any payment within five (5) days of the date of Licensor's notice that payment is overdue, but if Licensee objects, in writing, to the claim for payment, the failure to make such payment shall not be an event of termination, but instead shall be subject to arbitration;

            ii) The failure of Licensee to perform any other material or substantial obligation hereunder, provided said failure is not remedied within ten (10) days after delivery of notice of such failure;

      c) Upon the termination of the right to produce the Play pursuant to this agreement, Licensee shall return to Licensor all copies of the Play.

      d) Any termination pursuant to this Paragraph of the License herein granted shall be without prejudice to, and shall not lessen or impair any and all rights and remedies of Licensor, to or with respect to all sums due Licensor hereunder and all damages and other relief arising from the failure of Licensee to perform its obligations hereunder.

11. INDEMNITY:

      a) The Licensee agrees to indemnify, save and hold harmless Licensor, its employees, assignees and licensees against any and all loss, damage, costs and expenses (including reasonable attorneys' fees) or recoveries (including any amounts paid in settlement with the other party's consent) arising out of or connected with any claim by a third party, which is caused by or arises out of any breach of any of the undertakings made by Licensee hereunder.

      b) The Licensor agrees to indemnify, save and hold harmless Licensee, its directors, shareholders, employees, assignees and licensees against any and all loss, damage, costs and expenses (including reasonable attorneys' fees) or recoveries (including any amounts paid in settlement with the other party's consent) arising out of or connected with any claim by a third party, which is caused by or arises out of any breach of any of the undertakings made by Licensor hereunder.

12. FORCE MAJEURE:

      If the Licensee shall be prevented from exercising any option hereunder, or if any production hereunder shall be interrupted due to epidemic, fire, action of the elements, strikes, labor disputes, governmental order, Act of God, public enemy, war, riots, civil commotion or other force majeure reason, such prevention or interruption shall not be deemed a breach of this agreement or a cause for forfeiture of the Licensee's rights hereunder. The time for performance shall be extended for the number of days action was prevented by the force majeure reason, subject only to limitations on such extensions contained in the Author's agreement as amended.

13. NOTICES:

      a) Any notice to be given hereunder shall be sent by registered or certified mail, return receipt requested, or telecopy to a facsimile number provided by the respective party with a copy sent by regular mail, or by delivering the same personally to the parties at the addresses first set forth herein. Any party may designate a different address by notice so given. Copies of all notices shall be sent to the parties as hereto named above.

      b) Any notice mailed or personally delivered as aforesaid shall be deemed to have been given on the date of receipt; telecopies shall be deemed received on the business day after being sent by telecopy.

14. MISCELLANEOUS:

      a) No Joint Venture: Nothing contained herein shall be deemed to create any association, partnership or joint venture between the parties. Each party may engage in other activities, including other theatrical and entertainment ventures, whether or not competitive with the other party.

      b) Controlling Law: This Agreement shall be construed and interpreted in accordance with the law of the State of New York, applicable to contracts entered into and to be performed fully therein without reference to the principles of conflict of laws.

      c) Headings: Paragraph headings are used for convenience only and shall not be referred to in the interpretation of this Agreement.

      d) Counterparts: This Agreement may be executed in counterparts all of which taken together shall be deemed one (1) original.

      e) Modification, Amendment: This Agreement cannot be modified, altered, amended or otherwise changed except by an agreement in writing signed by the parties hereto.

      f) Binding Effect Of Agreement: This Agreement shall be binding not only on the parties hereto, but also on their heirs, executors, administrators, successors, and assigns.

      g) Entire Understanding: This instrument and instruments executed pursuant hereto includes the entire understanding between the parties and replaces all former agreements and representations with respect to the subject matter hereof.

      h) Breach: No waiver by either party of any breach hereof shall be deemed a waiver of any preceding or succeeding breach hereof.

      i) Legal Requirements: Nothing contained in this agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this agreement and any material statute, law, ordinance, order or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event any provisions of this agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements; provided, however, that no other provision of this agreement shall be affected thereby and such other provisions shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement as of the date first set forth above.

HATS HOLDINGS INC.                        DICK FOSTER PRODUCTIONS, Inc.


By:  /s/ Mitchell Maxwell                     By: /s/ David Gravatt
     -------------------------------              ---------------------------
     Mitchell Maxwell, President              Its: Vice President

                                    EXHIBIT A
     Schedule of Prior Commitments and Obligations of Licensor and Licensees

-----------------------------------------------------------------------------------------------------------------------------------
                                                      Royalty
Name                           Position                Pool    Minimum          Provision
-----------------------------------------------------------------------------------------------------------------------------------
Lynne Taylor- Corbett          Director               3.50%    $752.50          1st Right of Refusal
--------------------------------------------------------------------------------
                                                                                $20,000 Fee of which $7,500 will be considered
                                                                                an advance against royalties.
--------------------------------------------------------------------------------
                                                                                3.50% Royalty in Pool, or 1.75% if not used as
                                                                                director
--------------------------------------------------------------------------------
                                                                                SSDC Approval of Contract
-----------------------------------------------------------------------------------------------------------------------------------
Sibling Theatrical, Inc.       Producer               3.00%    $645.00          3% in Royalty in Pool
-----------------------------------------------------------------------------------------------------------------------------------
Red Hat Society, Inc.          Rights Holder          3.00%    $645.00          3% in Royalty in Pool
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Mitchell Maxwell               Conceiver              0.75%    $161.25          0.75% Royalty in Pool
-----------------------------------------------------------------------------------------------------------------------------------
Denver Civic Theatre           Originating Theatre    0.50%    $107.50          1/2 of 1% of Royalty in Pool
-----------------------------------------------------------------------------------------------------------------------------------
Marcia Milgrom Dodge           Authors                2.00%    $430.00          2.00% Royalty in Pool
-----------------------------------------------------------------------------------------------------------------------------------
Baby Head Productions          Authors                0.75%    $161.25          0.75% Royalty in Pool
-----------------------------------------------------------------------------------------------------------------------------------
Mighty Music (Doug Bestermann) Music Supervisor       1.00%    $215.00          1.00% Royalty in Pool
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                Additional Work per Day Rate
-----------------------------------------------------------------------------------------------------------------------------------
Mighty Music                   Vocal Arranger         0.03%    $7.17            1/10 of 1/3 of 1% in the Royalty Pool
-----------------------------------------------------------------------------------------------------------------------------------
Steve Alper                    Arranger               0.30%    $64.50           1/3 of 1% Royalty in Pool
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                Less: 1/10 of 1/3 of 1% = .9 of .33% = .30%
-----------------------------------------------------------------------------------------------------------------------------------
Larry Blank                    Orchestrator           0.33%    $71.67           1/3 of 1% Royalty in Pool, plus
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                1st Right of Refusal for Additional Orchestrations
                                                                                at $55/page
-----------------------------------------------------------------------------------------------------------------------------------
Various                        Music/Lyrics           4.00%    $860.00          4.00% Royalty in Pool
-----------------------------------------------------------------------------------------------------------------------------------
Actor's Equity Association                            1.00%    $215.00          The original actors share pro-rata in the 1% in the
Workshop                                                                        Royalty Pool
-----------------------------------------------------------------------------------------------------------------------------------
Norelle Sissons                Scenic Designer         NA        NA             $5,000 Buyout for all Harrah's  Productions with no
                                                                                further obligations including royalties
-----------------------------------------------------------------------------------------------------------------------------------
Jason Kanrowitz                Lighting Designer       NA         $130-$160     1st Right of Refusal to be negotiated in good
                                                                                faith (if offer is rejected / no royalty)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                Fixed Royalties $130-$160/week (not in pool),
                                                                                plus P&W
-----------------------------------------------------------------------------------------------------------------------------------
Judana Lynn                    Costume Designer        NA         $130-$160     1st Right of Refusal to be negotiated in good
                                                                                faith (if offer is rejected / no royalty)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                Fixed Royalties $130-$160/week (not in pool),
                                                                                plus P&W
-----------------------------------------------------------------------------------------------------------------------------------
Beckman, Lieberman & Barandas, Attorney                NA           $350.00     $350 weekly fee
LLP
-----------------------------------------------------------------------------------------------------------------------------------
Cindi Rush Casting             Casting Director        NA        NA             1st Right of Refusal (Deal Concluded)
-----------------------------------------------------------------------------------------------------------------------------------

  EXHIBIT B - Definition of the "Royalty Pool" / "Alternate Royalty Pool
Formula"

The Alternate Royalty Pool or Royalty Pool shall be defined by the SSDC (Society of Stage Directors and Choreographers, Inc.) current Off-Broadway Contract currently shown as follows:

(1) The Producer may implement a Royalty Pool for a twelve (12) week cycle (the "Cycle"). The weekly operating profits and/or losses shall be averaged over a four (4) week period (except for such period which includes the closing week), commencing with the first week of the Cycle. The Royalty Pool shall be in effect unless Producer provides notice to SSDC. Timely submission of Royalty reports (as required under Article XVII (A)) will be deemed notice of whether or not the pool will be implemented. No reductions in royalties, other than the six (6) weeks of reductions provided for in Article VIII below and the reduced payments provided for in this Section (D), if applicable, shall be permitted under this Agreement.

(2) Only the amount above the guaranteed minimum may be recouped against the advance.

(3) Notwithstanding the foregoing, after a production has recouped one hundred (100%) percent of production costs, if the Producer elects to activate the Royalty Pool, the Royalty Pool will remain in effect for the remainder of the run of the production. In the event the Royalty Pool has not concluded a Cycle (in compliance with subparagraph (D) (1), above) at such time as recoupment occurs, recoupment will be deemed to occur at the end of that Cycle.

(4) In order for the Royalty Pool to apply, all percentage royalty participants must participate pro rata in the profit pool. With regard to the amount of dollars per point, the percentage of weekly operating profits devoted to the pool, and the number of weeks the pool is implemented and used for averaging, the terms of the Royalty Pool shall be identical for all the participants.

(5) a) the percentage of weekly operating profits devoted to the pool shall not be less than forty (40%) percent of weekly operating profits. After the production has recouped two hundred (200%) percent of its capitalization, the percentage of weekly operating profits devoted to the pool shall not be less than fifty (50%) percent of the weekly operating profits. 11

(b) Notwithstanding the terms of subsection (a) above, in the case of one person shows, the percentage of weekly operating profits devoted to the pool shall be no less than thirty (30%) percent of weekly operating profits. After the production has recouped its capitalization, the percentage of weekly operating profits devoted to the pool shall be not less than forty-five (45%) percent of the weekly operating profits, and after the production has recouped one hundred twenty-five (125%) percent of its capitalization, the percentage of weekly operating profits devoted to the pool shall be not less than fifty (50%) percent of the weekly operating profits.

(6) (a) Royalty Pool participants shall receive not less than the following guaranteed minimum weekly payment against their pro rata share of weekly operating profits:

                                       7/1/05-6/30/06          7/1/06-6/30/07
                                       --------------          --------------
Category A & B Theatres                $205 per point          $215 per point

Effective July 1, 2006, July 1, 2007, July 1, 2008 and July 1, 2009, the rates set forth above shall be subject to a Cost of Living Increase, as defined at
Article VI, Section (A)(4), based on the percentage increase in the Index in the preceding twelve-month period commencing June 1 and ending May 31. In no event, however, shall the Cost of Living Increase each year be less than two (2%) percent or more than five (5%) percent.

(7) The profit pool royalty payments shall not exceed one hundred ten (110%) percent of the amounts which would otherwise have been paid as full contractual percentage royalties until the recoupment of one hundred twenty-five (125%)
percent of capitalization, shall not exceed one hundred twenty-five (125%) percent until recoupment of one hundred fifty (150%) percent of capitalization, and shall not exceed one hundred fifty (150%) percent thereafter.

(8) See Article XVII(A)(1), Producer's Reporting Requirements.

                                    EXHIBIT 2

                        LICENSING AND PROMOTION AGREEMENT

THIS AGREEMENT (the "Agreement") is entered into as of the day of , 2006, by and between Harrah's Operating Company, Inc. ("Harrah's"), located at One Caesars Palace Drive, Las Vegas, Nevada 89109-8969, owners, managers and/or operators of casino venues (the "Casino or Casinos"), Hats Holding, Inc. (the "Master Licensor") located at 511 West 25th Street, Suite 503, New York, New York, 10001 owner and licensor of the branded property "HATS!" Musical ("the HATS! Brand") in connection with the production entitled "HATS!" licensed to Dick Foster Productions, Inc. (the "DFP" or "Licensor") located at 6260 Stevenson Way, Las Vegas, Nevada 89120 for the production and performance of a non-televised, live theatre show (the "Show") and the promotion of Harrah's and the Casinos in connection with the Show by Harrah's or Casinos.

1. GRANT OF RIGHTS.

A. The Master Licensor warrants and represents that it is the owner and licensor of all right, title and interest to the HATS Brand and the Show, which includes, but is not limited to, the content, designs, trademarks, and other visual representations owned or controlled by the Master Licensor (the "Licensed Property") and that it has the full power and authority to license the Licensed Property.

B. The Master Licensor warrants and represents that it licensed the Show and the Licensed Property to DFP pursuant to a licensing agreement between the Master Licensor and DFP (the "DFP License")

C. DFP warrants and represents that it is the owner and sub-licensor of specific rights, title and interest to the "HATS Brand" for the promotion of the Show which includes the Licensed Property and the DFP License and has the full power and authority to license the Licensed Property pursuant to the DFP License.

D. Subject to the terms and conditions of this Agreement, DFP hereby licenses to Harrah's the exclusive right within the land-based and/or riverboat (floating and/or non floating) casino gaming industry subject to the DFP License to use the Licensed Property on or in connection with the production and performance of the Show and the promotion, advertising and publicizing of the Show within the United States (the "Licensed Product") in any or all of Harrah's Casinos. The Show is defined as a non-televised, musical theatre style show, in Harrah's venues. Harrah's agrees that any use of the Licensed Property and Licensed Product will constitute use under the authorization granted by this Agreement. During the Term (defined below), Licensor will not license the Show "Hats" to a third party licensee within 100 miles of a location of a Harrah's Casino (the "Territory") without offering a first right of refusal to such Harrah's Casino, excluding the Greater Chicago Area (the "First Right of Refusal Offer"). Upon receipt of each First Right of Refusal Offer, Harrah's shall accept or reject such offer with within five (5) business days thereof. At no time shall the Master Licensor be bound by any restrictions of the First Right of Refusal Offer for any Territory after thirty (30) days from the closing of the Show at a Harrah's Casino for each Territory, or ninety (90) days in advance of opening the Show at a Harrah's Casino for each Territory.

E. Harrah's shall have the right to use the Licensed Property solely in connection with the Show and its promotion, advertising and publicizing of the Show, subject to Master Licensor and Licensor's prior approval as to form and content, which shall not be unreasonably withheld, except Harrah's may not use any Licensed Property in conjunction with any gaming devices or gaming promotions without prior written approval by the Master Licensor to be negotiated in good faith. Harrah's will render its services of a quality consistent with first class industry standards and will render such services in an artistic, conscientious and efficient manner with full regard to the careful, efficient and economical production of the Show contemplated hereunder and under the instructions and reasonable controls, rules and directives established by Licensor and/or Licensor's authorized representatives. Master Licensor and Licensors shall deny or grant all submissions with in seven (7) business days of submission, or a submission shall be deemed to be approved, except for submissions in conjunction with any gaming devices or gaming promotions without prior written approval by the Master Licensor to be negotiated in good faith.. Harrah's acknowledges and agrees that Master Licensor and Licensor retains full approval rights over all aspects of the Licensed Property including but not limited to the staging of the Show, and all branded or related merchandise, as set forth above.

2. TERM. The term hereof (the "Term") shall commence on or about November 1, 2006 and continue until November 1, 2008 unless modified by the parties. The Term shall be subject to modifications due to a force majeure event, which shall include acts of God, including but not limited to weather conditions; acts of war; acts of public enemies; governmental arrest or restraint, or seizure under legal process; strike or lockout, or stoppage of labor; explosion, breakdown of machinery or equipment; riot or civil commotion; or any other cause reasonably beyond the control of Licensor or Harrah's, and which renders either party unable to perform its obligations under this Agreement. If a force majeure event continues for longer than two (2) days, or if the Casino is thereafter deemed uninhabitable, this Agreement shall terminate and the parties shall have no further obligation hereunder other than for the payment of fees due as of the date of the force majeure event. Harrah's shall have the right, but not the obligation, to renew for an additional two (2) year term.

3. MARKETING RELATIONSHIP.

A. Master Licensor and Licensor will provide (i) reasonable approval of all aspects the Licensed Product and its promotion, marketing and publicity, within a maximum of five (5) business days (ii) fully developed Show format in consultation with Harrah's, (iii) timely provision of all relevant branded materials owned and controlled by Licensor as reasonably required by Harrah's,
(iv) employ and provide the Executive Producer and hosts for the Show, subject in all respects to reimbursement by Harrah's of their applicable compensation,
(v) auditions and rehearsal of talent for Show.

B. Licensor shall provide Show content, costumes, scenery, music and all other items required for production of Show, unless otherwise set forth herein.

C. The Master Licensor shall coordinate and use their best efforts to cause the Red Hat Society, Inc. (the "RHS") to provide Harrah's and its owned, operated or managed properties with limited access to its database for advertising, media and/or marketing purposes specifically related to only the Show throughout the Term. For all mail or email to the database by Harrah's and its owned, operated or managed properties, both parties agree to use a third party for distribution selected by Harrah's for a single use only. The Master Licensor agrees that any such requests will include at a minimum the first and last name and full postal address of any and all database listings.

4. OWNERSHIP OF TRADEMARKS. Both parties acknowledges and agrees that each party will retain ownership of all of its copyrights, trademarks, services marks, logos, and other forms of intellectual property contributed by either party in connection with its advertising, promotion and publicity materials created in connection with the Show. Both parties agree and acknowledge that it will only have the right to use such materials during the Term hereunder. After the term, Master Licensor may use such materials, as approved in advance with in a reasonable time by Harrah's, whose approval shall not be unreasonably withheld.

5. INDEMNIFICATIONS

A. Harrah's agrees to defend, indemnify and hold harmless Master Licensor and the Licensor, their parent, subsidiary and affiliate organizations, as well as each employee, agent, officer, successor and assign of any of the above, from and against any and all claims, damages and judgments, suits, losses, liabilities and expenses whatsoever (including, without limitation, reasonable attorneys' fees) arising out of or in connection with (i) any injury to persons or property occurring at the Casino occasioned in whole or in part by any act or omission on the part of Harrah's or any employee or agent of Harrah's; (ii) any advertising and or promotional material prepared by or for Harrah's in connection with the Show; (iii) any agreements with third parties entered into by Harrah's in connection with the Show; (iv) any act of talent during the Show (v) Harrah's failure to comply with any federal, state, and local laws or regulations; and
(vi) breach of any warranty, representation or agreement made by Harrah's hereunder. Such indemnification shall apply notwithstanding the fact that the materials or agreements referenced above may have been approved by Master Licensor and Licensor.

B. The Master Licensor and Licensor agrees to defend, indemnify and hold harmless Harrah's, its parent, subsidiary and affiliate organizations, as well as each employee, agent, officer, successor and assign of any of the above, from and against any and all claims, damages and judgments, suits, losses, liabilities and expenses whatsoever (including, without limitation, reasonable outside attorneys' fees) arising out of or in connection with (i) any advertising material prepared by or for Master Licensor and Licensor in connection with the Show; (ii) any agreements with third parties entered into by Master Licensor and Licensor in connection with the Show, talent agreements and executive producer agreements hereunder, (iii) any injury to persons or property occurring on the Property of Harrah's occasioned by a willful or negligent act or omission on the part of Master Licensor and Licensor or any employee or agent of Master Licensor and Licensor; and (iv) Master Licensor and Licensor's failure to comply with any federal, state, and local laws or regulations.

C.  In  order  to  be  protected  under  this   provision,   the  party  seeking
indemnification shall:

      (i) Inform the indemnifying party ("Indemnitor") in writing of any such infringement claim or infringement suit;

      (ii) Allow the Indemnitor to have exclusive control of the defense of such infringement claim or suit, including the selection of attorneys, as well as exclusive control in all negotiations relating to its settlement. To this end, the Indemnified Party agrees to waive any conflict of interest it might have to having the attorneys selected by the Indemnitor to represent the Indemnitor in an indemnifable claimed under this Article. The Indemnitor will not settle any such claim without Indemnified Party's consent, unless Indemnitor receives a full release of any such claim and all related claims;

      (iii) Indemnified Party must assist Indemnitor as reasonably requested by Indemnitor in the prosecution of the defense of such claim or suit;

      (iv) If Indemnitor does not accept Indemnified Party's request for defense and indemnity within fourteen (14) days of being notified of such claim, Indemnified Party will be allowed to defend itself with counsel of its own choosing until such time as Indemnitor accepts such defense, the cost of such counsel to be borne by Indemnitor. If Indemnitor wrongfully refuses to defend and indemnify Indemnified Party, Indemnified Party in addition to all other remedies available to it will be entitled to recover its costs and attorney fees from Indemnitor.

6. NO JOINT VENTURE. No agency, partnership, joint venture, or employment relationship is created between Master Licensor and Licensor and Harrah's by this Agreement, and neither party shall have the right or authority to bind the other party in any way.

7. INSURANCE. Licensor shall comply with insurance requirements set forth on Exhibit A.

8. GOVERNING LAW. This Agreement shall be construed and interpreted under the laws of the State of Nevada governing agreements, which are wholly executed and performed therein.

9. NOTICES:

A. All notices or communications to each party hereunder shall be in writing and shall be deemed given when personally delivered (including, without limitation, upon delivery by overnight courier or other messenger or upon receipt of facsimile copy), upon the date of mailing by certified or registered mail postage prepaid, or when delivered to the telegraph office for transmission charges prepaid, addressed to the address first written above, or to such other address as such party may hereafter specify in a notice sent as provided herein.

B. If the last day on which notice may be given falls on a Saturday, Sunday or other day on which the department of the sending party that is responsible for sending such notice is not open for business, then notwithstanding any other provision hereof, such last day shall be deemed postponed until the next day on which such department is open for business, but such postponement shall in no event be more than three (3) business days.

10. ASSIGNMENT: Neither party may assign this Agreement without the written prior consent of the other; provided however that either party may freely assign this Agreement to an entity that owns, controls or acquires all or substantially all of the assets of such party.

11. REMEDIES: In the event Master Licensor and Licensor breaches or otherwise fails to perform any of the provisions of this Agreement, the damage (if any) caused Harrah's thereby shall not be deemed irreparable or otherwise sufficient to entitle Harrah's to rescission or to injunctive or other equitable relief, and without limitation to the foregoing, Harrah's shall in any event be strictly limited to recovering damages in an action at law and shall not be entitled to restrain or enjoin Licensor's exercise of any of the rights granted to Licensor hereunder or Licensor's exhibition of any Show or of any advertising, promotion or publicity in connection therewith.

12. CONFIDENTIALITY:

A. Definition: For the purposes of this Agreement, "Confidential Information" shall be defined as all information whatsoever provided by either party to the other except as follows:

      (i) Information which as of the date hereof is in the public domain;

      (ii) Information which after the date hereof is published or otherwise becomes part of the public domain through no fault or action of the disclosing party; and

      (iii) Information received by the disclosing party without restriction as to the disclosure from a third party, who, to the best of the disclosing party's knowledge or that which the disclosing party should have known in the exercise of reasonable prudence, has the lawful right to disclose the same.

B. Nondisclosure: Each party agrees to hold any Confidential Information given by the other party in confidence and agrees not to use or disclose, or allow the use or disclosure of, any such Confidential Information or any information related to such Confidential Information, directly or indirectly, at any time whatsoever, unless the disclosing party has the prior written approval of the other party. Each party shall inform its employees and representatives and approved sub-licensees who have access to or knowledge of the Confidential Information or the provisions of this Agreement, and each party shall require each such person or entity to comply with this Agreement. If any of either party's employees or representatives or sublicensees are not willing to be bound by and comply with this Agreement, each party represents that such employees, representatives or sublicensees shall not be given access to the Confidential Information

13. COMPLIANCE WITH LAWS. Master Licensor and Licensor agrees that the services will comply with all federal, state and local laws; and Master Licensor and Licensor is required to comply with all state, federal and local laws in connection with its sale of the services. The obligations of the Parties under this Agreement are subject to any applicable gaming laws or regulations, and to any decision or action arising out of any such laws or regulations. If applicable, Company warrants that it shall comply with Gramm-Leach-Bliley Act, 15 USC, Subchapter 1, Sec. 6801-6809 and specifically 16 CFR Part 314 in its entirety in the implementation and maintenance of appropriate safeguards for all customer information provided to Master Licensor and Licensor by Harrah's.

14. SUITABILITY OR LICENSURE BEFORE COMMISSION. As a holder of a privileged gaming license, Harrah's is required to adhere to strict laws and regulations regarding vendor and other business relationships. If at any time Harrah's determines, at its sole discretion, that its association with Master Licensor and Licensor, its principals or any key employees could violate any applicable statutes and regulations regarding prohibited relationships with gaming companies, or if Harrah's determines, in good faith, that it would be in its best interest to terminate its relationship with Master Licensor and Licensor in order to protect its applicable licenses, Harrah's may immediately terminate this Agreement and have no further liability to Master Licensor and Licensor whatsoever.

If this Agreement requires that Master Licensor and Licensor be licensed by any federal, state, and/or local gaming regulatory agency ("Gaming Authorities"), then Master Licensor and Licensor shall secure said licensing at its sole cost and expense. It is fully understood by and between the parties that licensure of Master Licensor and Licensor with any applicable Gaming Authorities, if required, shall be and is a condition that must be met before Harrah's can proceed with this Agreement. If there are no Gaming Authority requirements that Master Licensor and Licensor be licensed to perform these Services, but this Agreement is valued in excess of $750,000 per year, Master Licensor and Licensor agrees to complete and submit to Harrah's a Business Information Form and to undergo Harrah's background investigation process to comply with Harrah's compliance policies.

If any Gaming Authority requires approval of this Agreement or its terms, it is understood by and between the Parties that this approval shall be obtained prior to the performance of any part of this Agreement. If the Gaming Authority disapproves the Agreement or its terms and conditions, Harrah's shall have the right to immediately terminate the Agreement without further liability to Master Licensor and Licensor.

If a certain jurisdiction has preferential licensing, Master Licensor and Licensor shall comply with such requirements, if reasonable to do so.

It is understood and agreed by and between the Parties that if, at any time, either prior to or subsequent to the initiation of this Agreement, the Gaming Authorities renders a final determination disapproving the terms and conditions of this Agreement or denying the application of Master Licensor and Licensor, its agents, and/or assignee(s), and/or its transferee(s), for any applicable license, or if Harrah's makes a determination upon investigation that Master
Licensor and Licensor is unsuitable, then this Agreement shall be deemed terminated as of the date of such disapproval, denial, or determination as though such date were the date originally fixed herein for termination of this Agreement. In the event of such termination, Harrah's shall not be deemed in default under any provision of this Agreement.

15. MISCELLANEOUS:

A. No waiver of any failure of any condition or of the breach of any obligation hereunder shall be deemed to be a waiver of any preceding or succeeding failure of the same or any other condition, or a waiver of any preceding or succeeding breach of the same or any other obligation.

B. This Agreement constitutes the entire understanding between Master Licensor and Licensor and Harrah's concerning the subject matter hereof and shall not be amended, modified, changed, renewed, extended or discharged except as specifically provided herein, or by an instrument in writing signed by the party against whom enforcement of such amendment, modification, change, renewal, extension or discharge is sought. Master Licensor and Licensor and Harrah's each hereby acknowledges that neither is entering into this Agreement in reliance upon any term, condition, representation or warranty not stated herein, and that this Agreement replaces any and all prior and contemporaneous agreements, whether oral or written, pertaining to the subject matter hereof.

C. Each and all of the several rights, remedies and options of each party hereto under or contained in or by reason of this Agreement shall be cumulative, and the exercise of one or more of said rights or remedies shall not preclude the exercise of any other right or remedy under this Agreement, at law, or in equity.

D. If any of the provisions of this Agreement, as applied to either Harrah's or Master Licensor and Licensor or to any circumstances, shall be adjudged void or unenforceable, or in conflict with any applicable law, or any mandatory provision of any applicable and binding collective bargaining agreement, the same shall in no way affect any other provision of this Agreement, the application of such provisions in any other circumstances or the validity or enforcement of the balance of this Agreement.

E. Notwithstanding this Agreement, Master Licensor and Licensor may exercise at any time any legal right derived prior or subsequent hereto from the public domain or any source independent of this Agreement, to any creative or other elements, ideas, methods, characters, characterizations, locales, formulas, incidents and formats or any treatments of any of the foregoing, all without any obligation to Harrah's

F. Paragraph headings are inserted for convenience only and shall not be used to interpret this Agreement or any of the provisions hereof or given any legal or other effect whatsoever.

G. In the event either party hereunder files an action against the other to enforce the terms of this Agreement or prevent or recover damages for its breach, the prevailing party to such action shall be entitled to recover from the other, its reasonable outside attorney's fees and costs of suit, limited to the fees and costs of one (1) law firm representing the plaintiff(s) and one law firm representing the defendant(s).

H. This Agreement may be executed in any number of identical counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute but not one and the same instrument. Any signature page of this instrument may be detached from any counter party without impairing the legal effect of any signatures thereof, and may be attached to another counterpart, identical in form thereto, but having attached to it one or more additional signature pages. Delivery by any party or its respective representatives of faxed part signature pages shall be as binding an execution and delivery of this Agreement by such party as if the other party had received the actual physical copy of the entire Agreement with an ink signature from such party.

16. SURVIVAL OF OBLIGATIONS. It is agreed that certain obligations of the parties under this Agreement, which, by their nature would continue beyond the termination, cancellation, or expiration of this Agreement, shall survive termination, cancellation or expiration of this Agreement, as applicable. Such obligations include, but way of illustration only and not limitation, those contained in paragraphs 5, 6, 7, 8 and 9.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

DICK FOSTER PRODUCTIONS, INC. ("LICENSOR")

By:        /s/ David Gravatt
           -------------------------------

Name:      David Gravatt
           -------------------------------

Title:     Vice President
           -------------------------------

Date:      1/15/07
           -------------------------------

HATS HOLDING, INC. ("MASTER LICENSOR")

By:        /s/ Mitchell Maxwell
           -------------------------------

Name:      Mitchell Maxwell
           -------------------------------

Title:     Vice President
           -------------------------------

Date:      1/15/07
           -------------------------------

HARRAH'S OPERATING COMPANY, INC

By:         /s/ Erin Corbett                   By:
            ------------------------------        -----------------------------

Name        Erin Corbett                       Name:
            ------------------------------           --------------------------

Title:      Vice President                     Title:
            ------------------------------           --------------------------

Date:       1/16/07                            Date:
            ------------------------------          ---------------------------

                                   EXHIBIT "A"

Licensor will maintain the following insurance at all times during the term of the Agreement and will provide Harrah's Operating Company, Inc. and the Casino with a Certificate of Insurance naming Harrah's Operating Company, Inc. and the Casino as an additional insured (except workers compensation):

      A.    Workers compensation and employers liability insurance

            >>    Statutory workers compensation coverage

                  >>    Employers liability insurance:

                               $1,000,000 each accident
                               $1,000,000 disease, each employee
                               $1,000,000 disease, policy limit

      B.    General liability insurance

                  >>    Limits: $1,000,000 per occurrence

                  $2,000,000 aggregate >> Blanket contractual

                  >> Effective date: 1 year policy with additional 3 years for products/completed operations

                  >>    Independent contractual

                  >>    Broad form property damage

                  >>    Cross liability, severability of interests

                  >>    Personal and advertising injury

      C.    Automobile Insurance

                  >>    Liability  limits:   $1,000,000  bodily  injury/property
                        damage per accident

                  >>    $1,000,000 uninsured and underinsured motorist

                  >>    Covers owned, hired and non-owned

    Evidence of Insurance/General Terms:

    * Before the effective date of this Agreement, Licensor shall provide Property and Harrah's Operating Company, Inc. Risk Management Department (850 Ridge Lake Memphis TN 38120) with a Certificate of Insurance in accordance with the foregoing.

    * All policies of insurance shall (1) provide for Cancellation of not less than thirty (30) days prior written notice to Harrah's
          Operating Company, Inc., 2) be issued by reputable insurance carriers, 3) have a minimum A.M. Best rating of A or better, 4) be primary and non-contributory with respect to any other insurance of self-insurance program of Harrah's Operating Company, Inc. and 5) provide a waiver of subrogation to the Casino and Harrah's Operating Company, Inc.

    * Supplier further agrees that any sub-vendors engaged by Supplier will carry like and similar insurance with the same additional insured requirement.